   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 21, 1999

                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                                  VIATEL, INC.

             (Exact Name of Registrant as Specified in its Charter)

           DELAWARE                          4813                  13-3787366
 (State or Other Jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
              of                 Classification Code Number)     Identification
Incorporation or Organization)                                      Number)

                                685 THIRD AVENUE
                            NEW YORK, NEW YORK 10017
                                 (212) 350-9200
         (Address, Including Zip Code, and Telephone Number, Including
            Area Code, of Registrant's Principal Executive Offices)

                         ------------------------------

       JAMES P. PRENETTA, ESQ.
  VICE PRESIDENT AND GENERAL COUNSEL
             VIATEL, INC.
           685 THIRD AVENUE
       NEW YORK, NEW YORK 10017
            (212) 350-9200
 (Name, Address, Including Zip Code,
            and Telephone
Number, Including Area Code, of Agent
             For Service)

                        COPIES OF ALL COMMUNICATIONS TO:

       JAY R. SCHIFFERLI, ESQ.
       KELLEY DRYE & WARREN LLP
          TWO STAMFORD PLAZA
        281 TRESSER BOULEVARD
       STAMFORD, CT 06901-3229
            (203)-327-2669

                           --------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the registration statement becomes effective.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
                           --------------------------

                        CALCULATION OF REGISTRATION FEE

                                                               PROPOSED MAXIMUM     PROPOSED MAXIMUM
           TITLE OF CLASS OF                  AMOUNT TO         OFFERING PRICE          AGGREGATE          AMOUNT OF
      SECURITIES TO BE REGISTERED           BE REGISTERED          PER NOTE         OFFERING PRICE(1)   REGISTRATION FEE
11.50% Senior Dollar Notes due 2009....    $269,456,000.00           100%            $269,456,000.00       $71,136.38

(1) Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(f).

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION, DATED DECEMBER 21, 1999
PRELIMINARY PROSPECTUS

                                     [LOGO]
                               OFFER TO EXCHANGE
                      11.50% SENIOR DOLLAR NOTES DUE 2009
WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT FOR ANY AND ALL OUTSTANDING
                      11.50% SENIOR DOLLAR NOTES DUE 2009
            WHICH HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT
    We are offering to exchange up to $269,456,000 in principal amount of our 11.50% senior dollar notes due 2009 which have been registered under the Securities Act of 1933 for our existing unregistered 11.50% senior dollar notes due 2009 originally issued in December 1999.

                          TERMS OF THE EXCHANGE OFFER:

    - The exchange offer and withdrawal rights will expire at 5:00 p.m., New
      York City time, on             , 2000, unless extended.
    - We will accept for exchange all existing unregistered notes that are validly tendered prior to 5:00 p.m., New York City time, on the expiration date.
    - You may withdraw tendered existing notes at any time prior to the expiration date. The exchange offer is not conditioned upon any minimum principal amount of existing notes being tendered for exchange.
    - We are offering to issue the registered notes to satisfy our obligations contained in a registration rights agreement entered into when the existing unregistered notes were either (1) issued by us in connection with our unregistered exchange offer made to institutional accredited investors who owned 11.0% senior discount notes due 2008 of Destia Communications, Inc. or (2) sold by us in a private placement transaction pursuant to Rule 144A under the Securities Act, and therefore were not registered with the SEC.
    - The terms of the registered notes to be issued in this exchange offer are substantially identical to the existing notes, except the registered notes do not contain certain transfer restrictions, registration rights and additional interest for failure to comply with the registration rights that are contained in the existing notes.
    - Any existing notes not tendered and accepted in the exchange offer will remain outstanding and will be entitled to all the rights and preferences that existed prior this exchange offer.
    - If you fail to tender your existing notes while this exchange offer remains open, you will continue to hold unregistered securities and your ability to transfer them could be adversely affected.
    - We will not receive any proceeds from the exchange offer. Pursuant to the registration rights agreement, we will pay all expenses incident to our consummation of the exchange offer and compliance with the terms of the registration rights agreement. See "The Exchange Offer."
    This prospectus, together with the letter of transmittal, is being sent to all holders of existing notes.
    YOU SHOULD READ THE SECTION ENTITLED "RISK FACTORS" BEGINNING ON PAGE 13 FOR A DISCUSSION OF CERTAIN RISKS THAT SHOULD BE CONSIDERED BY ELIGIBLE HOLDERS IN EVALUATING THE EXCHANGE OFFER.
                            ------------------------
    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------
                The date of this prospectus is           , 2000.

                               TABLE OF CONTENTS

                                                                PAGE
                                                                ----
Prospectus Summary..........................................       3
Risk Factors................................................      13
Special Note Regarding Forward-Looking Statements...........      24
The Exchange Offer..........................................      25
Use of Proceeds.............................................      33
Capitalization..............................................      34
Selected Consolidated Financial Data........................      35
Unaudited Pro Forma Combining Financial Information.........      37
Management's Discussion and Analysis of Financial Condition
  and Results of Operations.................................      43
Business....................................................      55
Description of the Exchange Notes...........................      75
Certain United States Federal Income Tax Considerations.....     110
Plan of Distribution........................................     116
Legal Matters...............................................     116
Experts.....................................................     116
Where You Can Find More Information About Us and Destia.....     117
Incorporation of Documents by Reference.....................     117
Index to Consolidated Financial Statements..................     F-1

                            ------------------------

                     PRESENTATION OF FINANCIAL INFORMATION

    We report our financial statements in U.S. dollars and prepare our financial statements in accordance with generally accepted accounting principles in the United States. In this prospectus, except where otherwise indicated, reference to "$" or "U.S. dollars" are to the lawful currency of the United States. Viatel has a fiscal year-end of December 31.

    Our principal executive offices are located at 685 Third Avenue, New York, New York 10017. Our telephone number at this location is (212) 350-9200.

                               PROSPECTUS SUMMARY

    THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROSPECTUS AND MAY NOT CONTAIN ALL THE INFORMATION THAT IS IMPORTANT TO YOU. FOR A MORE COMPLETE UNDERSTANDING OF VIATEL AND THE EXCHANGE NOTES OFFERED BY THIS PROSPECTUS, YOU SHOULD READ THIS ENTIRE PROSPECTUS, INCLUDING THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE, THE CONSOLIDATED FINANCIAL STATEMENTS AND ACCOMPANYING NOTES, AND THE RISK FACTORS.

                                  THE COMPANY

    We are a rapidly growing international communications company, providing high quality, competitively priced, long distance communication and data services to end-users, carriers and resellers.

    Our revenue has grown from $32.3 million in 1995 to $210.4 million for the nine months ended September 30, 1999, and today we have direct sales forces in 12 Western European cities and an indirect sales force in more than 180 locations in Western Europe.

    To capitalize on the opportunities presented by deregulation of the telecommunications industry in Western Europe, we established an early presence and sought aggressively to acquire licenses, interconnection and infrastructure. Today, we have licenses in each of Belgium, France, Germany, Italy, The Netherlands, Spain and the United Kingdom and interconnection agreements with the incumbent telecommunications operator in each of these countries. We also have a license in Switzerland.

    We currently operate one of Europe's largest pan-European networks, with points of interconnection in over 78 cities. We believe that control of network infrastructure is critical to becoming a high quality, low-cost provider of communications services because it will enable us to better manage service offerings, quality of transmission and costs. Accordingly, we are currently in the process of migrating from a network composed of international and domestic leased circuits to a network composed primarily of owned circuits. To facilitate this transition, in 1998 we commenced construction of a five-ring fiber optic network in the largest telecommunications markets in Europe. These five rings, which are expected to consist of approximately 8,700 route kilometers, comprise the "Circe Network." In March 1999, we completed construction of phase one of the Circe Network, which connects four European countries and includes London, Paris, Amiens, Brussels, Antwerp, Rotterdam and Amsterdam. In July 1999, we completed construction of phase two of the Circe Network which extends through northern France, The Netherlands and into western Germany. The third phase, which will extend through eastern Germany, currently is scheduled to be placed into service during the first quarter of 2000. We currently anticipate that the fourth and fifth phases of the Circe Network, which will extend into southern France and Switzerland, will be completed during the third quarter of 2000.

    We believe, and our experience to date has indicated, that demand from end-users, carriers and other communications companies for high quality transmission capacity in Europe will increase over the next several years due to fundamental changes in the communications industry brought about by regulatory and technical improvements. We also believe that cost effective transmission capacity in Europe will allow new capacity intensive applications to be created which will, in turn, fuel the need for capacity. Our network should allow us to meet this increased demand by providing abundant transmission capacity for these applications as well as for the continued growth in our existing voice service business.

    As part of our strategy to capture a share of the rapidly growing data market, in the first quarter of 1999 we entered into an arrangement with Lucent Technologies, Inc. pursuant to which Lucent is installing asynchronous transfer mode backbone network equipment on our Circe Network. This backbone equipment is designed to enable us to provide packet switched voice, video conferencing, private intranets and dedicated Internet protocol transport over an integrated platform and to offer end-users high capacity, speed and reliability. Lucent has agreed to cooperate with us in developing marketing strategies to promote our data services, to train our personnel and to assist us in achieving network-to-network interfaces with certain specified carriers. We expect our data network to be commercially operable in the second quarter of 2000.

                           VIATEL/DESTIA ACQUISITION

    On August 27, 1999, we agreed to acquire Destia through a merger of Destia with one of our subsidiaries, and on December 8, 1999 we completed the merger. As a result of the transaction, each share of Destia capital stock was converted into the right to receive 0.445 of a share of Viatel common stock and Destia became a wholly-owned subsidiary of Viatel. In connection with the merger, we completed an exchange offer of our 11.50% senior notes due 2009 for all of Destia's 11% senior discount notes due 2008. In addition, in connection with the merger, we consummated a private placement of $63.7 million additional principal amount of our 11.50% senior notes due 2009. The notes we issued in the exchange offer and sold in the private placement are a single class of notes and are being registered for exchange under this prospectus.

    As a result of our acquisition of Destia, Destia is required to offer to repurchase all of the outstanding Destia 13.50% senior notes due 2007 at a purchase price equal to 101% of the outstanding principal amount, together with accrued and unpaid interest. Destia launched this required offer to purchase on December 22, 1999. As of September 30, 1999, the outstanding principal amount of the Destia 13.50% notes was $150.7 million. Based on current and historical trading prices of the Destia 13.50% notes, we do not expect that the holders of these notes will tender their notes for repurchase. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources--Capital Additions; Commitments."

                                     DESTIA

    Destia is a rapidly growing, facilities-based provider of domestic and international long distance telecommunications services in Europe and North America. Destia's customer base consists of residential customers, commercial customers, ethnic groups and other telecommunications carriers. Destia currently offers a variety of retail telecommunications services, including international and domestic long distance, calling card and prepaid card services, Internet access, wireless and wholesale transmissions services.

    Additional information regarding Destia is available in its public filings with the SEC. Instructions for obtaining more information regarding Destia are set forth under the heading "Where You Can Find More Information About Us and Destia."

                               THE EXCHANGE OFFER

    The $269,456,000 aggregate principal amount of existing 11.50% notes that are the subject of this exchange offer were issued by us on December 8, 1999 in transactions exempt from the registration requirements of the Securities Act and applicable state securities laws and may not be offered or sold in the United States unless registered or sold pursuant to an available exemption under the Securities Act and applicable state securities laws. In connection with these December 1999 transactions, we entered into a registration rights agreement which grants all holders of these existing 11.50% notes certain exchange and registration rights. This exchange offer is intended to satisfy these exchange and registration rights, all of which will terminate upon the consummation of the exchange offer contemplated by this prospectus, except under limited circumstances. This exchange offer is being made for all outstanding existing notes. See "The Exchange Offer." The exchange notes will be entitled to the benefits of the indenture under which the existing 11.50% notes were issued. See "Description of the Exchange Notes."

The Exchange Offer.....................  We are offering to exchange $269,456,000 million principal amount of our 11.50% senior dollar notes due 2009, which
                                         have been registered under the Securities Act (the
                                         "exchange notes"), for your outstanding 11.50% senior
                                         dollar notes due 2009, exchanged or sold in the December
                                         1999 transactions. To exchange your existing notes, you
                                         must properly tender them, and we must accept your notes.
                                         We will exchange all existing notes that you validly
                                         tender and do not validly withdraw. We will issue
                                         registered exchange notes at or promptly after the end of
                                         the exchange offer contemplated by this prospectus.

Resale.................................  We believe that you can offer for resale, resell or otherwise transfer the exchange notes offered hereby
                                         without complying with the registration and prospectus
                                         delivery requirements of the Securities Act if:

                                             - you are not an "affiliate" of Viatel, as defined in
                                             Rule 405 of the Securities Act,

                                             - you are acquiring the exchange notes in the ordinary
                                               course of business, and

                                             - you are not participating, nor intend to participate
                                             and have no arrangement or understanding with any
                                               person to participate, in any distribution of the
                                               exchange notes.

                                         If any of these conditions is not satisfied and you
                                         transfer any exchange notes without delivering a proper
                                         prospectus or without qualifying for a registration
                                         exemption, you may incur liability under the Securities
                                         Act. We will not assume or indemnify you against such
                                         liability.

                                         Each broker-dealer that receives exchange notes for its
                                         own account in exchange for existing notes, where such
                                         notes were acquired by such broker-dealer as a result of
                                         market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in
                                         connection with any resale of such

                                         exchange notes. See "Plan of Distribution." A
                                         broker-dealer may use this prospectus for an offer to
                                         resell, a resale or other retransfer of the exchange
                                         notes.

Consequences of Failure to Exchange
  Existing Notes.......................  You will continue to hold existing notes that remain subject to existing transfer restrictions if:

                                             - you do not tender your existing notes, or

                                             - you tender your existing notes and they are not
                                             accepted for exchange.

                                         Subject to certain limited exceptions, we will have no
                                         obligation to register the existing notes after we
                                         consummate this exchange offer. See "The Exchange
                                         Offer--Terms of the Exchange Offer" and "Risk
                                         Factors--Your Failure to Participate in the Exchange Offer
                                         Will Have Adverse Consequences."

Expiration Date........................  This exchange offer expires at 5:00 p.m., New York City
                                         time, on             , 2000, unless extended by us.

Conditions to the Exchange
  Offer................................  This exchange offer is subject to customary conditions, which we may waive.

Procedures for Tendering the Existing
  Notes................................  If you wish to accept the exchange offer, you must submit required documentation and effect a tender of existing
                                         notes pursuant to the procedures for book-entry transfer
                                         (or other applicable procedures), all in accordance with
                                         the instructions described in this prospectus and in the
                                         letter of transmittal. See "The Exchange Offer--Procedures for Tendering," "--Book-Entry Transfer" and "--Guaranteed
                                         Delivery Procedures." Other procedures may apply with
                                         respect to book-entry transfers. See "The Exchange
                                         Offer--Exchanging Book-Entry Notes."

Guaranteed Delivery Procedures.........  If you wish to tender your existing notes, but cannot properly do so prior to the expiration date, you may
                                         tender your existing notes according to the guaranteed
                                         delivery procedures set forth in "The Exchange
                                         Offer--Guaranteed Delivery Procedures."

Acceptance of Existing Notes and
  Delivery of Exchange Notes...........  Subject to certain conditions, as described more fully herein, we will accept for exchange any and all existing
                                         notes properly tendered in this exchange offer and not
                                         withdrawn, prior to 5:00 p.m., New York City time, on the
                                         expiration date. The exchange notes issued pursuant to
                                         this exchange offer will be delivered as promptly as
                                         practicable following the expiration date. See "The
                                         Exchange Offer--Terms of the Exchange Offer."

Withdrawal Rights......................  You may withdraw the tender of your existing notes at any time prior to 5:00 p.m., New York City time, on the
                                         expiration date.

Certain United States Federal Income
  Tax Considerations...................  For information regarding certain United States Federal
                                         Income Tax considerations relating to this exchange offer
                                         and the purchase, ownership and disposition of exchange
                                         notes, you should read the discussion under the heading
                                         "Certain United States Federal Income Tax Considerations."

Use of Proceeds........................  We will not receive any proceeds from the issuance of the exchange notes in this exchange offer.

Exchange Agent.........................  The Bank of New York is serving as exchange agent for this exchange offer. You can find the address for the exchange
                                         agent under the heading "The Exchange Offer--Exchange
                                         Agent."

                                        THE EXCHANGE NOTES

    The form and terms of the exchange notes are identical in all material respects to the form and terms of the existing notes, except that the exchange notes will be registered under the Securities
Act. As a result, the exchange notes will not bear legends restricting their transfer and will not contain the registration rights or liquidated damages provisions contained in the existing notes.
The exchange notes represent the same debt as the existing notes. The existing notes and the exchange notes are governed by the same indenture.

Exchange Notes Offered.................  $269,456,000 principal amount of our 11.50% senior dollar notes due 2009. Although the registered notes issued in
                                         this exchange offer will have the same terms as our
                                         currently outstanding registered 11.50% senior dollar
                                         notes due 2009, which were issued in an exchange offer in
                                         July 1999, the notes offered hereby will not be fungible
                                         with such existing registered notes due to, among other
                                         reasons, the original issue discount attributable to the
                                         notes issued in this exchange offer.

Maturity...............................  March 15, 2009.

Interest...............................  Interest on the notes will be payable semi-annually in cash on March 15 and September 15 of each year, commencing
                                         March 15, 2000. Holders of exchange notes will receive
                                         interest on March 15, 2000 from the date of their initial
                                         issuance.

Original Issue Discount................  The exchange notes will have original issue discount for
                                         U.S. federal income tax purposes. Accordingly, unless the
                                         amount thereof is "DE MINIMIS," such original issue
                                         discount will accrue from the issue date of the notes and
                                         will be includible as interest income periodically in a
                                         U.S. holder's gross income for U.S. federal income tax
                                         purposes in advance of receipt of the cash payments to
                                         which the income is attributable. See "Certain United
                                         States Federal Income Tax Considerations."

Security...............................  The first three scheduled interest payments on the notes are secured by U.S. government securities, which we
                                         pledged to the trustee for the benefit of the holders. A
                                         failure by us to pay interest on the notes in a timely
                                         manner through the first three scheduled interest payment
                                         dates for such notes will constitute an immediate event of default under the indenture with no grace or cure period.
                                         See "Description of the Exchange Notes -- Security."

Optional Redemption....................  We may redeem any of the notes, in whole or in part, at any time on or after March 15, 2004. The redemption price
                                         is 105.750% of the principal amount at maturity, plus
                                         accrued interest. The redemption prices decline each year
                                         after 2004 and will be 100% of their principal amount at
                                         maturity, plus accrued interest, beginning on March 15,
                                         2007.

                                         In addition, before March 15, 2002, we may redeem up to
                                         35% of the aggregate principal amount of notes with the
                                         net proceeds of sales of certain kinds of our capital
                                         stock at the redemption prices set forth in this
                                         prospectus, plus accrued and unpaid

                                         interest. We may make this redemption only if after such
                                         redemption, an amount equal to at least 65% of the
                                         principal amount of the notes remain outstanding and only
                                         if notice of the redemption is given within 60 days of the related sale of stock.

Change of Control......................  Upon a change of control (as defined under "Description of the Exchange Notes"), we will be required to make an offer to purchase the notes. The purchase price will equal 101%
                                         of their principal amount plus accrued and unpaid
                                         interest.

Ranking................................  The existing notes are, and the exchange notes will be, unsecured (except as described in "-- Security" above),
                                         senior obligations of ours, ranking equally in right of
                                         payment with all existing and future unsecured
                                         unsubordinated obligations and will be senior in right of
                                         payment to all of our existing and future subordinated
                                         indebtedness. At September 30, 1999, giving pro forma
                                         effect to the exchange of all the Destia 11.0% discount
                                         notes for our 11.50% senior notes in the December 8, 1999
                                         exchange offer, the private placement and the acquisition
                                         of Destia, we had approximately $1.7 billion of
                                         indebtedness. The existing notes are, and the exchange
                                         notes will be, effectively subordinated to all existing
                                         and future liabilities (including trade payables) of our
                                         subsidiaries, including Destia's 13.50% senior notes due
                                         2007. As of September 30, 1999, the aggregate amount of
                                         obligations (including trade payables) of our subsidiaries was approximately $279.4 million. On that date, Destia and its subsidiaries had $478.3 million of obligations,
                                         including trade payables and all of Destia's notes. Destia and its subsidiaries are now our subsidiaries.

Certain Covenants......................  The indenture contains certain covenants which restrict our ability and the ability of our subsidiaries to:

                                             - incur additional indebtedness,

                                             - create liens,

                                             - engage in sale-leaseback transactions,

                                             - pay dividends or make distributions in respect of
                                             their capital stock,

                                             - make certain investments or certain other restricted
                                               payments,

                                             - sell assets,

                                             - redeem capital stock,

                                             - issue or sell stock of restricted subsidiaries, and

                                             - enter into transactions with stockholders or
                                             affiliates or, with respect to us, effect a
                                               consolidation or merger.

                                         The limitations are, however, subject to a number of
                                         important qualifications and exceptions.

Trading................................  There has previously been only a limited secondary market, and no public market, for the existing notes. The existing notes have been approved for trading in the PORTAL market.
                                         There is no established trading market for the exchange
                                         notes. We do not currently intend to apply for listing of
                                         the exchange notes on any national securities exchange or
                                         for quotation through any automated quotation system.
                                         Accordingly, there can be no assurance as to the
                                         development of any market for, or the liquidity of any
                                         market that may develop in, the exchange notes.

    For additional information regarding the exchange notes, see "Description of the Exchange Notes" and "Certain United States Federal Income Tax
Considerations."

                                  RISK FACTORS

    Before making a decision to exchange your existing notes in the exchange offer, you should consider the information presented under the caption "Risk Factors."

                      SUMMARY CONSOLIDATED FINANCIAL DATA

    The following table sets forth our summary consolidated financial data. The data does not present all of our financial information. You should read this information together with the consolidated financial statements and the notes to those statements appearing elsewhere in this prospectus and the information under "Selected Consolidated Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." The as adjusted balance sheet data gives pro forma effect to the acquisition of Destia, the exchange of all outstanding Destia discount notes for $71.24, in cash (inclusive of a $20.00 consent payment), and $686.03 in principal amount of existing notes for each $1,000 principal amount at maturity of Destia's discount notes, and the sale of $63.7 million of existing notes in the December 8, 1999 private placement. The assumptions underlying the adjustments are more fully described under the caption "Unaudited Pro Forma Combining Financial Information." EBITDA consists of earnings before interest, income taxes, extraordinary loss, dividends on preferred stock and depreciation and amortization. Capital additions for each period consist of capital expenditures, the net increase in payables for property and equipment purchases, assets acquired under capital lease obligations and capitalized interest during the period. Deficiency of earnings to fixed charges is calculated as income before taxes, dividends on preferred stock and extraordinary items plus interest expense, divided by fixed charges. Fixed charges consist of interest on indebtedness, dividends on preferred stock and one-third of rental expense. Earnings were not sufficient to cover fixed charges. Restricted securities represents government obligations purchased by us which secure the payment of certain interest payments on our outstanding senior notes.

                                                                                                       NINE MONTHS
                                                                                                          ENDED
                                                                  YEAR ENDED DECEMBER 31,             SEPTEMBER 30,
                                                              -------------------------------      --------------------
                                                                1996       1997       1998           1998       1999
                                                              --------   --------   ---------      --------   ---------
                                                                                                       (UNAUDITED)
CONSOLIDATED STATEMENT OF OPERATIONS DATA:                                         (IN THOUSANDS)
Revenue:
  Communication services revenue............................  $ 50,419   $ 73,018   $ 131,938      $ 86,133   $ 151,204
  Capacity sales............................................     --         --          3,250         --         59,173
                                                              --------   --------   ---------      --------   ---------
      Total revenue.........................................    50,419     73,018     135,188        86,133     210,377
Operating expenses:
  Cost of services and sales................................    42,130     63,504     122,109        77,624     162,858
  Selling, general and administrative.......................    32,866     36,077      44,893        31,057      63,380
  Depreciation and amortization.............................     4,802      7,717      16,268        10,706      39,039
                                                              --------   --------   ---------      --------   ---------
      Total operating expenses..............................    79,798    107,298     183,270       119,387     265,277
                                                              --------   --------   ---------      --------   ---------
Operating loss..............................................   (29,379)   (34,280)    (48,082)      (33,254)    (54,900)
Interest income.............................................     1,852      3,686      28,259        19,906      21,413
Interest expense............................................   (10,848)   (12,450)    (79,177)(1)   (52,715)    (97,344)(1)
                                                              --------   --------   ---------      --------   ---------
Loss before extraordinary loss..............................   (38,375)   (43,044)    (99,000)      (66,063)   (130,831)
Extraordinary loss on debt prepayment.......................     --         --        (28,304)      (28,304)     --
                                                              --------   --------   ---------      --------   ---------
Net loss....................................................   (38,375)   (43,044)   (127,304)      (94,367)   (130,831)
  Dividends on redeemable convertible preferred stock.......     --         --         (3,301)       (2,131)     (1,341)
                                                              --------   --------   ---------      --------   ---------

Net loss attributable to common stockholders................  $(38,375)  $(43,044)  $(130,605)     $(96,498)  $(132,172)
                                                              ========   ========   =========      ========   =========

------------------------------

(1) We capitalize interest costs that relate to debt to finance the Circe Network, until the related portion of the Circe Network is placed into service. In 1998 and the nine months ended September 30, 1999, we capitalized $3.3 million and $7.1 million, respectively, of interest costs.

                                                                                                       NINE MONTHS
                                                                                                          ENDED
                                                                  YEAR ENDED DECEMBER 31,             SEPTEMBER 30,
                                                              -------------------------------      --------------------
                                                                1996       1997       1998           1998       1999
                                                              --------   --------   ---------      --------   ---------
                                                                                                       (UNAUDITED)
OTHER CONSOLIDATED FINANCIAL DATA:                                   (IN THOUSANDS, EXCEPT OTHER OPERATING DATA)

EBITDA......................................................  $(24,577)  $(26,563)  $ (31,814)     $(22,548)  $ (15,861)
Net cash used in operating activities.......................   (26,331)   (22,525)    (60,318)      (13,501)    (65,013)
Net cash used in investing activities.......................    (1,592)   (43,164)   (349,992)     (148,676)   (373,338)
Net cash provided by financing activities...................    94,772     11,286     729,035       730,626     539,526
Capital additions...........................................     9,800     40,214     220,903       104,884     511,909
Deficiency of earnings to fixed charges.....................   (38,442)   (43,208)   (133,927)      (97,969)   (139,285)

OTHER OPERATING DATA:
Billable minutes (000s).....................................    62,249    140,918     383,875       248,887     909,574
Switches....................................................        13         14          15            15          15
Points of interconnection...................................        13         33          34            33          78

                                                                       AS OF
                                                                 SEPTEMBER 30, 1999
                                                              ------------------------
                                                                ACTUAL     AS ADJUSTED
                                                              ----------   -----------
                                                                    (UNAUDITED)
                                                                   (IN THOUSANDS)
CONSOLIDATED BALANCE SHEET DATA:
Cash and cash equivalents...................................  $  434,936   $  520,770
Restricted cash equivalents and restricted marketable
  securities................................................     168,864      227,188
Cash securing letters of credit for network construction....      79,537       79,537
Working capital.............................................     284,314      352,046
Property and equipment, net.................................     715,483      861,808
Intangible assets, net......................................      66,506      939,909
Total assets................................................   1,594,401    2,820,373
Long-term debt, excluding current installments..............   1,262,491    1,679,105
Stockholders' equity (deficiency)...........................     (32,719)     648,849

                                  RISK FACTORS

    IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, HOLDERS OF EXISTING NOTES SHOULD REVIEW CAREFULLY THE FOLLOWING RISK FACTORS BEFORE TENDERING THEIR EXISTING NOTES IN THE EXCHANGE OFFER. THE RISKS DESCRIBED BELOW ARE NOT THE ONLY ONES THAT WE FACE. OUR BUSINESS, OPERATING RESULTS OR FINANCIAL CONDITION COULD BE MATERIALLY ADVERSELY AFFECTED BY THESE RISKS. YOU SHOULD ALSO REFER TO OTHER INFORMATION INCLUDED IN THIS PROSPECTUS.

AS A RESULT OF THE MERGER, DESTIA IS REQUIRED TO OFFER TO REPURCHASE ITS 13.50% SENIOR NOTES DUE 2007, AND CURRENTLY WE DO NOT HAVE THE FINANCIAL RESOURCES TO FUND BOTH THIS REPURCHASE AND OUR BUSINESS PLAN

    As a result of our acquisition of Destia, under the terms of the indenture governing Destia's 13.50% senior notes due 2007, Destia is required to offer to repurchase promptly all of those notes outstanding at a purchase price equal to 101% of the principal amount of those notes. Destia launched this required offer to purchase on December 27, 1999. As of September 30, 1999, the total principal amount of those outstanding notes was approximately $150.7 million. If we were required to divert our available cash to fund Destia's repurchase of all or a significant amount of the notes, our ability to implement our business plan, which is currently fully funded, would be restricted. Failure to complete the repurchase offer would result in a default on the Destia 13.50% notes, which, in turn, would be an event of default with respect to all of our senior indebtedness. An event of default on our senior indebtedness would enable the holders of such indebtedness to accelerate payment. As of September 30, 1999, Viatel had total senior indebtedness of approximately $1.3 billion, and the obligation to repay this amount due to such an acceleration would have a material and adverse effect on us, as described below under the risk factor captioned "Our Cash Flow May Not Be Sufficient to Permit Repayment of Our Indebtedness When Due."

    Based on the current and historical trading prices of the Destia 13.50% notes, we do not expect that the holders of these notes will tender them for repurchase. However, if there is a significant adverse change in the market for debt securities or an adverse change with respect to either us or Destia, it is likely that some or all of the Destia 13.50% notes will be tendered in the repurchase offer.

THE NOTES ARE STRUCTURALLY SUBORDINATE TO THE OBLIGATIONS OF OUR SUBSIDIARIES, INCLUDING THE DESTIA 13.50% NOTES

    We conduct a substantial portion of our business through our subsidiaries. Therefore, we depend upon dividends and other payments from our subsidiaries to generate the funds necessary to meet our obligations, including the payment of principal and interest on our outstanding notes. As a result, our creditors, including any holders of the notes, will effectively rank junior to all creditors of our subsidiaries, including any holders of outstanding Destia 13.50% notes. As of September 30, 1999, the aggregate amount of obligations (including trade payables) of our subsidiaries was approximately
$279.4 million. On that date, Destia and its subsidiaries had $478.3 million of obligations (including trade payables) and all the Destia notes. Destia and its subsidiaries are now our subsidiaries.

WE AND DESTIA MAY ENCOUNTER DIFFICULTIES IN COMBINING OPERATIONS AND REALIZING
  SYNERGIES

    We completed the acquisition of Destia on December 8, 1999 with the expectation that the acquisition will result in certain benefits, including operating efficiencies, cost savings and synergies. Achieving the benefits of the merger will depend in part upon the integration of our businesses and Destia's in an efficient manner, which we believe will require considerable effort. In addition, the consolidation of operations will require substantial attention from management. The diversion of management attention and any difficulties encountered in the transition and integration process could have a material adverse effect on us. We cannot assure you that we and Destia will succeed in integrating our respective operations in a timely manner or that the expected efficiencies, cost savings and synergies of the merger will be realized.

WE WILL INCUR SIGNIFICANT MERGER-RELATED CHARGES

    We estimate that, as a result of the merger, we will incur integration costs associated with consolidating corporate headquarters and other administrative functions, terminating certain leases and severance and facility closing costs associated with consolidating certain product lines. In addition, we will incur merger-related costs such as financial advisory, legal and accounting fees, financial printing and other related charges.

WE MUST OBTAIN AN ADDITIONAL WAIVER UNDER THE TERMS OF DESTIA'S CREDIT
FACILITIES

    Destia's credit facility with NTFC Capital Corporation, under which Destia had borrowed approximately $17.2 million as of September 30, 1999, required Destia to obtain NTFC's consent or prepay the borrowed amounts outstanding, prior to any change in control transaction. Since our acquisition of Destia would have triggered this consent/repayment requirement, Destia has obtained a waiver of this provision from NTFC which extends until March 7, 2000. Before March 7, 2000, we will be required either to (i) obtain a further waiver from NTFC or (ii) prepay the outstanding amounts owed at a premium of not more than 101% of the amount outstanding prior to the recent waiver. We cannot provide any assurance, however, that NTFC will grant an additional waiver, or that it will grant such a waiver on terms that are acceptable to us. If NTFC does not grant the waiver and we do not prepay the amount owed, then we will be in default under the NTFC credit facility which, in turn, would be an event of default with respect to all of our senior indebtedness. An event of default on our senior indebtedness would enable the holders of such indebtedness to accelerate payment. As of September 30, 1999, we had total senior indebtedness of approximately $1.7 billion (giving pro forma effect to the acquisition of Destia), and the obligation to repay this amount would have a material and adverse effect on us, as described below under the risk factor captioned "Our Cash Flow May Not Be Sufficient to Permit Repayment of Our Indebtedness When Due."

THE NOTES HAVE ORIGINAL ISSUE DISCOUNT

    The existing notes were issued at a discount from their stated principal amount at maturity for U.S. federal income tax purposes. Consequently, original issue discount will be includible in the gross income of a U.S. holder of notes for U.S. federal income tax purposes in advance of the receipt of cash payments on such notes, unless the amount of original issue discount is "DE MINIMIS." In addition, if the notes constitute "applicable high yield discount obligations" for federal income tax purposes, we will not be permitted to deduct original issue discount in respect of the notes until we actually pay such original issue discount, and some portion of such discount may not be deductible at any time. See "Certain United States Federal Income Tax Considerations."

OUR SUBSTANTIAL LEVERAGE COULD ADVERSELY AFFECT OUR ABILITY TO RUN OUR BUSINESS

    We and Destia have a significant amount of indebtedness. As of September 30, 1999, we had approximately $1.3 billion and Destia had approximately $384.4 million of indebtedness. As of September 30, 1999, on a pro forma basis, after giving effect to the merger, the private placement and the December 1999 exchange offer, we would have had approximately $1.7 billion of indebtedness and a pro forma stockholders' equity of $648.9 million. Furthermore, our discount notes will accrete in value (I.E., effectively increase in principal amount) by $217.2 million before they begin to pay interest in cash. This substantial indebtedness could have important consequences. For example, it could:

    - limit our ability to obtain additional financing for working capital, capital expenditures, acquisitions, joint ventures and general corporate purposes;

    - require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the funds available to us for other purposes, including working capital, capital expenditures, acquisitions, joint ventures and general corporate purposes;

    - make us more vulnerable to economic downturns, limiting our ability to withstand competitive pressures and reducing our flexibility in responding to changing business and economic conditions;

    - limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

    - place us at a competitive disadvantage compared to our competitors that have less debt; and

    - limit our ability to borrow additional funds.

    Any of the foregoing could have a material adverse effect on us and our ability to make payments on the notes.

TO DATE, WE AND DESTIA HAVE INCURRED SUBSTANTIAL NET LOSSES AND NEGATIVE CASH FLOW FROM OPERATIONS AND, IF THIS CONTINUES, WE WILL BE UNABLE TO MEET OUR WORKING CAPITAL AND FUTURE DEBT SERVICE REQUIREMENTS

    Our operating loss, negative EBITDA and net loss have increased for each of the last four years. In 1998, we had an operating loss of $48.1 million, negative EBITDA of $31.8 million and a net loss of $127.3 million and, on a pro forma basis, after giving effect to the combination with Destia, would have had an operating loss of $207.8 million, negative EBITDA of $58.7 million and a net loss of $332.3 million. For the nine months ended September 30, 1999, we had an operating loss of $54.9 million, negative EBITDA of $15.9 million and a net loss of $130.8 million and, on a pro forma basis, after giving effect to the combination with Destia, would have had an operating loss of $187.3 million, negative EBITDA of $39.5 million and a net loss of $301.9 million. In 1998, we had interest expense of $79.2 million and, on a pro forma basis, after giving effect to the combination with Destia, would have had interest expense of $135.4 million. For the nine months ended September 30, 1999, we had interest expense of $97.3 million and, on a pro forma basis, after giving effect to the combination with Destia, would have had interest expense of $140.5 million.

    We are likely to have negative EBITDA and negative cash flow beyond 2000 if:

    - we extend our expansion plans,

    - prices charged to end-users for capacity sales or telecommunications services decline faster than we anticipate,

    - interconnection rates and wholesale prices paid by us do not decline as quickly as we anticipate or

    - any of the other risks described in this prospectus materialize.

Accordingly, there can be no assurance that we will achieve or sustain profitability or positive cash flows from operating activities in the future. If we cannot achieve profitability or positive cash flows from operating activities, we may be unable to meet our working capital and future debt service requirements, which would have a material adverse effect on our business, financial condition, results of operations and our ability to make payments on the notes.

OUR CASH FLOW MAY NOT BE SUFFICIENT TO PERMIT REPAYMENT OF OUR INDEBTEDNESS WHEN
  DUE

    Our ability to make payments on and to refinance our indebtedness will depend on our ability to generate cash in the future. There can be no assurance that our business will generate sufficient cash flow from operations to meet our debt service requirements. Our cash flow from operations may be insufficient to repay our indebtedness at scheduled maturity and some or all of such indebtedness may have to be refinanced. If we are unable to refinance our debt or if additional financing is not available on acceptable terms, or at all, we could be forced to dispose of assets under circumstances that might not be favorable to realizing the highest price for the assets or to default on our obligations with respect to our indebtedness, either of which could have a material adverse effect on our ability to make payments on the notes.

OUR OPERATING RESULTS MAY BE SUBJECT TO SUBSTANTIAL FLUCTUATIONS

    Our quarterly operating results have fluctuated in the past, primarily as a result of the evolution of our business, and may fluctuate substantially in the future as a result of a variety of factors, including:

    - pricing changes in the industry;

    - the start-up and ready-for-service dates of each phase of the Circe
      Network;

    - timing of capacity sales;

    - changes in the mix of services sold or channels through which those services are sold;

    - changes in user demand, customer terminations of service, capital expenditures and other costs relating to the expansion of our network;

    - the timing and costs of any acquisitions of customer bases and businesses, services or technologies;

    - the timing and costs of marketing and advertising efforts;

    - the effects of government regulation and regulatory changes; and

    - specific economic conditions in the telecommunications industry.

    Variability in our operating results could have a material adverse effect on our business, financial condition, results of operations and our ability to make payments on the notes. Any significant shortfall in demand for our services in relation to our expectations, or the occurrence of any other factor which causes revenue to fall significantly short of our expectations, would also have a material adverse effect on our business, financial condition, results of operations and our ability to make payments on the notes. In addition, the uncertainty of revenue growth coupled with substantial planned increases in operating expenses and the continued evolution in our transmission methodology from switchless resale to use of our network may result in substantial quarterly fluctuations in our operating results.

DUE TO RESTRICTIONS IN OUR AND DESTIA'S INDENTURES, WE MAY NOT BE ABLE TO OPERATE OUR BUSINESS AS WE DESIRE

    The indentures under which our long-term debt and Destia's outstanding long-term debt were issued contain a number of conditions and/or limitations on the way in which each company can operate its business. These limitations may force us to pursue less than optimal business strategies or forego business arrangements which could have been financially advantageous to us and our stockholders. The Viatel and Destia indentures restrict, and in some cases significantly limit or prohibit, among other things, the ability of each company and its respective subsidiaries to:

    - incur additional indebtedness,

    - create liens,

    - engage in sale-leaseback transactions,

    - pay dividends or make distributions with respect to their capital stock,

    - make certain investments,

    - sell assets,

    - redeem capital stock,

    - issue or sell stock of restriced subsidiaries, or

    - enter into transactions with shareholders or affiliates or, with respect to Viatel and Destia, effect a consolidation or merger.

OUR FUTURE GROWTH WILL REQUIRE SUBSTANTIAL ADDITIONAL CAPITAL WHICH COULD EXCEED BUDGETED AMOUNTS AND CAUSE US TO DELAY OR ABANDON EXPANSION PROJECTS

    Our future growth will require substantial additional capital which may exceed budgeted amounts. If we do not have sufficient cash to fund our growth as planned, we may be required to delay or abandon some or all of our development and expansion plans or we may have to seek additional money earlier than anticipated. We cannot provide any assurance that additional financing arrangements will be available to us on acceptable terms or at all. Moreover, the amount of our and Destia's outstanding indebtedness may adversely affect our ability to engage in additional financings. Our inability to obtain additional financing when required on acceptable terms could have a material adverse effect on our ability to make payments on the notes.

FAILURE TO IMPLEMENT OUR STRATEGY OF OWNING FACILITIES COULD SIGNIFICANTLY IMPACT OUR FINANCIAL PERFORMANCE

    If we are unable to successfully implement our strategy of owning, rather than leasing, telecommunications facilities, we could experience a significant decrease in the margin which we make on telecommunications traffic transmitted on our network. Unless we are able to significantly increase the number of billable minutes which we carry or the amount we can charge for additional services, this decrease in margins would have a material adverse effect on our business, financial condition, results of operations and our ability to make payments on the notes.

FAILURE TO SELL CAPACITY ON OUR CIRCE NETWORK OR PRICE REDUCTIONS FOR CROSS-BORDER CAPACITY IN EUROPE COULD HAVE AN ADVERSE EFFECT ON OUR BUSINESS

    Our success and ability to achieve our business objectives depends, in part, upon our sales and marketing capabilities, particularly on sales of capacity on our Circe Network. The market for capacity has experienced significant price reductions, which are expected to continue. Although we have been successful in meeting capacity sales objectives to date, there can be no assurance that such success will continue or that we will be able to realize our business plan. Furthermore, even if capacity sales projections are realized, price declines for cross-border capacity may limit operating profitability or the ability to generate sufficient cash flow to service our indebtedness. If we are unable to effectively sell capacity on our network, it would have a material adverse effect on our business, financial condition, results of operations and our ability to make payments on the notes.

WE MAY NOT BE ABLE TO PROVIDE DATA TRANSMISSION SERVICES EFFECTIVELY

    We have not had substantial experience in providing data transmission services and, consequently, we can provide no assurance that we will be successful in the data transmission business. Our ability to successfully enter the data transmission business will depend upon, among other things, our ability to:

    - select new equipment and software and integrate these into our network;

    - hire and train qualified personnel;

    - enhance our billing, back-office and information systems to accommodate data transmission services; and

    - obtain customer acceptance of our service offerings.

If we are not successful, there may be a material adverse effect on our business, financial condition, results of operations and our ability to make payments on the notes.

    The data transmission business is also extremely competitive and prices have declined substantially in recent years and are expected to continue to decline. In providing these services, we will be dependent upon vendors for assistance in the planning and deployment of our data product offerings, as well as ongoing training and support. Our vendors may not have adequate experience in providing equipment and configuring data networks in our various markets. We may also experience technical difficulties in integrating our equipment and handling differing data transmission protocols in our various markets. For example, we initially thought that our data network would be in commercial operation by the fourth quarter of 1999, but now believe that it will be delayed until the second quarter of 2000.

    Unlike some of our competitors, we are not currently carrying voice communications using Internet Protocol technology on our network. While Destia currently carries portions of its traffic using Internet Protocol overlay, there is a risk that we will not be able to develop this Internet Protocol technology well enough to be able to use it for voice traffic and, therefore, will not be able to realize the anticipated cost reductions associated with using Internet Protocol for voice transmissions.

OUR ABILITY TO USE OUR AND DESTIA'S NET OPERATING LOSS CARRYFORWARDS MAY BE LIMITED

    As of December 31, 1998, we had federal income tax net operating loss carryforwards of $218.8 million which begin to expire in 2007. A tax asset related to this loss carryforward does not appear on our balance sheet because it is unclear if we will generate taxable income prior to the expiration of the net operating loss carryforwards. Our ability to use the net operating loss carryforwards of the combined company to reduce future tax payments would be limited if a 50% ownership change, as defined for these purposes, were to occur over a three-year period. As a result of an ownership change in October 1996, certain of our net operating loss carryforwards from before such time are subject to this limitation. It is possible that our acquisition of Destia, when combined with prior or subsequent direct or indirect changes in the ownership of Viatel common stock within the relevant three-year period, could trigger this limitation. In addition, as of December 31, 1998, Destia had federal income tax net operating loss carryforwards of approximately $80.0 million. The extent to which we may use Destia's net operating loss carryforwards to reduce its future tax liability may also be limited. As a result of these limitations, the future tax liability of the combined company may be greater than the individual tax liabilities of Viatel and Destia in the absence of the merger.

THE TELECOMMUNICATIONS INDUSTRY IS HIGHLY COMPETITIVE WITH PARTICIPANTS THAT HAVE GREATER RESOURCES THAN WE DO, AND WE MAY NOT BE ABLE TO COMPETE SUCCESSFULLY

    Our success depends upon our ability to compete with other telecommunications providers in each of our markets, many of which have substantially greater financial, marketing and other resources than we have. The markets in which we intend to offer our services are extremely competitive and competition is expected to intensify, particularly in Western Europe as liberalization continues. Although our acquisition of Destia has created a company with increased revenues, purchasing power and product offering, if our competitors devote significant additional resources to the provision of international or national long distance telecommunications services to our current target customer base, this action could have a material adverse effect on our business, financial condition, results of operations and our ability to make payments on the notes. There can be no assurance that we will be able to compete successfully.

    Our competitors include the incumbent telecommunications operator in each country in which we operate, global alliances among some of the world's largest telecommunications carriers and new entrants, such as alternative carriers, Internet backbone networks and other service providers. Two other broadband European networks are currently operational--KPN/Qwest and GTS/Esprit, and other broadband networks in Europe are expected to be operational in the next ten to twelve months, which includes networks being constructed by Global Crossing, Interoute and Concert, the joint venture between British Telecom and AT&T. In addition, Colt Telecom Group and Level 3 Communications are sharing the costs of constructing two networks -- one to link the German cities of Berlin, Koln, Dusseldorf, Frankfurt, Hamburg, Munich and Stuttgart and the other linking Paris, Frankfurt, Amsterdam, Brussels and London. Other potential competitors include:

    - Internet service providers,

    - cable communications companies,

    - wireless telephone companies,

    - electric and other utilities with rights-of-way,

    - railways,

    - microwave carriers and

    - large end-users which have private networks.

The intensity of competition in both billable minutes and capacity have increased over the past several years and we believe that competition will continue to intensify, particularly in Western Europe, as other providers obtain connectivity. The prices for European wholesale minutes of use that we provide to other carriers have continued to decline and are expected to continue to decline in the future. See "Business--Services."

    In the United States, the regional Bell operating companies also may, in the near future, compete with the combined company for long distance customers in their "in region" service areas. Regional Bell operating companies have to satisfy a list of competitive requirements before they are authorized to offer long distance service to their local customers. No regional Bell operating company is authorized to do so yet, but Bell Atlantic, which serves the New York metropolitan and mid-Atlantic regions, has long been considered by industry observers to be the regional Bell operating company most likely to be permitted to offer long distance services. On September 29, 1999, Bell Atlantic filed its
Section 271 application for authority to provide interLATA services within New York with the Federal Communications Commission. The Federal Communications Commission has 90 days to review Bell Atlantic's filing. The New York Public Service Commission and the Department of Justice have made their recommendations to the Federal Communications Commission. A decision from the Federal Communications Commission is expected prior to December 25, 1999. The New York Public Service Commission and the Department of Justice has recommended that the application be approved, subject to certain specified conditions. Because a substantial portion of the combined company's U.S. customer base and traffic will originate in the New York Metropolitan area, Bell Atlantic will be a particularly formidable competitor. For long distance calls, Bell Atlantic will have a substantial cost advantage because it will not have to pay access fees to a local carrier to originate the call. Access fees constitute a large portion of a long distance carrier's cost of services. Moreover, should Bell Atlantic's proposed acquisition of GTE be consummated, Bell Atlantic will have even greater resources to compete in its service markets.

    We are aware that certain long distance carriers are expanding their capacity and believe that other long distance carriers and data service providers, as well as potential new entrants to the industry, will construct new fiber optic and other long distance transmission networks. Since the cost of the actual fiber is a relatively small portion of the cost of building new transmission lines, persons building such lines are likely to install fiber that provides substantially more transmission capacity than will be needed over the short- or medium-term. Further, recent technological advances have shown the potential to greatly expand the capacity of existing and new fiber optic cable. In addition, our sales or leases of capacity on the Circe Network to other carriers may result in competitors having capacity on our routes along the Circe Network, which may in turn result in pricing pressures with respect to traffic carried along these routes. If capacity expansion in the telecommunications industry results in capacity that exceeds overall demand in general or along any of our routes, severe additional pricing pressure could develop. In addition, strategic alliances or similar transactions could result in additional competitive pressure that could have a material adverse effect on us.

NETWORK CONSTRUCTION DELAYS AND SYSTEM DISRUPTIONS OR FAILURES COULD ADVERSELY
  AFFECT OUR BUSINESS

    Our success depends, in part, on our ability to continue to expand our network and on our ability to provide seamless technical operation of this network. Furthermore, as we continue to expand our network to increase our capacity and reach, we will face increasing demands and challenges including:

    - effectively managing the construction of new fiber routes, obtaining any necessary rights-of-way and required licenses for such construction, and completing any such construction on budget and on time;

    - increasing traffic volume on our network; and

    - selling capacity on our network.

    If the costs of construction projects significantly exceed the budget for those projects, we may be required to obtain additional financing, proceed on a joint build basis or to abandon or curtail portions of those projects. If we encounter construction delays, we will not be able to route our traffic over our owned facilities as soon as we have planned, which could have a detrimental effect on our ability to increase traffic volumes and gross margins. In addition, construction delays could negatively affect our ability to sell indefeasible rights-of-use or capacity to other carriers. Our network is also subject to several risks which are outside of our control, such as the risk of damage to software and hardware resulting from:

    - fire;

    - power loss;

    - natural disasters; and

    - general transmission failures caused by a number of additional factors.

    Any failure of our network or other systems or hardware that causes significant interruptions to our operations could have a material adverse effect on our business, financial condition, results of operations and our ability to make payments on the notes.

    Our operations are also dependent on our ability to successfully integrate new and emerging technologies and equipment into the network, which could increase the risk of system failure and result in further strains upon our network. In the event of a system disruption, we could seek to minimize customer inconvenience by routing traffic to other circuits and switches which may be owned by other carriers. However, prolonged or significant system failures, or difficulties for customers in accessing and maintaining connection with our network, could seriously damage our reputation and result in customer attrition, reduced margins and financial losses. Additionally, any damage to our switching centers could have a material adverse effect on our ability to manage our network operations, generate accurate call detail reports and monitor our systems.

    The expansion and development of our network will require the significant expenditure of resources in projecting growth in traffic volume and routing preferences and determining the most cost effective means of growing the network, for example, through variable or fixed lease arrangements, the purchase of capacity or minimum investment units on digital fiber optic cables or digital microwave equipment, the purchase of dark fiber or the further construction of transmission infrastructure. Failure to project traffic volume and route preferences correctly or to determine the optimal means of expanding our network would result in less than optimal utilization of our network and could have a material adverse effect on our business, financial condition, results of operations and our ability to make payments on the notes.

FOREIGN CURRENCY EXCHANGE RATES COULD HAVE ADVERSE EFFECTS ON OUR BUSINESS

    Our payment obligations with respect to our outstanding indebtedness are denominated in U.S. Dollars and the Euro, but certain of our revenues are denominated in Pound Sterling. Any appreciation in the value of the U.S. Dollar or the Euro relative to the Pound Sterling could have a material adverse effect on our ability to make payments on such obligations.

    In the future, we may elect to manage exchange rate exposure presented by our Euro-denominated obligations through the use of hedging transactions. There can be no assurance that exchange rate fluctuations will not have a material adverse effect on our ability to make payments on our outstanding indebtedness.

    In addition, we cannot provide any assurance that the laws or administrative practices relating to taxation, foreign exchange or other matters in countries within which we and Destia operate will not change, which could have a material adverse effect on our business, financial condition, results of operations and our ability to make payments on the notes.

WE COULD EXPERIENCE SYSTEM FAILURES AND SERVICE DISRUPTIONS AS A RESULT OF THE
  YEAR 2000 ISSUE

    We face certain risks arising from the Year 2000 issue which could have a material adverse affect on our business, financial condition, results of operations and our ability to make payments on the notes. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Year 2000."

OUR DEPENDENCE UPON THIRD PARTIES FOR LEASED CAPACITY AND INTERCONNECTION ARRANGEMENTS MAY RESULT IN SUBOPTIMAL UTILIZATION OF OUR NETWORK

    We currently lease capacity for point-to-point circuits with fixed monthly payments and buy minutes of use under agreements with maximum twelve-month terms and are vulnerable to changes in our lease arrangements, capacity limitations and service cancellations. These lease arrangements present us with high fixed costs, while revenues generated by the utilization of these leases will vary based on traffic volume and pricing. Accordingly, if we are unable to generate sufficient traffic volume over particular routes or are unable to charge appropriate rates, we could fail to generate revenue sufficient to meet the fixed costs associated with the lease and may incur negative gross margins with respect to those routes. A deterioration of our relationship with one or more carriers could have a material adverse effect on our cost structure, service quality, network coverage, financial condition, results of operations and our ability to make payments on the notes.

    Our ability to access customers and to utilize effectively our network is dependent upon our ability to secure operative interconnection agreements, providing access to and an exit from the public switched telephone network, with the respective incumbent telecommunications operator in each market in which we operate. Difficulties or delays in obtaining necessary operative interconnections in a satisfactory or timely manner may significantly delay or prevent the maximum utilization of our network, which could have a material adverse effect on us and on our ability to make payments on the notes.

THE COMBINED COMPANY IS DEPENDENT UPON THIRD-PARTY SALES ORGANIZATIONS OVER WHICH IT CAN EXERCISE ONLY LIMITED CONTROL

    The combined company sells a substantial portion of its services through indirect channels of distribution, which consist of independent sales agents, distributors and, to a lesser extent, resellers. The combined company does not have control over such agents, distributors and resellers and, therefore, is not able to ensure that they will perform in a satisfactory manner or that their interests will be aligned with our interests. In addition, such entities also may terminate their business relationships with us at any time, with little or no prior notice. Destia has found this risk to be especially pronounced in its multilevel marketing program in the United Kingdom, where a master agent could decide to terminate its business relationship, and that of its sub-agents, and conduct business with a competitor. Unsatisfactory performance by such entities, or the termination by them of their business relationship with us, would hinder our ability to grow and could have a material adverse effect on our business and on our ability to make payments on the notes.

LOSS OF SIGNIFICANT CARRIER CUSTOMERS WOULD RESULT IN A SIGNIFICANT LOSS OF REVENUES

    We currently derive a significant portion of our revenues from a relatively small number of carrier customers. During the nine months ended September 30, 1999 and the year ended December 31, 1998, carrier customers accounted for 34.4% and 58.3% of our total revenue, respectively, with one carrier customer accounting for 10.6% of total revenue for 1998. Carrier customers generally are extremely price sensitive and move their traffic from carrier to carrier based on small price changes. In the deregulating markets in Western Europe, this risk is particularly acute. Accordingly, the loss of revenue from significant carrier customers would have a material adverse effect upon our business, financial condition, results of operations and our ability to make payments on the notes.

OUR BUSINESS WILL SUFFER IF WE LOSE CERTAIN KEY PERSONNEL OR FAIL TO ATTRACT AND RETAIN OTHER QUALIFIED PERSONNEL

    The continued success of our business will be dependent, to a significant extent, upon the abilities and continued efforts of our senior management, and particularly upon the abilities and efforts of Michael J. Mahoney, Chairman, Chief Executive Officer and President, and Alfred West, Vice Chairman. We do not currently have employment agreements with any members of key management other than Mr. Mahoney, Allan L. Shaw, Senior Vice President, Finance and Chief Financial Officer, Sheldon M. Goldman, Senior Vice President, Business and Legal Affairs, Alfred West, Vice Chairman, and Alan L. Levy, Chief Operating Officer, nor do we intend to enter into employment agreements with any other members of key management other than Lawrence G. Malone, Senior Vice President, Global Sales and Marketing, and Francis J. Mount, Senior Vice President, Engineering and Network Operations. Except for a $3.0 million key-man life insurance policy on the life of Mr. Mahoney, we do not maintain and do not contemplate obtaining such life insurance policies on any of our employees.

    The success of our business will depend on our ability to attract, retain and motivate qualified management, marketing, technical and sales executives and other personnel who are in high demand and who often have multiple employment options. In addition, the labor market for software engineers and central office technicians has been extremely competitive recently and we may lose key employees or be forced to increase their compensation. The loss of the services of key personnel, or the inability to attract, retain and motivate qualified personnel, could have a material adverse effect on our business, financial condition and results of operations.

WE ARE SUBJECT TO SUBSTANTIAL GOVERNMENT REGULATION WHICH MAY AFFECT OUR ABILITY TO OFFER CERTAIN SERVICES AND WHICH MAY BE CHANGED IN A MANNER ADVERSE TO US

    National and local laws and regulations governing the provision of telecommunications services differ significantly among the countries in which we currently operate and intend to operate. See "Business--Regulation."

    The interpretation and enforcement of such laws and regulations varies and could limit our ability to provide telecommunications services in certain markets. We cannot assure you that:

    - future regulatory, judicial and legislative changes will not have a material adverse effect on us;

    - domestic or international regulators or third parties will not raise material issues with regard to our compliance with applicable laws and regulations; or

    - other regulatory activities will not have a material adverse effect on our business, financial condition and results of operations.

    Recently Destia, as well as other service providers, have been cited by the Pennsylvania Public Utility Commission for failure to respond to a Year 2000 compliance survey. Destia has reached a settlement agreement with the Pennsylvania Public Utility Commission in the amount of $7,000 which we expect to receive formal Commission approval in January 2000. In addition, Destia recently sought to transfer its state licenses to its subsidiaries. Some of these putative transfers might have been improperly effectuated. Any of such matters could have an adverse effect on Destia's ability to conduct business in such states.

YOU MAY FIND IT DIFFICULT TO SELL YOUR EXCHANGE NOTES

    The existing notes have been approved for trading in the PORTAL market. However, the exchange notes will be new securities for which there is currently no public market. There is no established trading market for the exchange notes. We do not currently intend to apply for listing of the exchange notes on any national securities exchange or for quotation through any automated quotation system. Accordingly, we can provide no assurance as to the development of any market for or the liquidity of any market that may develop for the exchange notes, your ability to sell your exchange notes or the price at which you would be able to sell your exchange notes. If such a trading market were to develop, the exchange notes could trade at prices that may be higher or lower than the initial market values depending on many factors, including prevailing interest rates, our results of operations, the market for similar securities and general macroeconomic and market conditions.

    Historically, the market for noninvestment grade debt securities has been subject to disruptions that have caused susbstantial volatility in the prices of securities similar to the notes. There can be no assurance that the markets for the exchange notes will not be subject to similar disruptions. Any such disruptions may have an adverse effect on the holders of the exchange notes.

YOUR FAILURE TO PARTICIPATE IN THE EXCHANGE OFFER WILL HAVE ADVERSE CONSEQUENCES

    The existing notes have not been registered under the Securities Act or under the securities laws of any state and you may not resell, offer them for resale or otherwise transfer them unless they are subsequently registered or resold under and exemption from the registration requirements of the Securities Act and applicable state securities laws. If you do not exchange your existing notes for exchange notes in this exchange offer, you will not be able to resell, offer to resell or otherwise transfer the existing notes unless they are registered under the Securities Act or unless you resell them, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act. In addition, you will no longer be able to obligate us to register the outstanding notes under the Securities Act except in limited circumstances provided under the registration rights agreement entered into when the existing notes were issued.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

    This prospectus contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or similar words. You should read statements that contain these words carefully because they discuss our future expectations, contain projections of our future results of operations or of our financial position or state other "forward-looking" information. We believe that it is important to communicate our future expectations to our investors. However, there may be events in the future that we are not able to accurately predict or control. The factors listed above in the section captioned "Risk Factors," as well as any cautionary language in this prospectus, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Before you tender your existing notes for exchange notes, you should be aware that the occurrence of the events described in these risk factors and elsewhere in this prospectus could have a material adverse effect on our business, financial condition and results of operations.

                               THE EXCHANGE OFFER

    The following contains a summary of the material provisions of the registration rights agreement, dated as of December 8, 1999. This summary may not contain all of the information you might consider important, and we urge you to carefully review the registration rights agreement, a copy of which has been filed as an exhibit to the registration statement of which this prospectus is a part. Copies are available as set forth under the heading "Where You Can Find More Information About Us and Destia."

TERMS OF THE EXCHANGE OFFER

    GENERAL

    In connection with the issuance of the existing notes the holders of existing notes became entitled to the benefits of the registration rights agreement.

    Under the registration rights agreement, we have agreed to use our best efforts to consummate the exchange offer by June 8, 2000. We are required to keep the exchange offer open for not less than 20 business days after the date notice of the exchange offer is mailed to holders of existing notes. The exchange offer being made hereby, if consummated by June 8, 2000, will satisfy those requirements under the registration rights agreement.

    Upon the terms and subject to the conditions set forth in this prospectus and in the related letter of transmittal, all existing notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date will be accepted for exchange. Exchange notes will be issued in exchange for an equal principal amount of outstanding existing notes accepted in the exchange offer. Existing notes may be tendered only in integral multiples of $1,000 principal amount at maturity. This prospectus, together with the letter of
transmittal, is being sent to all registered holders as of         , 2000. The
exchange offer is not conditioned upon any minimum principal amount of existing notes being tendered for exchange. However, the obligation to accept existing notes for exchange pursuant to the exchange offer is subject to certain customary conditions as set forth herein under "--Conditions."

    Existing notes shall be deemed to have been accepted as validly tendered when, as and if we have given oral or written notice thereof to the exchange agent. The exchange agent will act as agent for the tendering holders of existing notes for the purposes of receiving the exchange notes and delivering exchange notes to such holders.

    Based on interpretations by the staff of the SEC as set forth in no-action letters issued to third parties (including Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley & Co. Incorporated (available June 5,
1991), K-III Communications Corporation (available May 14, 1993) and Shearman & Sterling (available July 2, 1993)), we believe that the exchange notes issued pursuant to the exchange offer may be offered for resale, resold and otherwise transferred by any holder thereof (other than any such holder that is a broker-dealer or an "affiliate" of ours within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

    - such exchange notes are acquired in the ordinary course of business,

    - at the time of the commencement of the exchange offer such holder has no arrangement or understanding with any person to participate in a distribution of such exchange notes, and

    - such holder is not engaged in, and does not intend to engage in, a distribution of such exchange notes.

We have not sought, and do not intend to seek, a no-action letter from the SEC with respect to the effects of the exchange offer, and there can be no assurance that the staff of the SEC would make a similar determination with respect to the exchange notes as it has in such no-action letters.

    By tendering existing notes in exchange for exchange notes and executing the letter of transmittal, each holder will represent to us that:

    - any exchange notes to be received by it will be acquired in the ordinary course of business,

    - it has no arrangements or understandings with any person to participate in the distribution of the existing notes or exchange notes within the meaning of the Securities Act, and

    - it is not an "affiliate," as defined in Rule 405 under the Securities Act, of us.

If such holder is a broker-dealer, it will also be required to represent that the existing notes were acquired as a result of market-making activities or other trading activities and that it will deliver a prospectus in connection with any resale of exchange notes. See "Plan of Distribution." Each holder, whether or not it is a broker-dealer, shall also represent that it is not acting on behalf of any person that could not truthfully make any of the foregoing representations contained in this paragraph. If a holder of existing notes is unable to make the foregoing representations, such holder may not rely on the applicable interpretations of the staff of the SEC and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction unless such sale is made pursuant to an exemption from such requirements.

    Upon consummation of the exchange offer, subject to certain limited exceptions, holders of existing notes who do not exchange their existing notes for exchange notes in the exchange offer will no longer be entitled to registration rights and will not be able to offer or sell their existing notes, unless such existing notes are subsequently registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Subject to limited exceptions, we will have no obligation to effect a subsequent registration of the existing notes.

    EXPIRATION DATE; EXTENSIONS; AMENDMENTS; TERMINATION

    The expiration date shall be            , 2000 unless we, in our sole
discretion, extend the exchange offer, in which case the expiration date shall be the latest date to which the exchange offer is extended.

    To extend the expiration date, we will notify the exchange agent of any extension by oral or written notice and will notify the holders of the existing notes by means of a press release or other public announcement prior to 9:00 A.M., New York City time, on the next business day after the previously scheduled expiration date. Such announcement may state that we are extending the exchange offer for a specified period of time.

    We reserve the right (1) to delay acceptance of any existing notes, to extend the exchange offer or to terminate the exchange offer and not permit acceptance of existing notes not previously accepted if any of the conditions set forth herein under "--Conditions" shall have occurred and shall not have been waived by us prior to the expiration date, by giving oral or written notice of such delay, extension or termination to the exchange agent, or (2) to amend the terms of the exchange offer in any manner deemed by us to be advantageous to the holders of the existing notes. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the exchange agent. If the exchange offer is amended in a manner determined by us to constitute a material change, we will promptly disclose such amendment in a manner reasonably calculated to inform the holders of the existing notes of such amendment.

    Without limiting the manner in which we may choose to make a public announcement of any delay, extension, amendment or termination of the exchange offer, we shall have no obligations to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release to an appropriate news agency.

INTEREST ON THE EXCHANGE NOTES

    The exchange notes will accrue interest at the rate of 11.50% per annum from the last interest payment date on which interest was paid on the existing note surrendered in exchange therefor, or, if no interest has been paid on such existing note, from the issue date of such existing note, PROVIDED, that if an existing note is surrendered for exchange on or after a record date for an interest payment date that will occur on or after the date of such exchange and as to which interest will be paid, interest on the exchange note received in exchange therefor will accrue from the date of such interest payment date. Interest on the exchange notes is payable on March 15 and September 15 of each year, commencing March 15, 2000. No additional interest will be paid on existing notes tendered and accepted for exchange.

PROCEDURES FOR TENDERING

    To tender in the exchange offer, a holder must complete, sign and date the letter of transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the letter of transmittal, and mail or otherwise deliver such letter of transmittal or such facsimile, together with any other required documents, to the exchange agent prior to 5:00 p.m., New York City time, on the expiration date. In addition, either

    - certificates of such existing notes must be received by the exchange agent along with the letter of transmittal, or

    - a timely confirmation of a book-entry transfer of such existing notes, if such procedure is available, into the exchange agent's account at The Depository Trust Company, pursuant to the procedure for book-entry transfer described below, must be received by the exchange agent prior to the expiration date with the letter of transmittal, or

    - the holder must comply with the guaranteed delivery procedures described below.

THE METHOD OF DELIVERY OF EXISTING NOTES, LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE NOTE HOLDERS. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY. NO EXISTING NOTES, LETTER OF TRANSMITTAL OR OTHER REQUIRED DOCUMENTS SHOULD BE SENT TO US. Delivery of all existing notes (if applicable), letter of transmittal and other documents must be made to the exchange agent at its address set forth below. Holders may also request their respective brokers, dealers, commercial banks, trust companies or nominees to effect such tender for such holders.

    The tender by a holder of existing notes will constitute an agreement between such holder and us in accordance with the terms and subject to the conditions set forth herein and in the letter of transmittal. Any beneficial owner whose existing notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on his or her behalf.

    Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by any member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor" institution within the meaning of Rule 17Ad-15 under the Securities Exchange Act, each an "eligible institution", unless the existing notes tendered pursuant thereto are tendered (1) by a registered holder of existing notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal or (2) for the account of an eligible institution.

    If a letter of transmittal is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such person should so indicate when signing, and unless waived by us, evidence satisfactory to us of their authority to so act must be submitted with such letter of transmittal.

    All questions as to the validity, form, eligibility, time of receipt and withdrawal of the tendered existing notes will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all existing notes not properly tendered or any existing notes which, if accepted, would, in the opinion of counsel to us, be unlawful. We also reserve the absolute right to waive any irregularities or conditions of tender as to particular existing notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of existing notes must be cured within such time as we shall determine. Neither us, the exchange agent nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of existing notes, nor shall any of them incur any liability for failure to give such notification. Tenders of existing notes will not be deemed to have been made until such irregularities have been cured or waived. Any existing notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost to such holder by the exchange agent, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

    In addition, we reserve the right, in our sole discretion, subject to the provisions of the indenture pursuant to which the notes are issued,

    - to purchase or make offers for any existing notes that remain outstanding subsequent to the expiration date or, as set forth under "--Conditions," to terminate the exchange offer,

    - to redeem existing notes as a whole or in part at any time and from time to time, as set forth under "Description of the Exchange Notes--Optional Redemption," and

    - to the extent permitted under applicable law, to purchase existing notes in the open market, in privately negotiated transactions or otherwise.

The terms of any such purchases or offers could differ from the terms of the exchange offer.

ACCEPTANCE OF EXISTING NOTES FOR EXCHANGE; DELIVERY OF EXCHANGE NOTES

    Upon satisfaction or waiver of all of the conditions to the exchange offer, all existing notes properly tendered will be accepted promptly after the expiration date, and the exchange notes will be issued promptly after acceptance of the existing notes. See "--Conditions." For purposes of the exchange offer, existing notes shall be deemed to have been accepted as validly tendered for exchange when, as and if we have given oral or written notice thereof to the exchange agent. For each existing note accepted for exchange, the holder of such existing note will receive an exchange note having a principal amount equal to that of the surrendered existing note.

    In all cases, issuance of exchange notes for existing notes that are accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of

    - certificates for such existing notes or a timely book-entry confirmation of such existing notes into the exchange agent's account at The Depository Trust Company,

    - a properly completed and duly executed letter of transmittal, and

    - all other required documents.

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
If any tendered existing notes are not accepted for any reason set forth in the terms and conditions of this exchange offer, such unaccepted or such nonexchanged existing notes will be returned without expense to the tendering holder thereof (if in certificated form) or credited to an account maintained with The Depository Trust Company as promptly as practicable after the expiration or termination of this exchange offer.

BOOK-ENTRY TRANSFER

    The exchange agent will make a request to establish an account with respect to the existing notes at The Depository Trust Company for purposes of the exchange offer within two business days after the date of this prospectus. Any financial institution that is a participant in The Depository Trust Company's system may make book-entry delivery of existing notes by causing The Depository Trust Company to transfer such existing notes into the exchange agent's account at The Depository Trust Company in accordance with its procedures for transfer. However, although delivery of existing notes may be effected through book-entry transfer at The Depository Trust Company, the letter of transmittal or facsimile thereof with any required signature guarantees and any other required documents must, in any case, be transmitted to and received by the exchange agent at one of the addresses set forth below under "--Exchange Agent" on or prior to the expiration date or the guaranteed delivery procedures described below must be complied with.

EXCHANGING BOOK-ENTRY NOTES

    The exchange agent and The Depository Trust Company have confirmed that any financial institution that is a participant in The Depository Trust Company may utilize the Automated Tender Offer Program ("ATOP") procedures to tender existing notes.

    Any participant in The Depository Trust Company may make book-entry delivery of existing notes by causing The Depository Trust Company to transfer such existing notes into the exchange agent's account in accordance with its ATOP procedures for transfer. However, the exchange for the existing notes so tendered will only be made after a book-entry confirmation of such book-entry transfer of existing notes into the exchange agent's account, and timely receipt by the exchange agent of an agent's message and any other documents required by the letter of transmittal. The term "agent's message" means a message, transmitted by the The Depository Trust Company and received by the exchange agent and forming part of a book-entry confirmation, which states that The Depository Trust Company has received an express acknowledgment from a participant tendering existing notes that are the subject of such book-entry confirmation that such participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce such agreement against such participant.

GUARANTEED DELIVERY PROCEDURES

    If the procedures for book-entry transfer cannot be completed on a timely basis, a tender may be effected if

    - the tender is made through an eligible institution,

    - prior to the expiration date, the exchange agent receives by facsimile transmission, mail or hand delivery from such eligible institution a properly completed and duly executed letter of transmittal and notice of guaranteed delivery, substantially in the form provided by us, which

       (1) sets forth the name and address of the holder of existing notes and the amount of existing notes tendered,

       (2) states that the tender is being made thereby, and

       (3) guarantees that within three Nasdaq National Market trading days after the date of execution of the notice of guaranteed delivery, the certificates for all physically tendered existing notes, in proper form for transfer, or a book-entry confirmation, as the case may be, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent, and

    - the certificates for all physically tendered existing notes, in proper form for transfer, or a book-entry confirmation, as the case may be, and all other documents required by the letter of transmittal are received by the exchange agent within three Nasdaq National Market trading days after the date of execution of the notice of guaranteed delivery.

WITHDRAWAL OF TENDERS

    Tenders of existing notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.

    For a withdrawal to be effective, a written notice of withdrawal must be received by the exchange agent prior to 5:00 p.m., New York City time on the expiration date at the address set forth below under "--Exchange Agent." Any such notice of withdrawal must

    - specify the name of the person having tendered the existing notes to be withdrawn,

    - identify the existing notes to be withdrawn, including the principal amount of such existing notes,

    - in the case of existing notes tendered by book-entry transfer, specify the number of the account at the book-entry transfer facility from which the existing notes were tendered and specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn existing notes and otherwise comply with the procedures of such facility,

    - contain a statement that such holder is withdrawing its election to have such existing notes exchanged,

    - be signed by the holder in the same manner as the original signature on the letter of transmittal by which such existing notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer to have the trustee with respect to the existing notes register the transfer of such existing notes in the name of the person withdrawing the tender, and

    - specify the name in which such existing notes are registered, if different from the person who tendered such existing notes.

All questions as to the validity, form, eligibility and time of receipt of such notice will be determined by us and our determination shall be final and binding on all parties. Any existing notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any existing notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the tendering holder thereof without cost to such holder, in the case of physically tendered existing notes, or credited to an account maintained with the applicable book-entry transfer facility for the existing notes as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn existing notes may be retendered by following one of the procedures described under "--Procedures for Tendering" and "--Book-Entry Transfer" above at any time on or prior to 5:00 p.m., New York City time, on the expiration date.

CONDITIONS

    Notwithstanding any other provision of the exchange offer, we shall not be required to accept for exchange, or to issue exchange notes in exchange for, any existing notes and may terminate or amend the exchange offer if at any time prior to 5:00 p.m., New York City time, on the expiration date, we determine, in our reasonable judgment, that the exchange offer violates applicable law, any applicable interpretation of the staff of the SEC or any order of any governmental agency or court of competent jurisdiction.

    The foregoing conditions are for the sole benefit of us and may be asserted by us regardless of the circumstances giving rise to any such condition or may be waived by us in whole or in part at any time and from time to time in our reasonable discretion. The failure by us at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

    In addition, we will not accept for exchange any existing notes tendered, and no exchange notes will be issued in exchange for any such existing notes, if at such time any stop order shall be threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of either indenture under the Trust Indenture Act. We are required to use every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the registration statement at the earliest possible moment.

EXCHANGE AGENT

    The Bank of New York has been appointed as exchange agent for the exchange offer. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and tenders of existing notes that have been deposited with a custodian for, and registered in the name of, The Depository Trust Company, should be directed to the exchange agent addressed as follows:

          BY MAIL, HAND DELIVERY OR                        FOR INFORMATION CALL:
             OVERNIGHT CARRIER:                               (212) 815-3750

            The Bank of New York                      FACSIMILE TRANSMISSION NUMBER:
           Reorganization Section                             (212) 815-6339
      101 Barclay Street, Floor 7 East                     CONFIRM BY TELEPHONE:
          New York, New York 10286                            (212) 815-3750
             Attention: Kin Lau

FEES AND EXPENSES

    The expenses of soliciting tenders pursuant to the exchange offer will be borne by us. The principal solicitation for tenders pursuant to the exchange offer is being made by mail; however, additional solicitations may be made by telegraph, telephone, telecopy or in person by officers and regular employees of us.

    We will not make any payments to brokers, dealers or other persons soliciting acceptances of the exchange offer. We, however, will pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its reasonable out-of-pocket expenses incurred in connection with such services. We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by us in forwarding copies of this prospectus and related documents to the beneficial owners of the existing notes, and in handling or forwarding tenders for exchange.

    The expenses to be incurred by us in connection with this exchange offer will be paid by us, including fees and expenses of the exchange agent and trustee and accounting, legal, printing and related fees and expenses.

    We will pay all transfer taxes, if any, applicable to the exchange of existing notes pursuant to the exchange offer. If, however, exchange notes or existing notes for principal amounts not tendered or accepted for exchange are to be registered or issued in the name of any person other than the registered holder of the existing notes tendered, or if tendered existing notes are registered in the name of any person other than the person signing the letter of transmittal, or if a transfer tax is imposed for any reason other than the exchange of existing notes pursuant to this exchange offer, then the amount of any such transfer taxes imposed on the registered holder or any other persons will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

CONSEQUENCES OF FAILURE TO EXCHANGE

    Holders of existing notes who do not exchange their existing notes for exchange notes pursuant to this exchange offer will continue to be subject to the restrictions on transfer of such existing notes as set forth in the legend thereon as a consequence of the issuance of the existing notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the existing notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not currently anticipate that we will register the existing notes under the Securities Act. To the extent that existing notes are tendered and accepted in the exchange offer, the trading market for untendered and tendered but unaccepted existing notes could be adversely affected.

                                USE OF PROCEEDS

    The exchange offer is intended to satisfy certain of our obligations under the registration rights agreement entered into when the existing notes were either issued in exchange for Destia's 11% senior discount notes due 2008 or sold in the December 8, 1999 private placement. We will not receive any cash proceeds from the issuance of the exchange notes in exchange for existing notes. In consideration for issuing the exchange notes, we will receive existing notes in like aggregate principal amount, the terms of which are identical in all material respects to the terms of the respective exchange notes. The existing notes surrendered in exchange for exchange notes will be retired and cancelled and cannot be reissued. Accordingly, the issuance of the exchange notes will not result in any increase or decrease in our outstanding indebtedness.

    The net proceeds from the issuance of the existing notes sold in the December 8, 1999 private placement were approximately $58.4 million after deducting discounts and commissions and expenses of that offering payable by us. We used $37.0 million of the net proceeds from that offering to purchase U.S. government securities which secure the payment of the first three interest payments on the existing notes. The remainder of the net proceeds were used as follows: $15.4 million to pay the cash payment portion of the December 1999 exchange offer, and $6.0 million to pay the consent payment in the exchange offer.

                                 CAPITALIZATION

    The following table sets forth the cash and cash equivalents, various other assets and our capitalization as of September 30, 1999 on an actual basis and on a pro forma basis to give effect to:

    - the issuance of $209.1 million principal amount at maturity of existing notes in exchange for the Destia 11% senior discount notes,

    - the sale of $63.7 million principal amount of existing notes offered in the private placement and the use of the net proceeds of approximately $58.4 million as follows: $37.0 million is assumed to be applied to purchase U.S. government securities, $15.4 million to pay the cash payment portion of the exchange offer, and the remaining $6.0 million to the consent payment, and

    - consummation of the Destia acquisition.

    You should read the information in this table in conjunction with "Selected Consolidated Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Unaudited Pro Forma Combining Financial Information" and our consolidated financial statements and related notes thereto included elsewhere in this prospectus.

                                                                         AS OF
                                                                  SEPTEMBER 30, 1999
                                                              ---------------------------
                                                                               PRO FORMA
                                                                                 OFFER
                                                                ACTUAL        AND MERGER
                                                              ----------      -----------
                                                                      (UNAUDITED)
                                                                 (IN THOUSANDS, EXCEPT
                                                                      SHARE DATA)
Cash and cash equivalents...................................  $  434,936      $  520,770
                                                              ==========      ==========
Restricted cash equivalents.................................  $    5,447      $    5,447
                                                              ==========      ==========
Cash securing letters of credit on network construction.....  $   79,537      $   79,537
                                                              ==========      ==========
Restricted marketable securities, current and non-current...  $  163,417      $  221,741
                                                              ==========      ==========
Long-term liabilities, excluding current installments:
    Long-term debt..........................................  $1,262,491      $1,679,105
    Notes payable and obligations under capital leases,
    excluding current installments..........................      28,109          52,766
                                                              ----------      ----------
      Total long-term debt..................................   1,290,600       1,731,871
                                                              ----------      ----------
    Stockholders' (deficiency) equity:
    Common stock, $.01 par value; 150,000,000 shares
     authorized;
      32,627,144 shares issued and outstanding, actual and
     46,712,041 shares issued and outstanding, pro forma....         326             467
    Additional paid-in capital..............................     389,845       1,071,272
    Unearned compensation...................................      (6,115)         (6,115)
    Accumulated other comprehensive loss....................     (24,968)        (24,968)
    Accumulated deficit.....................................    (391,807)       (391,807)
                                                              ----------      ----------
      Total stockholders' equity (deficiency)...............     (32,719)        648,849
                                                              ----------      ----------
        Total capitalization................................  $1,257,881      $2,380,720
                                                              ==========      ==========

                      SELECTED CONSOLIDATED FINANCIAL DATA

    The following selected consolidated financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," our consolidated financial statements, including the notes thereto, and our other consolidated financial data included elsewhere in this prospectus. The consolidated statement of operations data, other consolidated financial data and consolidated balance sheet data as of and for the years ended December 31, 1994, 1995, 1996, 1997 and 1998 are derived from our consolidated financial statements and the notes related thereto, which were audited by KPMG LLP, independent certified public accountants. The consolidated financial statements as of December 31, 1997 and 1998 and for each of the years in the three-year period ended December 31, 1998 and the report of KPMG LLP thereon, are included elsewhere in this prospectus. The selected consolidated statement of operations data, other consolidated financial data and consolidated balance sheet data as of and for the nine-month periods ended September 30, 1998 and 1999 are derived from our unaudited consolidated financial statements included elsewhere in this prospectus, which, in the opinion of management, include all adjustments necessary for a fair presentation of our financial condition and results of operations for such periods. The results of operations for interim periods are not necessarily indicative of a full year's operations. EBITDA consists of earnings before interest, income taxes, extraordinary loss, dividends on preferred stock and depreciation and amortization. Capital additions for each period consist of capital expenditures, the net increase in payables for property and equipment purchases, assets acquired under capital lease obligations and capitalized interest during the period. Deficiency of earnings to fixed charges is calculated as income before taxes, dividends on preferred stock and extraordinary items plus interest expense, divided by fixed charges. Fixed charges consist of interest on indebtedness, dividends on preferred stock and one-third of rental expense. Earnings were not sufficient to cover fixed charges. Restricted securities represents government obligations purchased by us which secure the payment of certain interest payments on our outstanding senior notes.

                                                                                                           NINE MONTHS
                                                                                                              ENDED
                                                          YEAR ENDED DECEMBER 31,                         SEPTEMBER 30,
                                           -----------------------------------------------------      ---------------------
                                             1994       1995       1996       1997       1998           1998        1999
                                           --------   --------   --------   --------   ---------      ---------   ---------
                                                                                                           (UNAUDITED)
                                                                            (IN THOUSANDS)
CONSOLIDATED STATEMENT OF OPERATIONS
  DATA:
Revenue:
  Communication services revenue.........  $ 26,268   $ 32,313   $ 50,419   $ 73,018   $ 131,938      $  86,133   $ 151,204
  Capacity sales.........................     --         --         --         --          3,250             --      59,173
                                           --------   --------   --------   --------   ---------      ---------   ---------
    Total revenue........................    26,268     32,313     50,419     73,018     135,188         86,133     210,377
Operating expenses:
  Cost of services and sales.............    22,953     27,648     42,130     63,504     122,109         77,624     162,858
  Selling, general and administrative....    14,463     24,370     32,866     36,077      44,893         31,057      63,380
  Depreciation and amortization..........       789      2,637      4,802      7,717      16,268         10,706      39,039
  Equipment impairment loss..............     --           560      --         --         --                 --          --
                                           --------   --------   --------   --------   ---------      ---------   ---------
    Total operating expenses.............    38,205     55,215     79,798    107,298     183,270        119,387     265,277
                                           --------   --------   --------   --------   ---------      ---------   ---------
Operating loss...........................   (11,937)   (22,902)   (29,379)   (34,280)    (48,082)       (33,254)    (54,900)
Interest income..........................       214      3,282      1,852      3,686      28,259         19,906      21,413
Interest expense.........................      (772)    (8,856)   (10,848)   (12,450)    (79,177)(1)    (52,715)    (97,344)(1)
                                           --------   --------   --------   --------   ---------      ---------   ---------
Loss before extraordinary loss...........   (12,495)   (28,476)   (38,375)   (43,044)    (99,000)       (66,063)   (130,831)
Extraordinary loss on debt prepayment....     --         --         --         --        (28,304)       (28,304)         --
                                           --------   --------   --------   --------   ---------      ---------   ---------
Net loss.................................   (12,495)   (28,476)   (38,375)   (43,044)   (127,304)       (94,367)   (130,831)
Dividends on redeemable convertible
  preferred stock........................     --         --         --         --         (3,301)        (2,131)     (1,341)
                                           --------   --------   --------   --------   ---------      ---------   ---------
Net loss attributable to common
  stockholders...........................  $(12,495)  $(28,476)  $(38,375)  $(43,044)  $(130,605)     $ (96,498)  $(132,172)
                                           ========   ========   ========   ========   =========      =========   =========
---------------------------------------------------------------------------------------------------------------------------
(1) We capitalize interest costs that relate to debt to finance the Circe Network, until the related portion of the Circe
    Network is placed into service. In 1998 and the nine months ended September 30, 1999, we capitalized $3.3 million and
    $7.1 million, respectively, of interest costs.

                                                                                                           NINE MONTHS
                                                                                                              ENDED
                                                          YEAR ENDED DECEMBER 31,                         SEPTEMBER 30,
                                           -----------------------------------------------------      ---------------------
                                             1994       1995       1996       1997       1998           1998        1999
                                           --------   --------   --------   --------   ---------      ---------   ---------
                                                                                                           (UNAUDITED)
                                                             (IN THOUSANDS, EXCEPT OTHER OPERATING DATA)
OTHER CONSOLIDATED FINANCIAL DATA:
EBITDA...................................  $(11,148)  $(20,265)  $(24,577)  $(26,563)  $ (31,814)     $ (22,548)  $ (15,861)
Net cash used in operating activities....   (11,571)   (18,489)   (26,331)   (22,525)    (60,318)       (13,501)    (65,013)
Net cash used in by investing
  activities.............................    (4,996)   (37,057)    (1,592)   (43,164)   (349,992)      (148,676)   (373,338)
Net cash provided by (used in) financing
  activities.............................    80,984     (2,306)    94,772     11,286     729,035        730,626     539,526
Capital additions........................     4,267     11,887      9,800     40,214     220,903        104,884     511,909
Deficiency of earnings to fixed
  charges................................   (12,495)   (28,984)   (38,442)   (43,208)   (133,927)       (97,969)   (139,285)
OTHER OPERATING DATA:
Billable minutes (000s)..................    14,981     25,932     62,249    140,918     383,875        248,887     909,574
Switches.................................         2         10         13         14          15             15          15
Points of interconnection................         3         11         13         33          34             33          78

                                                                                                              AS OF
                                                            AS OF DECEMBER 31,                            SEPTEMBER 30,
                                           -----------------------------------------------------      ---------------------
                                             1994       1995       1996       1997       1998           1998        1999
                                           --------   --------   --------   --------   ---------      ---------   ---------
                                                                                                           (UNAUDITED)
                                                                            (IN THOUSANDS)
CONSOLIDATED BALANCE SHEET DATA:
Cash and cash equivalents................   $66,762   $ 35,066   $ 92,982   $ 47,143   $ 501,282      $ 588,352   $ 434,936
Restricted cash equivalents and
  restricted marketable securities.......     --         --         --         --        144,523        162,094     168,864
Cash securing letters of credit for
  network construction...................     --         --         --         --         --             --          79,537
Working capital..........................    58,549     26,214     79,434      7,667     428,657        540,635     284,314
Property and equipment, net..............     6,933     15,715     21,074     54,094     266,256        151,298     715,483
Intangible assets, net...................     5,225      5,502      5,021      4,339      46,968         39,835      66,506
Total assets.............................    83,923     65,613    134,664    126,809   1,009,111        976,536   1,594,401
Long-term debt, excluding current
  installments...........................    59,955     67,283     77,904     99,610     921,139        899,775   1,290,600
Redeemable convertible preferred stock...     --         --         --         --         47,121         45,951      --
Stockholders' equity (deficiency)........    10,985    (17,618)    38,483     (8,564)   (137,292)      (101,207)    (32,719)

              UNAUDITED PRO FORMA COMBINING FINANCIAL INFORMATION

    The following Unaudited Pro Forma Combining Balance Sheet of Viatel as of September 30, 1999 and Unaudited Pro Forma Combining Statement of Operations of Viatel for the nine months ended September 30, 1999 and the year ended
December 31, 1998 illustrate the effect of our merger with Destia, the exchange of all outstanding Destia discount notes and the private placement consummated on December 8, 1999. The Unaudited Pro Forma Combining Balance Sheet assumes that the merger with Destia had been completed as of September 30, 1999 and the Unaudited Pro Forma Combining Statements of Operations assume that the merger with Destia had been completed as of the beginning of the periods presented. Certain reclassifications have been made to Destia's financial statements to conform with our presentation.

    Under the terms of our acquisition of Destia, the holders of Destia common stock received shares of our common stock on the basis of an exchange ratio of
0.445 of a share of our stock for each Destia share. Under the exchange offer, the holders of Destia discount notes received a cash payment of $71.24 (inclusive of a $20.00 consent payment) and $686.03 principal amount of our 11.50% senior dollar notes for each $1,000 principal amount at maturity of Destia's discount notes. To provide funding for the cash portion of the exchange offer and the consent payment and deferred financing costs, we issued and sold notes in a private offering.

ACCOUNTING TREATMENT

    We will record the merger as a purchase transaction. For accounting purposes, we are the acquiring corporation in the merger.

    The pro forma adjustments are based upon currently available information and assumptions that our management believes are reasonable and certain information provided by management of Destia. We will account for the merger based upon the estimated fair market value of the net tangible assets, intangible assets and liabilities acquired at the date of acquisition. The adjustments included in the Unaudited Pro Forma Combining Financial Information represent the preliminary determination of these adjustments based upon available information. We cannot assure you that the actual adjustments will not differ significantly from the pro forma adjustments reflected in the Unaudited Pro Forma Combining Financial Information.

    The Unaudited Pro Forma Combining Financial Information is not necessarily indicative of either future results of operations or results that might have been achieved if our acquisition of Destia had been consummated as of the indicated dates. The Unaudited Pro Forma Combining Financial Information should be read in conjunction with our historical financial statements and the historical financial statements of Destia, together with the related notes thereto, which are included, or incorporated by reference, elsewhere in this prospectus.

      UNAUDITED PRO FORMA COMBINING BALANCE SHEET AS OF SEPTEMBER 30, 1999

                                                                                           PRO FORMA       VIATEL PRO
                                                               VIATEL       DESTIA          MERGER           FORMA
                                                             HISTORICAL   HISTORICAL      ADJUSTMENTS       COMBINED
                                                             ----------   ----------      -----------      ----------
                                                                                  (IN THOUSANDS)
Assets
Current assets:
  Cash and cash equivalents................................  $  434,936   $  85,834       $                $  520,770
  Restricted cash equivalents..............................       5,447          --               --            5,447
  Restricted marketable securities, current................      66,569       4,359           21,709 (4)       92,637
  Trade accounts receivable, net...........................      60,995      52,518               --          113,513
  Other receivables........................................      42,610          --               --           42,610
  Prepaid expenses.........................................      10,277       6,445               --           16,722
                                                             ----------   ---------       ----------       ----------
      Total current assets.................................     620,834     149,156           21,709          791,699
                                                             ----------   ---------       ----------       ----------
Restricted marketable securities, non-current..............      96,848      16,978           15,278 (4)      129,104
Property and equipment, net................................     715,483     146,325               --          861,808
Cash securing letters of credit for network construction...      79,537          --               --           79,537
Intangible assets, net.....................................      66,506      61,101          864,123 (1)      939,909
                                                                                             (61,101)(1)
                                                                                               9,280 (4)

Other assets...............................................      15,193       3,123               --           18,316
                                                             ----------   ---------       ----------       ----------
      Total assets.........................................  $1,594,401   $ 376,683       $  849,289       $2,820,373
                                                             ==========   =========       ==========       ==========

Liabilities and Stockholders' Equity (Deficiency)
Current liabilities:
  Accrued telecommunications costs.........................  $   34,896   $  19,842       $       --       $   54,738
  Accounts payable, other accrued expenses and deferred          64,051      59,608            7,744 (1)      132,878
    revenue................................................
                                                                                               1,475 (4)
  Property and equipment purchases payable.................     196,814          --               --          196,814
  Accrued interest.........................................      28,500       4,359               --           32,859
  Current installments of notes payable, long-term debt and
    obligations under capital leases.......................      12,259      10,105               --           22,364
                                                             ----------   ---------       ----------       ----------
      Total current liabilities............................     336,520      93,914            9,219          439,653
                                                             ----------   ---------       ----------       ----------
Long-term liabilities:
  Long term debt...........................................   1,262,491     359,730          205,790 (1)    1,679,105
                                                                                            (209,070)(1)
                                                                                              60,164 (4)
  Notes payable and obligations under capital leases,
    excluding current installments.........................      28,109      24,657               --           52,766
                                                             ----------   ---------       ----------       ----------
      Total long-term liabilities..........................   1,290,600     384,387           56,884        1,731,871

Commitments and contingencies
Stockholders' equity (deficiency):
  Common stock.............................................         326         315             (315)(1)          467
                                                                                                 141 (1)
  Non-voting common stock..................................          --           1               (1)(1)           --
  Additional paid-in capital...............................     389,845      82,420          (82,420)(1)    1,071,272
                                                                                             552,128 (1)
                                                                                             105,976 (1)
                                                                                              23,323 (1)
  Unearned compensation....................................      (6,115)         --               --           (6,115)
  Accumulated other comprehensive loss.....................     (24,968)     (1,173)           1,173 (1)      (24,968)
  Accumulated deficit......................................    (391,807)   (183,181)         183,181 (1)     (391,807)
                                                             ----------   ---------       ----------       ----------
      Total stockholders' equity (deficiency)..............     (32,719)   (101,618)         783,186          648,849
                                                             ----------   ---------       ----------       ----------
      Total liabilities and stockholders' equity...........  $1,594,401   $ 376,683       $  849,289       $2,820,373
                                                             ==========   =========       ==========       ==========

 See accompanying notes to unaudited pro forma combining financial information.

             UNAUDITED PRO FORMA COMBINING STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999

                                                                                             VIATEL
                                                 VIATEL       DESTIA     PRO FORMA MERGER   PRO FORMA
                                               HISTORICAL   HISTORICAL     ADJUSTMENTS      COMBINED
                                               ----------   ----------   ----------------   ---------
                                                       (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenue:
  Communication services revenue.............  $ 151,204     $226,815        $      --      $ 378,019
  Capacity sales.............................     59,173           --               --         59,173
                                               ---------     --------        ---------      ---------
    Total revenue............................    210,377      226,815               --        437,192
                                               ---------     --------        ---------      ---------
Operating expenses
  Cost of services and sales.................    162,858      161,415               --        324,273
  Selling, general and administrative........     63,380       89,083               --        152,463
  Depreciation and amortization..............     39,039       20,393           92,585 (2)    147,751
                                                                                (4,266)(3)
                                               ---------     --------        ---------      ---------
    Total operating expenses.................    265,277      270,891           88,319        624,487
                                               ---------     --------        ---------      ---------
Operating loss...............................    (54,900)     (44,076)         (88,319)      (187,295)
Interest income..............................     21,413        5,501               --         26,914
Interest expense.............................    (97,344)     (35,007)         (23,517)(6)   (140,467)
                                                                                16,134 (5)
                                                                                  (733)(4)
Other expense................................         --       (1,055)              --         (1,055)
                                               ---------     --------        ---------      ---------
Net loss.....................................   (130,831)     (74,637)         (96,435)      (301,903)
                                               ---------     --------        ---------      ---------
Dividends on redeemable convertible preferred
  stock......................................     (1,341)          --               --         (1,341)
                                               ---------     --------        ---------      ---------
Net loss attributable to common
  stockholders...............................  $(132,172)    $(74,637)       $ (96,435)     $(303,244)
                                               =========     ========        =========      =========
Loss per common share, basic and diluted:
  Before extraordinary item..................  $   (4.85)    $  (2.81)                      $   (7.34)
  From extraordinary item....................         --           --                              --
                                               ---------     --------                       ---------
  Net loss attributable to common
    stockholders.............................  $   (4.85)    $  (2.81)                      $   (7.34)
                                               =========     ========                       =========
Weighted average common shares outstanding,
  basic and diluted..........................     27,250       26,521                          41,335 (7)
                                               =========     ========                       =========

 See accompanying notes to unaudited pro forma combining financial information.

             UNAUDITED PRO FORMA COMBINING STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1998

                                                                                             VIATEL
                                                 VIATEL       DESTIA     PRO FORMA MERGER   PRO FORMA
                                               HISTORICAL   HISTORICAL     ADJUSTMENTS      COMBINED
                                               ----------   ----------   ----------------   ---------
                                                       (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenue:
  Communication services revenue.............  $ 131,938     $193,737        $      --      $ 325,675
  Capacity sales.............................      3,250           --               --          3,250
                                               ---------     --------        ---------      ---------
    Total revenue............................    135,188      193,737               --        328,925
                                               ---------     --------        ---------      ---------
Operating expenses
  Cost of services and sales.................    122,109      140,548               --        262,657
  Selling, general and administrative........     44,893       80,092               --        124,985
  Depreciation and amortization..............     16,268       11,866          123,446 (2)    149,034
                                                                                (2,546)(3)
                                               ---------     --------        ---------      ---------
    Total operating expenses.................    183,270      232,506          120,900        536,676
                                               ---------     --------        ---------      ---------
Operating loss...............................    (48,082)     (38,769)        (120,900)      (207,751)

Interest income..............................     28,259       11,516               --         39,775
Interest expense.............................    (79,177)     (41,030)         (31,356)(6)   (135,389)
                                                                                17,151 (5)
                                                                                  (977)(4)
Other expense................................         --         (661)              --           (661)
                                               ---------     --------        ---------      ---------
Loss before extraordinary loss...............    (99,000)     (68,944)        (136,082)      (304,026)
Extraordinary loss on debt prepayment........    (28,304)          --               --        (28,304)
                                               ---------     --------        ---------      ---------
Net loss.....................................   (127,304)     (68,944)        (136,082)      (332,330)

Dividends on redeemable convertible preferred
  stock......................................     (3,301)          --               --         (3,301)
                                               ---------     --------        ---------      ---------
Net loss attributable to common
  stockholders...............................  $(130,605)    $(68,944)       $(136,082)     $(335,631)
                                               =========     ========        =========      =========
Loss per common share, basic and diluted:
  Before extraordinary item..................  $   (4.44)    $  (3.31)                      $   (8.28)
  From extraordinary item....................      (1.23)          --                           (0.76)
                                               ---------     --------                       ---------
Net loss attributable to common
  stockholders...............................  $   (5.67)    $  (3.31)                      $   (9.04)
                                               =========     ========                       =========
Weighted average common shares outstanding,
  basic and diluted..........................     23,054       20,846                          37,139 (7)
                                               =========     ========                       =========

 See accompanying notes to unaudited pro forma combining financial information.

          NOTES TO UNAUDITED PRO FORMA COMBINING FINANCIAL INFORMATION

(1) Reflects the acquisition by Viatel Acquisition Corp. of Destia at September 30, 1999 as follows:

    (i) the issuance of 14.1 million shares of our common stock using an exchange ratio of 0.445 of a share of our common stock for each share of Destia common stock; our common stock is valued at $39.21 per share, which represents the average of the closing stock price three days prior to and three days after the announcement of the merger;

    (ii) the exchange by holders of Destia's 11% senior discount notes with accreted value of $209,070,000 at September 30, 1999, for our 11.50% notes with an estimated aggregate principal amount of $205,790,000 and cash of $15,372,000. Under the terms of the exchange, holders of Destia's 11% senior discount notes receive $686.03 principal amount of our 11.50% notes, $20.00 as a consent payment and $51.24 in cash for each $1,000 principal amount at maturity of Destia 11% senior discount notes. The pro forma calculations assume that none of Destia's 13.50% senior notes due 2007 will be put back to Destia pursuant to the offer to repurchase that Destia is required to make as a result of the acquisition. To the extent such notes are put back to Destia, cash will be decreased or other indebtedness will be increased;

   (iii) estimated transaction costs for us of $7,744,000;

    (iv) elimination of Destia goodwill and deferred financing costs;

    (v) the value of our stock options exchanged for outstanding Destia stock options. Such value has been determined using the Black-Scholes method assuming 91.9% volatility, a risk free interest rate of 5.9% and an average exercise period of two years;

    (vi) the value of our warrants exchanged for outstanding warrants of Destia. Such value has been determined using the Black-Scholes model assuming 91.9% volatility, a risk free interest rate of 5.9% and an average exercise period of two years; and

   (vii) the elimination of historical net assets acquired comprised of Destia's historical stockholders' equity reduced by goodwill and deferred financing fees.

Issuance of common stock (dollars in thousands, except per share price)
    Destia shares outstanding at September 30, 1999.........   31,547,066
    Destia non-voting common shares outstanding at
      September 30, 1999....................................      104,388
                                                              -----------

    Adjusted Destia shares outstanding September 30, 1999...   31,651,454
    Exchange ratio of 0.445 to 1 share......................        0.445
                                                              -----------

    Number of shares issued to acquire Destia...............   14,084,897
    Per share price.........................................  $     39.21
    Value of shares issued..................................                $ 552,269
    Value of debt exchanged.................................                  205,790
    Cash portion of debt exchanged..........................                   15,372
    Value of options exchanged..............................                  105,976
    Value of warrants exchanged.............................                   23,323
    Estimated Viatel transaction costs......................                    7,744
                                                                            ---------
    Purchase price..........................................                  910,474
Less net assets acquired:
    Destia 11% senior discount notes due 2008 exchanged.....  $   209,070
    Destia stockholders' deficit............................     (101,618)
    Destia intangible assets................................      (49,863)
    Destia deferred financing fees..........................      (11,238)
                                                              -----------
    Excess of cost over historical net assets acquired......                   46,351
                                                                            ---------
                                                                            $ 864,123
                                                                            =========

          NOTES TO UNAUDITED PRO FORMA COMBINING FINANCIAL INFORMATION

   For illustrative purposes, we have made a preliminary allocation of excess cost over estimated net assets acquired to goodwill as Destia's assets and liabilities are estimated to approximate fair value. The final allocation of purchase price to assets and liabilities acquired will depend upon the final purchase price and the final estimates of fair values of assets and liabilities of Destia at the closing date. We will undertake a study to determine the fair values of assets and liabilities acquired and will allocate the purchase price accordingly. We believe that the carrying value of current assets and current liabilities approximates fair value and that the excess of cost over historical net assets acquired will be allocated to property and equipment, telecommunications licenses, goodwill and other identifiable intangibles. However, there can be no assurance that the actual allocation will not differ significantly from the pro forma allocation.

(2) Reflects the amortization expense of the excess of cost over historical net assets acquired in the merger by use of the straight-line method over 7 years. Should the allocation of such excess of cost over historical net assets acquired differ significantly as described in note 1 above, amortization expense could increase since the depreciable lives of assets other than goodwill may be shorter.

(3) Reflects the elimination of Destia's historical amortization of goodwill and deferred financing costs.

(4) Reflects the sale of $63,666,000 in gross principal amount of our 11.50% senior dollar notes due 2009 for cash. The net proceeds of $58,359,000 from the offering are assumed to be applied as follows: a) $36,987,000 to purchase U.S. government securities that are pledged to secure the payment of interest through March 15, 2001 on $269,456,000 aggregate principal amount of our 11.50% senior dollar notes; b) $15,372,000 to be applied towards the cash payment portion of the exchange offer to holders of Destia's 11% senior discount notes due 2008; and c) $6,000,000 towards the consent payment paid to such holders. The related deferred financing costs of $3,280,000 and the consent payment of $6,000,000 are being amortized over the term of the related debt.

(5) Reflects the elimination of Destia's historical interest expense for its 11% senior discount notes.

(6) Reflects interest expense and amortization of discount on our existing notes.

(7) The average common shares outstanding used in calculating pro forma loss per common share from continuing operations are calculated assuming that the estimated number of our shares of common stock issued in the merger were outstanding from the beginning of the periods presented. Options and warrants to purchase shares of common stock were not included in computing pro forma diluted earnings per common share because their inclusion would result in a smaller loss per common share.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    THE FOLLOWING DISCUSSION SHOULD BE READ IN CONJUNCTION WITH OUR FINANCIAL STATEMENTS AND THE NOTES THERETO INCLUDED ELSEWHERE IN THIS PROSPECTUS. THE FOLLOWING DISCUSSION INCLUDES CERTAIN FORWARD-LOOKING STATEMENTS. FOR A DISCUSSION OF IMPORTANT FACTORS, INCLUDING, BUT NOT LIMITED TO, THE CONTINUED DEVELOPMENT OF OUR BUSINESS, ACTIONS OF REGULATORY AUTHORITIES AND COMPETITORS, PRICE DECLINES AND OTHER FACTORS WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE RESULTS REFERRED TO IN THE FORWARD-LOOKING STATEMENTS, SEE "RISK FACTORS."

OVERVIEW

    Since our inception in 1991, we have invested heavily in developing our ability to provide international communications services within Western Europe and to expand our market presence. During the past seven years, we have made substantial investments in software and back office operations, administrative infrastructure and a direct sales organization in Western Europe. Furthermore, we have created an extensive commercial telecommunications network in Western Europe which we believe is necessary to economically render the voice and data services we offer and intend to offer. We have also expanded our ability to generate revenues in North America during 1998. Historically, our revenues were derived from wholesale sales and retail sales, which is composed of sales to end-users. Currently, our revenues also include revenues from the sale of capacity on our network. Each revenue source has a different impact on our results of operations. The sale of capacity on our Circe Network will vary substantially from period-to-period and will result in fluctuations in our operating results. For a discussion of the effects of the Circe Network on communications services revenue and other line items, see "--The Circe Network."

    REVENUE

    Our revenue is derived from communications services and capacity sales. Our communications services revenue is currently based primarily on the number of minutes of use billed, "billable minutes," and, to a lesser extent, on the additional services and products provided through our network. We currently derive our communications services revenue principally from long distance telecommunications services.

    During recent years, the following key trends have affected the composition of our communications services revenue:

    - A growing portion of our customers, particularly in Western Europe, now accesses our network using either "indirect access" or "dedicated access" rather than call re-origination or international toll-free access. See "Business--The Viatel Network."

    - We have continued to expand our wholesale business. Our acquisition of Flat Rate Communications, Inc. during 1998 resulted in a significant increase in our wholesale business, and also increased our North American revenues. We believe that the revenues generated in North America will continue to increase.

    - The Western European market has increased in importance for us. In contrast, revenue from Latin America and the Asia/Pacific Rim has declined, and is expected to continue to decline, as a percentage of total communications revenue as we continue to grow our business in Western Europe.

    The table set forth below presents our communications services revenue, as a percentage of total revenue, from different regions, based on where calls originated on our network:

                                                                                                     NINE MONTHS ENDED
                                                    YEAR ENDED DECEMBER 31,                            SEPTEMBER 30,
                                             --------------------------------------       ---------------------------------------
                                               1996           1997           1998           1998                    1999
                                             --------       --------       --------       --------         ----------------------
Western Europe.............................    39.5%          44.7%          46.6%          47.4%                            72.4%
North America..............................    18.9           21.9           41.6           38.0                             24.0
Latin America..............................    28.6           22.2           10.8           13.0                              3.5
Asia/Pacific Rim and Other.................    13.0           11.2            1.0            1.6                              0.1

    We have experienced, and expect to continue to experience, declining revenue per minute in all of our markets, in part as a result of increasing worldwide competition within the telecommunications industry. We believe, however, that the impact on our results of operations from price decreases will be at least partially offset by (1) continuing decreases in our cost of providing telecommunications services, particularly those decreases resulting from our continued efforts to convert from leased to owned infrastructure and reduce interconnection costs through the use of the Circe Network as it is expanded,
(2) the introduction of new products and services and (3) our ability to enter into additional interconnection agreements. There can be no assurance, however, that the results referred to in the foregoing forward-looking statements, including a decline in our cost of communications services, can be achieved.

    COST OF SERVICES AND SALES

    Our cost of services and sales can be classified into four general categories: access costs, network costs, termination costs and cost of capacity sold. Access costs generally represent the costs associated with transporting the traffic from a customer's premises to the closest access point on our network. Access costs vary depending upon the distance from our network to the customer's premises and from country to country. We currently expect that our effective per minute access costs will be reduced as deregulation continues and competition accelerates, as certain European Union directives requiring cost-oriented pricing (i.e., costs that an effectively competitive market would yield) by incumbent telecommunications operators are enforced and as we are able to obtain cost effective interconnection agreements. However, we can provide no assurance regarding the extent or timing of such cost decreases. In the event that such access costs do not fall as fast as we expect or at all, our gross margins could be adversely impacted.

    Network costs represent the costs of transporting calls over our network from its point of entry to its point of exit. Network costs generally consist of leased line rental costs, facility/network management costs and costs associated with interconnection with facilities of incumbent telecommunications operators. These costs will decrease substantially as each ring of the Circe Network is placed into service and we secure infrastructure ownership on other routes, which will enhance gross margins. However, there will be an associated increase in depreciation and amortization expense (which is not included in network costs). In order to succeed, we will need our per minute network costs to decline substantially compared to our per minute revenue. See "--Depreciation and Amortization."

    We utilize least cost routing designed to terminate traffic in the most cost-effective manner. We believe that local termination costs should decrease as we (1) add additional switches and points of presence, (2) interconnect with additional incumbent telecommunications operators and other infrastructure providers and (3) construct or purchase additional transmission facilities. Local termination costs should also decrease as new telecommunications service providers emerge and, in Western Europe, as European Union member states implement and enforce regulations requiring incumbent telecommunications operators to establish rates which are set at the forward-looking, long run economic costs that would be incurred by an efficient provider using state-of-the-art technology.

We cannot provide any assurance regarding the results referred to in the foregoing forward-looking statements, including the extent or timing of cost decreases. See "Risk Factors" and "Business--Competition" and
"Business--Government Regulation."

    Termination costs currently represent the costs which we are required to pay to other carriers from the point of exit from our network to the point of destination. Termination costs are generally variable with traffic volume and traffic mix. If a call is terminated in a city in which we have a switch or point of presence, the call is usually transferred to the public switched telephone network for local termination. If the call is to a location in which we do not have a switch or point of presence, then the call must be transferred to another carrier with which we are interconnected.

    For a description of cost of capacity sold, see "--The Circe Network."

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

    Our selling, general and administrative expenses include commissions paid to independent sales representatives and overhead costs associated with our headquarters, back office and network operations centers and sales offices. Our selling, general and administrative expenses have continued to increase since our inception as we have developed and expanded our business, although these expenses have fallen as a percentage of communications revenue. We anticipate that these expenses will continue to increase as our business is expanded in the future, however, we cannot provide any assurance that this will be the case. We anticipate that these expenses will continue to be incurred in advance of anticipated related communications services revenue.

    As a result of our merger with Destia, we anticipate taking a restructuring charge in the fourth quarter of 1999.

    DEPRECIATION AND AMORTIZATION

    Depreciation and amortization expense includes charges relating to depreciation of property and equipment, which consist principally of telecommunications-related equipment such as switches and points of presence, indefeasible rights of use and minimum investment units, furniture and equipment, leasehold improvements, and amortization of intangible assets, including goodwill and costs associated with acquired employee bases and sales forces. We depreciate our network over periods ranging from five to 15 years and amortize our intangible assets over periods ranging from three to 25 years. We expect depreciation and amortization expense to increase as we further expand our network, particularly as each ring of the Circe Network is placed into service, at least until significant portions of the Circe Network are sold.

THE CIRCE NETWORK

    The Circe Network is expected to have significant effects on our results of operations. The sale of capacity on the Circe Network will vary substantially from period-to-period and, as a result, may result in fluctuations in our operating results. During the first quarter of 1999, we began selling capacity on the Circe Network. These sales substantially increase our gross profit (I.E., total revenue less cost of services and sales) because our cost of communication services as a percentage of communications service revenue is currently higher than the cost of capacity as a percentage of capacity sales. Due to the timing of capacity sales and higher margin associated with such sales, our gross profits and gross margin may also fluctuate substantially in the future, in ways that will not necessarily reflect the trends in our communications services business. We capitalize all of the costs associated with designing, building, funding and placing each ring of the Circe Network into service.

    Revenue from capacity sales that qualify under generally accepted accounting principles to be treated as sales are recognized under a line item titled "Capacity sales." Capacity sales are recognized as revenue when the purchaser obtains the right to use the capacity. The related cost of capacity is reported in the same period. With respect to each sale of capacity, the related cost of capacity sales is equal to a proportionate amount of the total capitalized cost of the related network. Revenue from operating leases of private line circuits will be included in communications services revenue and will be recognized on a straight line basis over the life of the lease. The portion of the total capitalized cost of the Circe Network used to provide communications services is included in property and equipment and is being charged to depreciation and amortization over its useful life.

    We trade capacity on the Circe Network for capacity on other cable systems. Depending upon structure, these trades of capacity may have a material affect on our statement of operations. We will continue to incur sales and marketing and related expenses that will not be capitalized and will affect our results of operations, particularly while the Circe Network is being designed, built and placed into service. In addition, we will continue to incur additional operating and maintenance expenses as the remaining Circe phases become operational. As a result of financing the Circe Network with debt, we are capitalizing a portion of the interest incurred that relates to the construction of the Circe Network until it is placed in service and will incur increases in interest expense thereafter.

    The Circe Network will have a beneficial effect on our costs of services and sales as well as net income (loss). This will occur as we bring traffic "on-net," to facilities we own, as opposed to facilities that we lease from other carriers. A large portion of the expenses associated with facilities we own is accounted as depreciation and amortization, while leased capacity is accounted for as a cost of services and sales. As a result, we expect that our gross margins and profit will be improved as we bring traffic "on-net." However, net income (loss) will not improve to the same extent. The effect of bringing traffic "on-net" will be somewhat delayed because our leased line agreements require minimum notification to terminate our obligations.

RESULTS OF OPERATIONS

    The following table summarizes the breakdown of our results of operations as a percentage of revenue. Our revenue, and therefore these percentages, could fluctuate substantially from period to period due to capacity sales, which have a substantially different impact on margins than communications services.

                                                                  YEAR ENDED                       NINE MONTHS ENDED
                                                                 DECEMBER 31,                        SEPTEMBER 30,
                                                     ------------------------------------       -----------------------
                                                       1996          1997          1998           1998           1999
                                                     --------      --------      --------       --------       --------
Cost of services and sales.....................         83.6%         87.0%         90.3%         90.1%          77.4%
Selling, general and administrative expenses...         65.2%         49.4%         33.2%         36.1%          30.1%
Depreciation and amortization..................          9.5%         10.6%         12.0%         12.4%          18.6%
EBITDA loss (1)................................         48.7%         36.4%         23.5%         26.2%           7.5%

------------------------

(1) As used herein "EBITDA" consists of earnings before interest, income taxes, extraordinary loss, dividends on convertible preferred stock and depreciation and amortization. EBITDA is a measure commonly used in the telecommunications industry to analyze companies on the basis of operating performance. EBITDA is not a measure of financial performance under generally accepted accounting principles, is not necessarily comparable to similarly titled measures of other companies and should not be considered as an alternative to net income as a measure of performance nor as an alternative to cash flow as a measure of liquidity.

    NINE MONTHS ENDED SEPTEMBER 30, 1999 COMPARED TO THE NINE MONTHS ENDED
     SEPTEMBER 30, 1998

    REVENUE. Revenue increased by 144.2% from $86.1 million for the nine months ended September 30, 1998 to $210.4 million for the nine months ended
September 30, 1999. This growth was
attributable to a 75.6% increase in communications services revenue to $151.2 million on 909.6 million billable minutes for the first nine months of 1999 from $86.1 million on 248.9 million billable minutes for the first nine months of 1998. Capacity sales represented $59.2 million, or 28.1% of revenue, for the first nine months of 1999. We had no capacity sales during the first nine months of 1998. Revenue growth for the nine months ended September 30, 1999 continues to be generated primarily by growth from European operations.

    Although there was a substantial increase in billable minutes from the first nine months of 1998 to the first nine months of 1999, the effects of such growth were partially offset by a decline in revenue per billable minute, as revenue per billable minute declined by 54.3% from $.35 in the first nine months of 1998 to $.16 in the first nine months of 1999, primarily because of (i) a higher percentage of lower-priced intra-European and national long distance traffic on our network and (ii) reductions in prices in response to price reductions by incumbent telecommunications operators and other carriers in many of our markets. Revenue per billable minute excludes fixed fees associated with our other products and service offerings.

    Communication services revenue from the sale of services to retail customers, which represented 45.2% of revenue for the nine months ended September 30, 1998 compared to 37.5% for the nine months ended September 30, 1999, decreased 69.1% from $.42 per billable minute in the first nine months of 1998 to $.13 per billable minute in the first nine months of 1999. Communication services revenue per billable minute from the sale of services to carriers and other resellers decreased from $.30 in the first nine months of 1998 to $.23 in the first nine months of 1999.

    During the first nine months of 1998 as compared to the first nine months of 1999, our carrier business grew on an absolute basis, but decreased as a percentage of revenue because our other services grew at a faster rate. The carrier business represented approximately 54.8% of revenue and approximately 63.3% of billable minutes for the nine months ended September 30, 1998 as compared to approximately 34.4% of revenue and approximately 34.0% of billable minutes for the nine months ended September 30, 1999.

    During the first nine months of 1998, approximately 47.4% of revenue was generated in Western Europe as compared to 72.4% of the revenue during the first nine months of 1999. Revenue from North America represented 38.0% during the first nine months of 1998 compared to 24.0% during the same period in 1999. Revenue from Latin America represented approximately 13.0% during the nine months ended September 30, 1998 compared to 3.5% during the nine months ended September 30, 1999. Pacific Rim revenues were less than 2% during the first nine months of 1998 and less than 1% for the same period in 1999.

    COST OF SERVICES AND SALES. Cost of services and sales increased from $77.6 million in the first nine months of 1998 to $162.9 million in the first nine months of 1999. As a percentage of revenue, however, cost of services and sales decreased from approximately 90.1% for the nine months ended September 30, 1998 to approximately 77.4% for the nine months ended September 30, 1999, due to our migration from leased infrastructure to the Circe Network and other owned capacity. The effect of bringing traffic on-net, however, will be somewhat delayed because our leased line agreements require minimum notification to terminate our obligations.

    Cost of services and sales for the nine months ended September 30, 1999 includes costs associated with the sale of capacity on the network. The cost of the sold capacity represented non-cash charges of the pro rata cost of the network asset and is determined based upon the ratio of total capacity sold to total estimated capacity multiplied by the total capitalized costs of the related network.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased from $31.1 million for the nine months ended September 30, 1998 to $63.4 million for the nine months ended September 30, 1999 and, as a percentage of revenue, decreased from approximately 36.1% for the nine months ended September 30, 1998 to approximately 30.1% for the corresponding period in 1999. Much of these expenses are attributable to overhead costs associated with our headquarters, back office and operations as well as maintaining a physical presence in multiple jurisdictions. We expect to incur additional expenses as we continue to invest in operating infrastructure and actively market our products and services. Salaries and commissions, as a percentage of total selling, general and administrative expenses, were approximately 49.3% and 45.3% for the nine months ended September 30, 1998 and 1999, respectively. Advertising and promotion expenses have increased substantially and will continue to be a significant component of selling, general and administrative expenses. As a percentage of total selling, general and administrative expenses, advertising and promotion expenses were approximately 2.7% and 7.0% for the nine months ended September 30, 1998 and 1999 respectively.

    EBITDA LOSS. EBITDA loss decreased from $22.5 million for the nine months ended September 30, 1998 to $15.9 million for the nine months ended September 30, 1999. As a percentage of revenue, EBITDA loss decreased from approximately 26.2% in the first nine months of 1998 to approximately 7.5% in the first nine months of 1999.

    DEPRECIATION AND AMORTIZATION. Depreciation and amortization expense, which includes depreciation of the network, increased from approximately $10.7 million for the nine months ended September 30, 1998 to approximately $39.0 million for the nine months ended September 30, 1999. The increase was due primarily to the $596.8 million increase in gross property and equipment from $173.3 million at September 30, 1998 to $770.1 million at September 30, 1999.

    INTEREST. Interest expense increased from approximately $52.7 million in the nine months ended September 30, 1998 to approximately $97.3 million in the nine months ended September 30, 1999, primarily as a result of increases in our outstanding indebtedness, which includes notes and capital lease obligations, which increased from $899.8 million at September 30, 1998 to $1.3 billion at September 30, 1999 . During the nine months ended September 30, 1999, we capitalized approximately $7.1 million of interest costs. Interest income increased from approximately $19.9 million in the nine months ended September 30, 1998 to approximately $21.4 million in the nine months ended September 30, 1999, primarily as a result of the interim investment of the net proceeds from our debt and equity financings.

    1998 COMPARED TO 1997

    TOTAL REVENUE.  Total revenue increased by 85.1% from $73.0 million on
140.9 million billable minutes for 1997 to $135.2 million on 383.9 million billable minutes for 1998. Total revenue growth for 1998 was generated primarily from increased European retail traffic and growth in our carrier business in Western Europe and in North America which was partially offset by decreased revenue from our Pacific Rim and Latin American operations. Total revenue for 1998 also included $3.3 million of transatlantic capacity sales.

    The overall increase of 172.4% in billable minutes from 1997 to 1998 was partially offset by declining revenue per billable minute, primarily because of
(1) a higher percentage of lower-priced intra-European and national long distance traffic on our network as compared to intercontinental traffic, (2) a higher percentage of lower-priced carrier traffic as compared to retail traffic and (3) reductions in certain rates charged to retail customers in response to price reductions enacted by incumbent telecommunications operators and other carriers in many of our markets.

    Communications services revenue per billable minute from the sale of services to retail customers, which represented 72.1% of total revenue for 1997, compared to 41.7% for 1998, decreased 43.5% from $.69 in 1997 to $.39 in 1998. Total revenue per billable minute from the sale of services to carriers and other resellers increased by 3.3% from $.30 in 1997 to $.31 in 1998 due primarily to changes in traffic mix. The number of contracted customers billed declined 30.2% from 21,515 at December 31,

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1997 to 15,010 at December 31, 1998. This decline in contracted customers billed is primarily attributable to our Pacific Rim operations where the number of customers billed declined 93.2% from 5,424 at December 31, 1997 to 369 at December 31, 1998, representing a net loss of 5,055 customers, as a result of currency fluctuations caused by the Asian economic crisis, which made our rates noncompetitive.

    During 1998 as compared to 1997, we significantly increased our carrier business through which we sell switched minutes, private lines and ports to carriers, Internet service providers and other resellers. The carrier business has enabled us to recover partially the costs associated with increased capacity in advance of demand from retail customers. The resulting economies of scale have allowed us to use our network more profitably for network originations and terminations within Europe. The carrier business represented approximately 27.9% of total revenue and approximately 46.1% of billable minutes for 1997 as compared to approximately 58.3% of total revenue and approximately 62.0% of billable minutes for 1998. The increase in total revenue derived from carriers and other resellers is partially attributable to the acquisition of Flat Rate Communications on February 27, 1998 which also significantly increased our North American revenues.

    COST OF SERVICES. Cost of services increased from $63.5 million in 1997 to $122.1 million in 1998 and, as a percentage of total revenue, increased from approximately 87.0% to approximately 90.3%. Our gross margin decreased, as a percentage of total revenue, from 13.0% for 1997 to 9.7% for 1998. This decrease was primarily due to (1) decreased revenue per minute resulting from price competition and foreign currency fluctuations which was not offset by corresponding decreases in infrastructure costs, (2) increased sales to carrier customers which generate substantially lower margins and (3) an increase in intra-European and national long distance traffic compared to higher margin international traffic. This decrease in gross margin, as a percentage of revenue, is one of the principal reasons we initiated a strategy to own key elements of our network infrastructure.

    Cost of services increased in 1998 in part because of the relatively high cost of leased infrastructure. These costs are expected to decrease as a percentage of total revenue as we continue to migrate from leased to owned infrastructure. From 1997 to 1998, we increased our private line circuits capacity and, as a result, costs for private line circuits increased from approximately $9.6 million for 1997 (approximately 13.1% of total revenue) to approximately $17.1 million for 1998 (approximately 12.6% of total revenue).

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased from $36.1 million in 1997 to $44.9 million in 1998 and, as a percentage of total revenue, decreased from approximately 49.4% in 1997 to approximately 33.2% in 1998. Much of these expenses are attributable to overhead costs associated with our headquarters, back office and network operations as well as maintaining sales offices. Salaries and commissions, as a percentage of total selling, general and administrative expenses, were approximately 51.6% and 49.3% for 1997 and 1998, respectively. Advertising and promotion expenses, as a percentage of total selling, general and administrative expenses, were approximately 1.2% and 3.6% for 1997 and 1998, respectively. We expect to incur additional expenses as we continue to invest in our sales and marketing infrastructure and actively market our products and services.

    EBITDA LOSS. EBITDA loss increased from $26.6 million for 1997 to $31.8 million for 1998. As a percentage of total revenue, EBITDA loss decreased from approximately 36.4% in 1997 to approximately 23.5% in 1998. These losses resulted from lower gross margins as a percentage of total revenue due to the relatively high cost of intra-European leased lines which was compounded by the impact on revenue of aggressive price reductions implemented by incumbent telecommunications operators.

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    DEPRECIATION AND AMORTIZATION.  Depreciation and amortization expense, which includes depreciation of our network, increased from approximately $7.7 million in 1997 to approximately $16.3 million in 1998. The increase was due primarily to (1) the depreciation of equipment related to network expansion and fiber optic cable systems placed in service during 1997 and (2) the amortization of goodwill associated with the acquisition of Flat Rate Communications in February 1998. Depreciation expense will increase substantially as each ring of the Circe Network becomes operational.

    INTEREST. Interest expense increased from approximately $12.5 million in 1997 to approximately $79.2 million in 1998 primarily as a result of our 1998 high yield offering. Interest income increased from approximately $3.7 million in 1997 to approximately $28.3 million for 1998 primarily as a result of the interim investment of the net proceeds from our 1998 high yield offering. During 1998, we capitalized $3.3 million of interest costs.

    1997 COMPARED TO 1996

    TOTAL REVENUE.  Total revenue increased by 44.8% from $50.4 million on
62.2 million billable minutes for 1996 to $73.0 million on 140.9 million billable minutes for 1997. Total revenue growth for 1997 was generated primarily from increased traffic volume on our network, from growth in our carrier business and, to a lesser extent, increased traffic volume in Latin America and the Pacific Rim.

    The overall increase of 126.4% in billable minutes from 1996 to 1997 was partially offset by declining revenue per billable minute primarily because of
(1) a higher percentage of lower-priced intra-European and national long distance traffic from our network as compared to intercontinental traffic,
(2) a higher percentage of lower-priced carrier traffic as compared to retail traffic, (3) reductions in certain rates charged to retail customers in response to pricing reductions enacted by certain incumbent telecommunications operators and other carriers in many of our markets, (4) changes in customer access methods and (5) foreign currency fluctuations.

    Total revenue per billable minute from the sale of services to retail customers, which represented 81.1% of total revenue in 1996, compared to 72.1% in 1997, decreased from $1.04 in 1996 to $.69 in 1997. Total revenue per billable minute from the sale of services to carriers and other resellers decreased from $.38 in 1996 to $.30 in 1997, primarily as a result of price competition. The number of customers billed rose 18.4% from 18,172 at December 31, 1996 to 21,515 at December 31, 1997.

    The carrier business represented approximately 18.9% of total revenue and approximately 35.2% of billable minutes for 1996 as compared to approximately 27.9% of total revenue and approximately 46.1% of billable minutes for 1997. This increase in carrier revenue represents an increase of approximately 147.0% over 1996.

    COST OF SERVICES. Cost of services increased from $42.1 million in 1996 to $63.5 million in 1997 and, as a percentage of total revenue, increased from approximately 83.6% to approximately 87.0% for 1996 and 1997, respectively. Our gross margin decreased from 16.4% for 1996 to 13.0% for 1997. This decrease was primarily due to (1) decreased revenue per minute resulting from price competition and foreign currency fluctuations which were not offset by corresponding decreases in infrastructure costs, (2) increased sales to carrier customers which generate substantially lower margins, and (3) an increase in intra-European and national long distance traffic compared to higher margin intercontinental traffic.

    Cost of services increased in 1997 because of the relatively high cost of leased infrastructure and the accelerated rollout of European points of presence. These costs are expected to decrease as a percentage of total revenue as we continue our efforts to convert from leased to owned capacity. We increased our private line circuits capacity by 311% and, as a result, the fixed costs associated with our network costs for private line circuits increased from approximately $4.1 million for 1996 (approximately 8.2% of total revenue) to approximately $6.0 million for 1997 (approximately 8.2% of total revenue).

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased from $32.9 million in 1996 to $36.1 million in 1997 and, as a percentage of total revenue, decreased from approximately 65.2% in 1996 to approximately 49.4% in 1997. Much of these expenses

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are attributable to overhead costs associated with our headquarters, back office and network operations as well as maintaining a physical presence in seventeen different jurisdictions. Salaries and commissions, as a percentage of total selling, general and administrative expenses, were approximately 49.0% and 51.6% for 1996 and 1997, respectively.

    EBITDA LOSS. EBITDA loss increased from $24.6 million for 1996 to $26.6 million for 1997. As a percentage of total revenue, EBITDA loss decreased from approximately 48.7% in 1996 to approximately 36.4% in 1997. These losses resulted from lower gross margins as a percentage of total revenue due to the relatively high cost of intra-European leased lines which was compounded by the impact on revenue of aggressive price reductions implemented by certain incumbent telecommunications operators.

    DEPRECIATION AND AMORTIZATION. Depreciation and amortization expense, which includes depreciation of our network, increased from approximately $4.8 million in 1996 to approximately $7.7 million in 1997. The increase was due primarily to the depreciation of equipment related to network expansion and fiber optic cable systems placed in service during 1997.

    INTEREST. Interest expense increased from approximately $10.8 million in 1996 to approximately $12.5 million in 1997 due to the accretion of non-cash interest on the notes issued by us in 1994. Interest income increased from approximately $1.9 million for 1996 to approximately $3.7 million in 1997, primarily as a result of the investment of the net proceeds from our initial public offering.

LIQUIDITY AND CAPITAL RESOURCES

    We have incurred losses from operating activities in each year of operations since our inception and expect to continue to incur operating and net losses for the next several years. Since inception, we have utilized cash provided by financing activities to fund operating losses, interest expense and capital expenditures. The sources of this cash have primarily been through private and public equity and debt financings and, to a lesser extent, equipment-based financing. As of September 30, 1999, we had $514.5 million of cash, cash equivalents and cash securing letters of credit for network construction and $168.9 million of restricted cash equivalents and other restricted marketable securities, which primarily secure interest payments on our notes through April 2001.

    On June 29, 1999, we completed an offering of 4,315,000 shares of our common stock at $47.00 per share. The net proceeds of the offering were approximately $192.2 million and will be used primarily to fund the further development of our network as well as for working capital and general corporate purposes.

    On May 13, 1999, our series A preferred stock and subordinated convertible debentures converted into shares of our common stock. The conversion was based upon maintenance of our common stock above a certain per share price for a specified time period. The series A preferred stock and the subordinated convertible debentures converted at a conversion price equal to $13.20 and DM24.473, at the then applicable exchange rate, respectively. Accordingly, we issued approximately 4.6 million shares of our common stock and paid cash for any fractional shares due upon conversion. These transactions, and their extinguishment of our related commitments, significantly strengthen our financial position.

    On March 19, 1999, we completed a high yield offering through which we raised approximately $352.6 million of net proceeds in a combination of senior dollar notes and senior Euro notes.

    On April 8, 1998, we completed a high yield offering through which we raised approximately $856.6 million of net proceeds. A portion of the proceeds from this high yield offering were utilized by us to retire our 15% senior discount notes due 2005 pursuant to a tender offer.

    The proceeds of the 1999 and 1998 high yield offerings are being used to construct the Circe Network. The Circe Network, when completed, will be one of the largest cross-border fiber optic networks in the major metropolitan telecommunications markets in Western Europe. This five-ring system is expected to encompass approximately 8,700 route kilometers.

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    On August 27, 1999, we agreed to acquire Destia through a merger of Destia with one of our subsidiaries, and on December 8, 1999, we completed the merger. Destia is a rapidly growing, facilities-based provider of domestic and international long distance telecommunications services in Europe and North America.

    We believe that the net proceeds from the offerings discussed above together with cash and marketable securities on hand and future sales of capacity on the Circe Network, will provide sufficient funds for us to expand our business as planned and to fund operating losses for at least the next 12 to 18 months. However, the amount of our future capital requirements will depend on a number of factors, including the success of our business, the start-up dates of each ring of the Circe Network, the dates on which we further expand our network, the types of services we offer, staffing levels, acquisitions and customer growth as well as other factors that are not within our control, including an obligation to fund Destia's repurchase offer obligation with respect to its 13.50% senior notes that has been triggered by our acquisition of Destia, competitive conditions, government regulatory developments and capital costs. In the event that our plan or assumptions change or prove to be inaccurate, we are unable to convert from leased to owned infrastructure or obtain interconnection in accordance with our current plans or the net proceeds from our debt and equity offerings, cash and investments on hand and the proceeds from the sale of capacity on the Circe Network prove to be insufficient to fund our growth in the manner and at the rate currently anticipated, we may be required to delay or abandon some or all of our development and expansion plans or we may be required to seek additional sources of financing earlier than currently anticipated. In the event we are required to seek additional financing, there can be no assurance that such financing will be available on acceptable terms or at all. See "--Capital Additions; Commitments."

    CAPITAL ADDITIONS; COMMITMENTS

    The development of our business has required substantial capital. Capital additions consist of capital expenditures, the net increase in property and equipment purchases payable, assets acquired under capital lease obligations and capitalized interest during the period. During 1998, capital additions totaled $220.9 million and consisted of capital expenditures of approximately $94.7 million, a net increase of $92.5 million in property and equipment purchases payable, $30.4 million of assets acquired under capital lease obligations and capitalized interest of $3.3 million. For the nine months ended September 30, 1999, we had capital additions of approximately $511.9 million, which consisted of capital expenditures of approximately $391.7 million, a net increase of $99.5 million in property and equipment payable, $13.6 million of assets acquired under capital lease obligations and capitalized interest of approximately $7.1 million. We have also entered into certain agreements associated with the Circe Network, purchase commitments for network expansion and other items aggregating in excess of $204.6 million at September 30, 1999. Additionally, we have minimum volume commitments to purchase transmission capacity from various domestic and foreign carriers aggregating approximately $13.2 million for all of 1999. We expect to continue to have substantial capital expenditures in the future.

    As a result of our acquisition of Destia, Destia is required to offer to repurchase all of the outstanding Destia 13.50% senior notes due 2007 at a purchase price equal to 101% of the outstanding principal amount, together with accrued and unpaid interest. Destia launched this required offer to purchase on December 22, 1999. As of September 30, 1999, the outstanding principal amount of the Destia 13.50% senior notes was $150.7 million. Based on the current and historical trading prices of the Destia 13.50% senior notes, we do not expect that the holders of these notes will tender their notes for repurchase. However, if there is a significant adverse change in the market for debt securities or an adverse change with respect to either us or Destia, it is likely that some or all of the Destia 13.50% notes will be tendered in the repurchase offer. If we divert our available cash to fund the repurchase of all or a significant amount of these Destia notes, our business plan, which is currently fully funded, could be restricted.

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
    FOREIGN CURRENCY

    We have exposure to fluctuations in foreign currencies relative to the U.S. Dollar as a result of billing portions of our communications services revenue in the local European currency in countries where the local currency is relatively stable while many of our obligations, including a substantial portion of our transmission costs, are denominated in U.S. dollars. In countries with less stable currencies, such as Brazil, we bill in U.S. dollars. Debt service on certain of the notes issued by us is currently payable in Euros. A substantial portion of our capital expenditures is and will continue to be denominated in various European currencies, including the Euro. Most of the European currencies in which we do business converged effective January 1, 1999, with the exception of the British Pound Sterling. See "--Euro."

    With the continued expansion of our network, a substantial portion of the costs associated with the network, such as local access and termination charges and a portion of the leased line costs, as well as a majority of local selling expenses and debt service related to the Euro denominated notes, will be charged to us in the same currencies as revenue is billed. These developments create a natural hedge against a portion of our foreign exchange exposure. To date, much of the funding necessary to establish the local direct sales organizations has been derived from communications services revenue that was billed in local currencies. Consequently, our financial position as of September 30, 1999 and our results of operations for the nine months ended September 30, 1999 were not significantly impacted by fluctuations in the U.S. Dollar in relation to foreign currencies.

YEAR 2000

    The Year 2000 problem is the result of computer programs, microprocessors and embedded date reliant systems using two digits rather than four to define the applicable year. If these programs are not corrected, such date sensitive computer programs, microprocessors and embedded systems may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculation causing disruptions in operations.

    In an effort to assess our Year 2000 state of readiness, during 1997 we began performing a complete inventory assessment of all of our internal systems, which we have divided into two categories, business essential, or mission critical, and support systems, or non-mission critical. As part of our Year 2000 program and as part of our overall procurement plan, we have sought to ensure that fixed assets acquired were Year 2000 compliant. As part of this process, we have inventoried and tested Year 2000 compliance of our mission critical systems and believe that they are Year 2000 compliant. Our Nortel switches, a critical component of our network backbone, are Year 2000 compliant. Our message processing and billing systems, which are used to record and process millions of call detail records, and our transmission equipment, which are our only other mission critical systems, are also Year 2000 compliant. The majority of our non-mission critical systems are Year 2000 compliant. We anticipate that most of our non-mission critical systems will be Year 2000 compliant prior to December 31, 1999. The total estimated cost of ensuring our preparation for Year 2000 is approximately $200,000, a portion of which has already been incurred and expensed.

    We continue to communicate formally with the key carriers and other vendors on which our operations and infrastructure are dependent to determine the extent to which we are susceptible to a failure resulting from such third parties' inability to remediate their own Year 2000 problems. Accordingly, during the procurement process, we have taken steps to ensure that our vendors, carriers and products purchased are Year 2000 compliant or are adequately addressing the Year 2000 issues. We can provide no assurance that the carriers and other vendors on which our operations and infrastructure rely are or will be Year 2000 compliant in a timely manner. Interruptions in the services provided to us by these third parties could result in disruptions in our services. Depending upon the extent and duration of any such disruptions and the specific services affected, such disruptions could have a material adverse effect on our business, financial condition and results of operations. As a contingency against any possible disruptions in services provided by vendors, we have has sought to diversify our vendor base. We believe that the diversity of our vendor base is sufficient to mitigate Year 2000 related disruptions in service to our customers. In addition, we believe that the fact that we

                                       53
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conduct business in, and derive revenue from, multiple Western European countries helps to mitigate the potential impact of Year 2000 related disruptions.

    In addition, disruptions in the economy generally resulting from the Year 2000 problems could also have a material adverse effect on us. We could be subject to litigation resulting from any disruption in our services. The amount of potential liability or lost revenue which would result from these disruptions in service could have a material adverse effect on our business, financial condition and results of operations.

EURO

    On January 1, 1999, eleven of the fifteen member countries of the European Union established irrevocable fixed conversion rates between their existing sovereign currencies and a single currency called the Euro. The sovereign currencies are scheduled to remain legal tender as denominations of the Euro during a transition period from January 1, 1999 to January 1, 2002.

    We have completed an internal analysis regarding business and systems issues related to the Euro conversion and, as a result, made necessary modifications to our business processes and software applications. Throughout most of 1999, we have been able to conduct business in both the Euro and sovereign currencies on a parallel basis, as required by the European Union.

    We believe that the Euro conversion has not and will not have a significant impact on our business in Europe. The costs to convert all systems to be Euro compliant did not have a significant impact on our results of operations.

INFLATION

    We do not believe that inflation has had a significant effect on our operations to date.

RECENT ACCOUNTING PRONOUNCEMENTS

    SFAS NO. 133 AND SFAS NO. 137.   Statement of Financial Accounting Standards
No. 133 ("SFAS 133," "Accounting for Derivative Instruments and Hedging Activities," was issued in June 1998. SFAS 133 standardizes the accounting for derivative instruments, including certain derivative instruments embedded in other contracts, by requiring recognition of those instruments as assets and liabilities and to measure them at fair value. In June 1999, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 137, "Accounting for Derivative Instruments and Hedging Activities--Deferral of the Effective Date of SFAS 133," which amends SFAS 133 to delay the date by which all companies must comply with SFAS 133. Companies must comply with SFAS 133 for all fiscal years beginning after June 15, 2000. We have not completed our analysis of the impact of these statements on our financial statements.

    FASB INTERPRETATION NO. 43.   On July 1, 1999, the Company applied FASB
Interpretation No. 43, "Real Estate Sales--an interpretation of FASB Statement No. 66." This interpretation amended the standards for recognition of profit on all real estate sales transactions including sales of real estate with property improvements or integral equipment that cannot be removed and used separately from the real estate without incurring significant costs. Therefore, it may affect the way we account for revenues and expenses associated with capacity sales.

MARKET RISK EXPOSURE

    We are subject to foreign currency exchange rate risk relating to receipts from customers, payments to suppliers and interest and principal payments on our outstanding Euro denominated senior notes and senior discount notes. We do not consider the market risk exposure relating to foreign currency exchange to be material. See "--Liquidity and Capital Resources--Foreign Currency."

    We have financial instruments that are subject to interest rate risk, principally short-term investments and debt obligations issued at a fixed rate. Historically, we have not experienced material gains or losses due to interest rate changes when selling short-term investments and typically hold these securities until maturity. Based on our current holdings of short-term investments, our exposure to interest rate risk is not material.

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                                    BUSINESS

OVERVIEW

    We are a rapidly growing international communications company providing high quality, competitively priced, long distance communication and data services to end-users, carriers and resellers. Our revenue has grown from $32.3 million in 1995 to $210.4 million for the nine months ended September 30, 1999, and today we have a direct sales force in 12 Western European cities and an indirect sales force in more than 180 locations in Western Europe.

    To capitalize on the opportunities presented by deregulation of the telecommunications industry in Western Europe, we established an early presence and sought aggressively to acquire licenses, interconnection and infrastructure. Today, we have licenses in each of Belgium, France, Germany, Italy, The Netherlands, Spain and the United Kingdom and interconnection agreements with the incumbent telecommunications operator in each of these countries. We also have a license in Switzerland.

    We currently operate one of Europe's largest pan-European networks, with points of interconnection in over 78 cities. We believe that control of network infrastructure is critical to becoming a high quality, low-cost provider of communications services because it will enable us to better manage service offerings, quality of transmission and costs. Accordingly, we are currently in the process of migrating from a network composed of international and domestic leased circuits to a network composed primarily of owned circuits. To facilitate this transition, in 1998 we commenced construction of a five-ring fiber optic network in the largest telecommunications markets in Europe. These five rings, which are expected to consist of approximately 8,700 route kilometers, comprise our Circe Network. In March 1999, we completed construction of phase one of the Circe Network, which connects four European countries and includes London, Paris, Amiens, Brussels, Antwerp, Rotterdam and Amsterdam. In July 1999, we completed construction of phase two of the Circe Network, which extends through northern France, The Netherlands and into western Germany. The third phase, which will extend through eastern Germany, currently is scheduled to be placed into service during the first quarter of 2000. We currently anticipate that the fourth and fifth phases of the Circe Network, which will extend into southern France and Switzerland, will be completed during the third quarter of 2000.

    We believe, and our experience to date has indicated, that demand from end-users, carriers and other communications companies for high quality transmission capacity in Europe will increase over the next several years due to fundamental changes in the communications industry brought about by regulatory and technical improvements. We also believe that cost effective transmission capacity in Europe will allow new capacity intensive applications to be created which will, in turn, fuel the need for capacity. Our network should allow us to meet this increased demand by providing abundant transmission capacity for:

    - continued growth in existing long distance voice service business;

    - additional provision of wholesale services to the large base of resellers that is developing as deregulation continues in Western Europe;

    - Internet, electronic commerce, multi-media and video services and other new technologies and applications; and

    - asynchronous transfer mode, frame relay, Internet protocol and other high speed data transmission services.

    As part of our strategy to capture a share of the rapidly growing data market, in the first quarter of 1999 we entered into an arrangement with Lucent Technologies pursuant to which Lucent is installing asynchronous transfer mode backbone network equipment on our Circe Network. This backbone equipment is designed to enable us to provide packet switched voice, video conferencing, private intranets and dedicated Internet protocol transport over an integrated platform and to offer

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
end-users high capacity, speed and reliability. Lucent has agreed to cooperate with us in developing marketing strategies to promote data services, to train our personnel and to assist us in achieving network-to-network interfaces with certain specified carriers. We expect our data network to be commercially operable in the second quarter of 2000.

SERVICES

    We currently provide competitively priced long distance services with value-added features that typically have not been provided by the respective international telecommunications operator in many of the countries in which we operate. The products and services include switched and dedicated long distance, 800 services, calling cards, domestic and international private line, debit cards, conference calling, advanced billing systems, enhanced fax and data connections and management. We are actively exploring the provision of new services, including Internet access, web hosting, asynchronous transfer mode and frame relay services, the provision and management of intranets and virtual private networks and video conferencing. We have an arrangement with Lucent to facilitate the provision of these services in the future.

    Our principal services include:

    VIADIRECT--permits domestic and international calling to more than 230 countries and territories through interconnect switched access. This service is currently marketed exclusively in Belgium, France, Germany, The Netherlands and the United Kingdom where we have full interconnection and a national operator's license. In addition, carrier preselection, eliminating the requirement to dial carrier selection codes, is available in Germany.

    VIADIRECT PLUS--provides dedicated access via a leased line from the customer to our network, permitting calling without dialing access or location codes.

    VIACALL EXPRESS--provides a paid (local) access or toll free number programmed to dial an existing phone number or system, generally in another country, without the need for special circuits or modifications.

    VIACALL--enables virtual private network calling to a pre-defined group of locations within a closed user group that can be modified as required, subject to regulatory limitations.

    VIACONNECT--provides "anywhere to anywhere" international callback access through manual, automatic or Internet initiated callback. These services are also offered with international toll-free access, subject to pricing considerations.

    VIAGLOBE--provides calling card access from more than 50 countries. In addition to offering savings over the calling cards of AT&T, MCI and other providers of credit-based international calling cards, VIAGLOBE provides 24-hour operator assistance and speed dialing.

    VIACARD--is a prepaid international debit card which provides many of the same features as VIAGLOBE on a prepaid basis.

    VIALINK--is an audio conference service, allowing automatic, manual or operator assisted establishment of conference calls 24 hours a day, seven days a week.

    VIA0800--is a personal 0800 number permitting users to call the sponsor at no cost.

    In October 1999, we announced our offering of the "One World, One Rate" Club, which is available to business and residential customers in Belgium, Canada, France, Germany, The Netherlands, Switzerland, the United Kingdom and the United States. Club members will be able to make domestic and international long distance calls within these eight countries--24 hours a day, seven days a week--for only five cents per minute. Club subscribers will be able to choose from three levels

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of membership which will entitle the member to a specified number of minutes at the club rate. The club rate is scheduled to be rolled-out on January 1, 2000. The "One World, One Rate" Club is a joint product offering with Destia. In addition, in late October, we announced the launch of our CITYCONNEX Service, an offering to bypass local loop connections of the incumbent operators through wireless connectivity.

DATA SERVICES

    The data communications industry is expected to grow in the near term. To efficiently handle this growth, the industry has been shifting away from circuit switching, where a route is maintained for the duration of an entire call, to packet switching, where digital packets of information for various destinations are routed over a frame relay, asynchronous transfer mode or Internet protocol network in an efficient and cost-effective manner.

    As part of our strategy to capture a share of the rapidly growing data business market, in the first quarter of 1999 we entered into an arrangement with Lucent pursuant to which Lucent is installing asynchronous transfer mode backbone network equipment on our Circe Network. This backbone equipment is designed to enable us to provide packet switched voice, video conferencing, private intranets and dedicated Internet protocol transport over an integrated platform and offer end-users high capacity, speed and reliability. Lucent has agreed to cooperate with us in developing marketing strategies to promote our data services, to train our personnel and to assist us in achieving network-to-network interfaces with certain specified carriers. We believe that our data network will be commercially operable in the second quarter of 2000.

    We have no direct experience in offering data services. See "Risk Factors--We May Not Be Able to Provide Data Transmission Services Effectively."

THE VIATEL NETWORK

    We currently operate one of Europe's largest pan-European networks, with international gateway switching centers in New York, New York; Somerset, New Jersey; and London, England; points of interconnection in over 78 Western European cities, including switches in Amsterdam (The Netherlands), Barcelona and Madrid (Spain), Brussels (Belgium), Frankfurt (Germany), Milan and Rome (Italy) and Paris (France), and our Circe Network. Additional points of interconnection are placed to enhance network use and as required by the various interconnection agreements to which we are a party. We intend to install additional points of presence in cities with both significant calling activity directed to our switched-based cities and significant potential for originating and terminating international and domestic long distance traffic.

    Access to our services is obtained either through "indirect access" or "dedicated access." Currently, substantially all of our business end-users use one or more forms of indirect access. Indirect access requires the end-user to use (1) carrier selection codes (E.G., "1623" in The Netherlands, Belgium and France; "01079" in Germany), which require us to pay a regulated tariff for using the incumbent telecommunications operator's network to originate the calls; (2) national or international toll-free, which accesses a Viatel switch by direct dial; or (3) call reorigination, which enables the end-user to receive a return call providing a dial tone originated from one of our U.S. switching centers. End-users using dedicated access are connected to one of our switches or points of presence by a private leased line connected to the end-user's premises. Carrier selection and dedicated access are our access methods of choice. As the regulatory environment permits, we expect more customers will pre-select us as their long distance provider. As our service offering broadens, we anticipate the percentage of our customers who utilize dedicated access will increase. We currently have interconnection agreements with Belgacom (Belgium), British Telecom (United Kingdom), Deutsche Telekom (Germany), France Telecom (France), KPN (The Netherlands), Telecom Italia (Italy), and Telefonica de

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Espana (Spain). We also have interconnection agreements with Cable & Wireless
(United Kingdom) and Infostrada (Italy). We are currently negotiating an interconnection agreement with Swisscom (Switzerland). We can provide no assurance that we will be successful in securing such interconnection agreement in a satisfactory or timely manner.

    Our ownership of transmission infrastructure and switches reduces our reliance on other carriers, enables routing of telecommunications traffic over multiple transmission paths, aids in controlling costs and permits the compilation of call record data and other customer information.

    THE EUROPEAN PORTION OF VIATEL'S NETWORK

    Our network in Europe currently consists of an international gateway switching center in London, switches in the Western European cities mentioned above and our Circe Network. The cities in which our switches are located were chosen due to the substantial number of international calls originating from these locations. To date, our European network has been primarily used for call origination. We anticipate increasing use of our European network to transport calls in Western Europe. See "--Carrier Contracts."

    CIRCE NETWORK

    Our Circe Network is a series of state-of-the-art, high quality, high capacity, self-healing rings, utilizing advanced synchronous digital hierarchy, the current international standard for digital transmission, and dense wave division multiplexing technology.

    As currently planned, the Circe Network will be comprised of five interlocking, bi-directional rings, consisting of approximately 8,700 route kilometers of fiber optic cable. The first phase of the Circe Network, consisting of approximately 1,850 route kilometers (including 312 route kilometers of undersea fiber optic cable) was placed into operation during the first half of March 1999. The second phase, which extends through northern France, The Netherlands and into western Germany, was placed into service on July 29, 1999. The third phase, which will extend through eastern Germany, currently is scheduled to be placed into service during the first quarter of 2000. We currently anticipate that the fourth and fifth phases of the Circe Network, which will extend into southern France and Switzerland, will be completed during the third quarter of 2000.

    The Circe Network offers incumbent telecommunications operators and new entrants a compelling, cost-effective, high quality alternative for the transport of European cross-border telecommunications traffic. Under the traditional system of carrying cross-border telecommunications traffic in Europe, the incumbent telecommunications operator did not develop end-to-end cross-border circuits, but rather connected their national networks with other carriers at the border. The Circe Network's cross-border transport will offer consistently high transmission quality at reduced cost.

    Key characteristics of the Circe Network include:

    STATE-OF-THE-ART-TECHNOLOGY. The Circe Network uses a laser-generated light to transmit information bi-directionally over fiber optic glass strands with an initial capacity of 20 gigabits per second. In addition, the Circe Network employs dense wave division multiplexing technology. This technology allows more discrete wavelengths of light to be transmitted through fiber, thereby permitting the transfer of greater amounts of information at a lower cost than was achievable with prior fiber optic technology.

    UNIFORM NETWORK ARCHITECTURE. The entire Circe Network will consist of a single uniform configuration of Northern Telecom's optronics and Lucent's fiber optic cable, thereby enhancing service quality while improving efficiency and lowering costs.

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    SECURE AND RELIABLE.  The Circe Network is being designed to provide high security and reliability, employing such features as:

    - two redundant network operating centers monitoring the network 24 hours a day, seven days a week;

    - a self-healing architecture to allow for instantaneous restoration in the event of a single fiber cut;

    - fiber optic cable generally installed in high-density polyethylene conduits on terrestrial portions of the system; and

    - advanced cable armoring techniques on the submarine portions of the system.

    SCALABLE AND FLEXIBLE. The Circe Network's high density network architecture may be upgraded, without service interruptions, to at least 320 gigabits per second per fiber pair through the use of dense wave division multiplexing technology, to support demand for bandwidth intensive data applications. We anticipate that each ring of the Circe Network will contain multiple conduits containing at least 48 fibers. These conduits will have excess space through which additional fibers may be run without the necessity for any further material civil works.

    PRIVATE LINE CIRCUITS

    While some of our nine switches in Western Europe are currently still connected to our international gateway switching center in London by private line circuits, these switches will be connected by the Circe Network as the various rings are constructed and placed into commercial operation. Private line circuits are permanent point-to-point connections for voice and data transmissions and, when certain levels of volume are reached, are less expensive for us than purchasing minutes of use on another carrier's network. The private line circuits connecting our switches to the international gateway switching center in London are leased directly, or indirectly through third parties, from the incumbent telecommunications operator in the countries in which these calls originate.

    DIGITAL FIBER OPTIC CABLE OWNERSHIP

    As part of our concerted effort to convert leased capacity to owned capacity for the purpose of improving operating margins, we have continued to purchase indefeasible rights-of-use or minimum investment units in digital fiber optic cable systems, including indefeasible rights-of-use in (i) CANUS-1/CANTAT-3 (8.192 megabits per second), a transatlantic cable originating in the United States, Canada and the United Kingdom, (ii) TAT-12/13 (8.192 megabits per second), a transatlantic cable originating in the United States, the United Kingdom and France, (iii) Atlantic Crossing-1 (1,555.0 megabits per second), a transatlantic cable originating in the United States and the United Kingdom, and
(iv) Gemini (44.736 megabits per second), a transatlantic cable originating in the United States and the United Kingdom, and minimum investment units in
(i) FLAG (2.048 megabits per second), a cable connecting Europe with multiple locations in the Middle East and south and eastern Asia, (ii) TAT-14 (311.0 megabits per second) and (iii) JUS-1 (155.5 megabits per second). We also intend to acquire additional interests in digital fiber optic cable originating from our owned infrastructure and connected to certain European Union member states in which we have a physical presence. These cables will be used for transmission of traffic between the United States and Europe and within Europe, resulting in improved service quality at lower cost. By combining international gateway switching centers in New York and London with our transatlantic fiber optic cable capacity, we believe that we will be able to provide customers with improved quality, while lowering our transmission costs. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" for a discussion of the effect of bringing traffic on-net.

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    SWITCHING PLATFORMS

    Our entire network utilizes "intelligent switches" which incorporate software designed to achieve least cost routing, the process by which we enhance the routing of calls over the network for more than 230 countries and territories. Least cost routing is designed to allow calls that are not routed over our network to be routed directly from our switches to carriers that offer call completion at the lowest rate for each particular route at any given time.

    Our network uses high capacity digital switching platforms designed to provide services quickly and cost-effectively. The switches are modular and scalable and incorporate some of the most advanced technologies such as self-diagnosis, integrated services, digital network hierarchical, call control and dynamic network management software. The backbone switches are primarily Nortel Telecom DMS switches. As our network continues to evolve, the installed base of switches can be augmented or upgraded to create a cost-effective, scalable network.

    INTERNATIONAL NETWORK OPERATIONS CENTERS

    We currently monitor the activity of our network from international network operations centers in Egham, England and Somerset, New Jersey. These international network operations centers have been fitted with sophisticated surveillance and control capability, fraud detection and real time transmission quality enhancements. Our Omaha, Nebraska site houses back office systems supporting the international network operations centers and our network. Each international network operations center is capable of acting as a full backup to the other and allows full monitoring capability and remote diagnostics and testing on key elements of our network.

    The international network operations centers utilize a portfolio of telecommunications network management operations support systems from Lucent. The Lucent systems are expected to be functionally integrated into one platform supporting multi-vendor network elements. Service activation provides workflow management from order entry through network provisioning and into billing. Service assurance includes trouble receipt, trouble management, and switch surveillance to include both traffic management and fault monitoring. Network management includes inventory management, design and network performance. The Lucent operations support systems provide us with state-of-the-art service activation, service assurance and network management capabilities.

SALES AND MARKETING; CUSTOMERS

    The Circe Network is designed to allow end-users, carriers and resellers to integrate high quality, cross-border capacity into their end-user offerings. Prior to bringing the Circe Network into service, we were limited in our ability to provide high capacity services to other carriers and thus, focused our business on selling to end-users and selling switched minutes to carriers and resellers in order to help use the fixed capacity of leased lines. With the high quality, low cost transmission capacity to be provided by the Circe Network, we will be well positioned to offer large capacity services to the additional market segments listed below. We are targeting the following seven major market segments:

    - RESELLERS. Resellers are carriers that do not own transmission facilities but obtain communications services from another carrier for resale to the public. Resellers are a growing portion of the market and are expected to increase in conjunction with the liberalization of the European telecommunications market.

    - INCUMBENT TELECOMMUNICATIONS OPERATORS. These customers consist of the incumbent telecommunications operators that have historically employed bilateral agreements with other incumbents for cross-border connectivity but are now selling their own transborder connectivity by leasing capacity on alternative networks.

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    - INTERNATIONAL CARRIERS. These customers consist of non-European carriers with traffic between European and other international gateways. We can provide these customers a pan-European distribution network to gather and deliver traffic to and from their own networks and other hubs.

    - END-USERS. Small- to large-sized enterprises need inexpensive voice and data services. The Circe Network should allow us to satisfy this need and provide bundled services. We expect that additional demand for alternative service providers will come from increased usage of dedicated circuits for Internet access, private lines for the deployment of wide-area networks by large enterprises, "single source" local and long distance services by small and medium-sized enterprises and emerging high capacity applications like cable TV programming distribution, other than broadcast, to the end-user.

    - ALTERNATIVE CARRIERS. These customers consist of new entrant carriers, cable TV and mobile carriers and competitive access providers. These new carriers have chosen to compete with the incumbent telecommunications operators in their respective countries.

    - INTERNET SERVICE PROVIDERS. Internet service providers are emerging rapidly and are expected to generate significant requirements for the services which we offer. As capacity becomes available in Europe, Internet usage also is expected to grow. These networks require large capacity international connectivity services between Internet nodes, points of interconnection among multiple local Internet service providers, in all local European markets.

    - VALUE ADDED NETWORKS AND OTHER SERVICE PROVIDERS. Value added networks are data communications systems in which special service features enhance the basic data transmission facilities offered to customers. Many of these networks are targeted to the data transfer requirements of specific international customer segments, such as financial institutions. Many value added networks' basic network transmission requirement is to connect data switches or processors. Value added networks' providers purchase their own international circuits and build additional resiliency into their network infrastructure. We will allow them to meet these needs cost-effectively, and to extend their services to new markets or customers while minimizing capital investment. This market segment is expected to experience substantial growth over the next several years.

    During 1998, one customer, LD Exchange.com, accounted for 10.6% of our revenues.

    From 1991 to 1994, our sales and marketing efforts were conducted by independent sales representatives in each of our markets. In late 1994, we began establishing our own direct sales forces in certain Western European markets to take greater control over the sales and marketing functions and to provide a higher level of customer service. Currently, we have a direct sales force in 12 cities in Western Europe and have established indirect sales offices, through arrangements with independent sales representatives and telemarketing agents, in more than 180 locations in Western Europe. We have sales professionals dedicated to marketing and maintaining relationships with our wholesale customers in the United States and in the United Kingdom. In Europe, our sales and marketing staff is currently divided into two categories: direct sales representatives and indirect sales representatives. Direct sales representatives are responsible for face-to-face sales efforts to larger accounts and indirect sales representatives are responsible for telesales to smaller accounts.

    Our direct sales personnel are currently compensated on a salary and commission basis, with potential commissions being paid on the basis of revenues generated by new customers solely during their first three months as a customer. After this three month period, the customer is turned over to proactive account managers who manage the account and are compensated based on the monthly growth of such account above certain minimum requirements. We believe that this compensation

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structure provides maximum incentive to our direct sales force to continue to grow our customer base and revenue.

    Our independent sales representatives are retained on a non-exclusive/commission-only basis, with commissions being subject to charge-back for revenues not collectible by us. We believe that our relationship with our independent sales representatives is good.

INFORMATION SYSTEMS

    We believe that integrated and reliable billing and information systems are key elements for growth and success in the telecommunications industry. Accordingly, we have made significant investments to acquire and implement sophisticated information systems which are designed to enable us to:

    - monitor and respond to customer needs by developing new and customized services,

    -  manage least cost routing,

    -  provide customized billing information,

    -  provide high quality customer service,

    -  detect and control fraud,

    -  verify payables to suppliers and

    -  rapidly integrate new customers.

    We believe that our network intelligence, billing and financial reporting systems enhance our ability to competitively meet the increasingly complex and demanding requirements of the international and national long distance markets. While we believe that these systems are currently sufficient for our operations, these systems will require routine upgrades and ongoing investments.

    We currently have a turnaround time of approximately 48 hours for new account entry, subject to credit approval. However, commencement of service can take substantially longer. Our billing system provides multicurrency billing, itemized call detail, city level detail for destination reporting and electronic output for select accounts. Customers are provided with several payment options, including automated credit card processing and automated direct debiting.

    We have developed software to provide telecommunications services and render customer support. Each switch has a call detail recording function which is designed to enable us to: (1) achieve accelerated collection of call records;
(2) detect fraud and unauthorized usage; and (3) permit rapid call detail record analysis.

    We also use software to assist in analyzing traffic patterns and determining network usage and busy hour percentage, originating traffic by switching center, terminating traffic by supplier and originating traffic by customer. This data is utilized to provide least cost routing, which may result in call traffic being transmitted over our transmission facilities, other carriers' transmission facilities or a combination of such facilities. If traffic cannot be handled over the least cost route due to overflow, the least cost routing system is designed to transmit the traffic over the next least cost route. The least cost routing system chooses among the several variables to minimize the cost of a long distance call over more than 15 different suppliers and multiple choices of terminating carrier per country. The performance of the least cost routing system is verified based on a daily overflow report generated by our network traffic management and a weekly/monthly average termination cost report generated by our billing system.

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CARRIER CONTRACTS

    We have entered into contracts to purchase switched minute capacity from various domestic and foreign carriers and currently depend on such contracts for origination and termination of traffic on our network as well as for resale of this capacity to others. Carrier costs currently constitute a significant portion of our variable costs. Pursuant to these contracts, we obtain guaranteed rates, which are generally more favorable than otherwise would be available, by committing to purchase minimum amounts of switched minutes from such carriers. If we fail to meet our switched minute minimum requirements under a carrier contract, we would still be required to pay our minimum monthly commitment as a penalty. We do not believe that the loss of any one supplier or contract would have a material adverse impact on our business, financial condition or results of operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

COMPETITION

    Our competitors include the incumbent telecommunications operator in each country in which we operate, global alliances among some of the world's largest telecommunications carriers and new entrants, such as alternative carriers, Internet backbone networks and other service providers. Two other broadband European networks are currently operational--KPN/Qwest and GTS/Esprit, and other broadband networks in Europe are expected to be operational in the next ten to twelve months. These include networks being constructed by Global Crossing and Interoute and Concert, the joint venture between British Telecom and AT&T. In addition, Colt Telecom Group and Level 3 Communications are sharing the costs of constructing two networks--one to link the German cities of Berlin, Koln, Dusseldorf, Frankfurt, Hamburg, Munich and Stuttgart and the other linking Paris, Frankfurt, Amsterdam, Brussels and London. Other potential competitors include:

    - Internet service providers,

    - cable communications companies,

    - wireless telephone companies,

    - electric and other utilities with rights-of-way,

    - railways,

    - microwave carriers and

    - large end-users which have private networks.

    The intensity of competition in both billable minutes and capacity has increased over the past several years, and we believe that competition will continue to intensify, particularly in Western Europe, as other providers obtain connectivity.

    We are aware that certain long distance carriers are expanding their capacity and believe that other long distance carriers and data service providers, as well as potential new entrants to the industry, will construct new fiber optic and other long distance transmission networks. Since the cost of the actual fiber is a relatively small portion of the cost of building new transmission lines, persons building such lines are likely to install fiber that provides substantially more transmission capacity than will be needed over the short- or medium- term. Further, recent technological advances have shown the potential to greatly expand the capacity of existing and new fiber optic cable. In addition, our sales or leases of capacity on the Circe Network to other carriers may result in competitors having capacity on routes along the Circe Network, which may in turn result in pricing pressures with respect to traffic carried along these routes. If capacity expansion in the telecommunications industry results in capacity that exceeds overall demand in general or along any of our routes, severe additional pricing pressure

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could develop. In addition, strategic alliances or similar transactions could result in additional competitive pressure on us and could have a material adverse effect on us. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Overview."

    Many of our current and potential competitors have substantially greater financial, marketing and other resources than we do. If our competitors devote significant additional resources to the provision of international or national long distance telecommunications services to our target customer base, this action could have a material adverse effect on our business, financial condition and results of operations and we cannot make any assurance that we will be able to compete successfully.

    Because all of our current and intended European markets (other than the United Kingdom) have only liberalized the provision of switched voice telephony within the past two years or still are in the process of liberalizing, customers in most of the markets are not accustomed to obtaining services from competitors to incumbent telecommunications operators and may be reluctant to use emerging telecommunications providers such as us. In particular, our targeted customer base may be reluctant to entrust their telecommunications needs to new operators that are believed to be unproven. In addition, in continental Europe, certain of our competitors, including the incumbent telecommunications operators, provide potential customers with a broader range of services than we are currently offering.

    Competition for customers in the telecommunications industry is primarily based on price and quality of services offered. We price our services primarily by offering discounts to the prices charged by incumbent telecommunications operators and other major competitors. However, over the past few years, prices for long distance calls have decreased substantially in the markets in which we currently maintain operations and in which we expect to establish operations. Some of our larger competitors may be able to use their greater financial resources to cause severe price competition in the countries in which we operate or expect to operate. Incumbent telecommunications operators in several Western European countries are responding to deregulation far more rapidly and aggressively than occurred after deregulation in the United States and the United Kingdom. We expect that prices for our services will continue to decrease for the foreseeable future and that incumbent telecommunications operators and other dominant carriers will continue to improve their product offerings.

    The improvement in product offering and customer service by the incumbent telecommunications operators could have a material adverse effect on our competitiveness to the extent that we are unable to provide similar levels of offerings and services. If the incumbent telecommunications operator in any jurisdiction uses its competitive advantages to their fullest extent, our operations in that jurisdiction would be adversely affected. Furthermore, the marginal cost of carrying calls over fiber optic cable is extremely low. As a result, certain industry observers have predicted that, within a few years, there may be dramatic and substantial price reductions and that long distance calls will not be significantly more expensive than local calls. In addition, numerous carriers currently offer or are implementing plans to offer telecommunications services over the Internet at substantially reduced prices. Any price competition could have a material adverse effect on our business, financial condition and results of operations.

    Incumbent telecommunications operators generally have certain competitive advantages that we and other competitors do not have due to their control over local connections. We rely on the incumbent telecommunications operator for access to the public switched telephone network and the provision of leased lines, and the failure of the incumbent telecommunications operators to provide this kind of access or leased lines at reasonable pricing or within a reasonable time frame could have a material adverse effect on our business, financial condition and results of operations. The reluctance of some national regulators to grant regulatory approvals, provide operative interconnection and enforce access to these operators' networks and essential facilities could have a material adverse effect on our competitive position. We cannot provide any assurance that we would be able to compete effectively in any of our current or proposed markets. The Circe Network will reduce our dependence on incumbent

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telecommunications operators for leased long-haul lines, but it will not reduce dependence on such carriers to "last mile" access to the vast majority of our end-user customers.

GOVERNMENT REGULATION

    OVERVIEW

    National and local laws and regulations governing the provision of telecommunications services differ significantly among the countries in which we currently operate and intend to operate. The interpretation and enforcement of these laws and regulations varies and could limit our ability to provide certain telecommunications services in certain markets. We cannot provide any assurance that future regulatory, judicial and legislative changes will not have a material adverse effect on us, that domestic or international regulators or third parties will not raise material issues with regard to our compliance with applicable laws and regulations, or that other regulatory activities will not have a material adverse effect on our business, financial condition and results of operations.

    INTERNATIONAL TRAFFIC

    Under the World Trade Organization ("WTO") Agreement, concluded on
February 15, 1997, 69 countries comprising 95% of the global market for basic telecommunications services agreed to permit competition from foreign carriers. In addition, 59 of these countries have subscribed to specific pro-competitive regulatory principles. The WTO Agreement became effective on February 5, 1998 and has been implemented, to varying degrees, by the signatory countries. We believe that the WTO Agreement will increase opportunities for us and our competitors. However, we cannot provide any assurance that the WTO Agreement will result in beneficial regulatory liberalization in all signatory countries.

    On November 26, 1997, the Federal Communications Commission adopted the Foreign Participation Order to implement the U.S. obligations under the WTO Agreement. In this order, the Federal Communications Commission adopted an open entry standard for carriers from World Trade Organization member countries, generally facilitating market entry for such applicants by eliminating certain existing tests. These tests remain in effect, however, for carriers from non-member countries.

    International carriers serving the United States, including Viatel, are subject to the Federal Communications Commission's international settlements policy which, as discussed below, has been substantially relaxed. The international accounting rate system allows a U.S. facilities-based carrier to negotiate an accounting rate with a foreign carrier for handling each minute of international telephone service. Each carrier's portion of the accounting rate, usually one-half, is referred to as the settlement rate. Historically, international settlement rates have vastly exceeded the cost of terminating telecommunications traffic. The Federal Communications Commission's international settlements policy requires: (1) the equal division of the accounting rate between the U.S. and foreign carrier, (2) nondiscriminatory treatment of U.S. carriers, and (3) proportionate return of inbound traffic. To enforce the international settlements policy, the Federal Communications Commission has required carriers to file publicly available copies of their international settlement arrangements.

    The Federal Communications Commission adopted rules regarding specific rate levels for international settlements rates, which became effective on January 1, 1998 and which were substantially affirmed by the Federal Communications Commission on reconsideration on June 11, 1999. Many parties appealed the International Settlement Rates Order to the U.S. Court of Appeals for the D.C. Circuit. On January 12, 1999, the U.S. Court of Appeals for the D.C. Circuit issued an order resolving this appeal, upholding the International Settlement Rates Order in all respects.

    The International Settlement Rates Order generally requires U.S. facilities-based carriers to negotiate settlement rates with their foreign correspondent at no greater than Federal Communications

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Commission-established benchmark prices. In addition, the International
Settlement Rates Order imposed new conditions upon certain carriers, including us. First, as amended on reconsideration, the Federal Communications Commission conditioned facilities-based authorizations for service on a route on which a carrier has a foreign affiliate with market power upon the foreign affiliate offering all other U.S. carriers a settlement rate at or below the relevant benchmark. None of our foreign affiliates have market power. Second, the Federal Communications Commission conditioned any authorization to provide switched services over either facilities-based or resold international private lines upon the condition that at least half of the facilities-based international message telephone service traffic on the subject route is settled at or below the relevant benchmark rate. This condition applies whether or not the licensee has a foreign affiliate on the route in question.

    In the Foreign Participation Order described above, however, if the subject route does not comply with the benchmark requirement, a carrier can demonstrate that the foreign country provides "equivalent" resale opportunities. Accordingly, since the February 9, 1998 effective date of the Foreign Participation Order, we have been permitted to resell private lines for the provision of switched services, also known as international simple resale, to any country that either has been found by the Federal Communications Commission to comply with the benchmarks or has been determined to be equivalent. We, however, remain subject to prior Federal Communications Commission approval in order to provide resold private lines to any country in which an affiliated carrier that has not been found by the Federal Communications Commission to lack market power.

    In new rules released on May 6, 1999, and which became effective on July 29, 1999, the Federal Communications Commission removed the international settlements policy for: (1) all settlement arrangements between U.S. carriers and foreign carriers that lack market power, and (2) all settlement arrangements on routes where U.S. carriers are able to terminate at least 50 percent of their traffic in the foreign market at rates that are at least 25 percent below the applicable benchmark settlement rate. In this international settlement policy order, the Federal Communications Commission also eliminated the requirement that carriers file the settlement arrangements where the international settlements policy has been eliminated. Finally, the international settlement policy order expanded its rules to permit carriers to provide international simple resale on any route where the resale carrier exchanges switched traffic with a foreign carrier that lacks market power. Accordingly, we will have more flexibility in negotiating settlement arrangements with many carriers on many routes, which we expect will lower costs of terminating international traffic, although our competitors will benefit from these new rules in the same way.

    Increasing regulatory liberalization in many countries' telecommunications markets now permits more flexibility in the way we can route calls. Although certain Federal Communications Commission rules limit the way in which some international calls can be routed, we do not believe that our network configuration, specifically the way in which traffic is routed through its facilities in the U.K., is specifically prohibited by, or undermines in any way, the intent of these rules. It is possible, however, that the Federal Communications Commission could find that our network configuration violates these rules. If we were found to be in violation of these routing restrictions, and if the violation were sufficiently severe, it is possible that the Federal Communications Commission could impose sanctions and penalties upon us.

    REGULATORY STATUS

    A summary discussion of the regulatory environment in certain geographic regions in which we operate or have targeted for penetration is set forth below.

    EUROPEAN UNION.  The European Union consists of the following member states:
Austria, Belgium, Denmark, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, The Netherlands, Portugal, Spain, Sweden and the United Kingdom. The European Union was established by the Treaty of Rome

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and subsequent treaties. European Union member states are required to implement directives issued by the European Commission and the European Council by passing national legislation. If a European Union member state fails to effect such directives with national (or, as the case may be, regional, community or local) legislation and/or fails to render the provisions of such directives effective within its territory, the European Commission may take action against the European Union member state, including in proceedings before the European Court of Justice, to enforce the directives. Private parties may also bring actions against European Union member states for failures to implement such legislation.

    In an effort to promote competition and efficiency in the European Union telecommunications market, the European Commission and European Council have issued a number of key directives establishing basic principles for the liberalization of the European Union telecommunications market. The general framework for this liberalized environment has been set out in the European Commission's Services Directive and its subsequent amendments, including, in particular, the Full Competition Directive, adopted in March 1996. These directives require most European Union member states to permit competition in all telecommunications services and had set January 1, 1998 as the date by which all restrictions on the provision of telecommunications services and telecommunications infrastructure were to be removed, except in member states receiving special derogations. These directives have been supplemented by various harmonizing directives, which include the Open Network Provision Directives, as well as two additional directives adopted in 1997, the Licensing Directive and the Interconnection Directive.

    The Licensing Directive established a framework for the granting of national authorizations and licenses related to telecommunications services. It permits European Union member states to establish different categories of licenses for providers of infrastructure and services, but requires the overall scheme to be transparent and non-discriminatory. The Interconnection Directive requires member states to remove restrictions preventing negotiation of interconnection agreements. The Interconnection Directive requires member states to remove restrictions preventing negotiation of interconnection agreements. It imposes certain rights and obligations on all operators deemed by the member state regulator to be covered by the directive. It also imposes additional obligations on operators deemed by the member state regulator to have significant market power. These include obligations on fixed operators to offer cost oriented interconnection charges on non-discriminatory and transparent terms to other operators granted interconnection rights under the directive. The objective of the directive is to ensure adequate and efficient interconnection for public telecommunications networks and publicly available telecommunications services.

    In October 1997, the European Commission issued a consultative document on how the cost-orientation obligation on fixed operators with significant market power should be interpreted. The Commission recommends that cost oriented interconnection charges should be based on long running incremental costs. The Commission published benchmark interconnection rates derived from some of the long range incremental cost-based charges being offered at the time for example, in the U.K. These rates were intended to be guidance to member states of what should be considered an acceptable level of interconnection charging by fixed operators with significant market power. They could be adopted in lieu of true long range incremental cost based charges until such time as an SMP operator's actual long range incremental costs could be established using adequate accounting systems.

    Several European Union member states have chosen to apply the provisions of the Interconnection Directive within their jurisdictions in such ways as to give more favorable treatment to infrastructure providers and network operators than to carriers and resellers that have made no infrastructure investment. Such distinctions must be objectively justified on the grounds of the type of interconnection provided or because of relevant licensing conditions. The Licensing Directive does not provide a clear definition of an infrastructure investment, and many European Union member states have adopted inconsistent approaches with respect to the level and type of infrastructure investment required to

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justify differences in interconnection charges. While we believe that the
European Commission will seek to minimize these disparities in national interconnection policies, there can be no assurance that these disparities will be eliminated or significantly reduced or that any such differences in regulatory treatment will not have a material adverse effect on us. To the extent incumbent telecommunications operators deny or delay granting us interconnection, even if only for a limited period of time, in any of the countries in which we have or will have points of presence, we will be forced to terminate traffic through refile or resale agreements with other carriers, resulting in higher costs.

    The current European Union rules are likely to remain in force until 2002/2003, at which time a revised European Union framework is likely to be introduced which reflects the growth of competition since 1998. The European Commision is currently considering what the new framework should look like. It is too early to say what the impact might be on our activities.

    Each European Union member state in which we currently conduct our business has a different regulatory regime and such differences are expected to continue. The requirements for us to obtain necessary approvals vary considerably from country to country.

    BELGIUM. In December 1997, the Belgian Federal Parliament provided for full liberalization of the provision of telecommunications services. However, this law and secondary legislation are not yet complete.

    Under the existing licensing scheme, applicants seeking a network operator license must commit to invest 400 million Belgian Francs or to deploy 500 kilometers of transmission infrastructure within three years of the date the license is granted as well as investing an amount equal to 1% of annual turnover in order to fund research and development and other initiatives. Notwithstanding these stringent requirements (which may be modified by European Commission intervention that has been formally commenced), we obtained a license for the provision of voice telephony over the entire country on December 8, 1998, and a license for the establishment and operation of a public telecommunications network, which covers virtually the entire country, on February 1, 1999.

    Belgium is one of the European Union member states which differentiates between interconnection for infrastructure providers and network operators and switch-based carriers and resellers. The interconnection tariffs of Belgacom (Belgium's incumbent telecommunications operator), which have been officially approved by the Belgian Institute for Postal Services and Telecommunications, provides more favorable interconnection rates for infrastructure providers and network operators than for switch-based carriers and resellers. As a result of the construction of the Circe Network, we qualify for these more favorable rates.

    The modified Belgian Telecommunications Law also provides for the creation of a Universal Service Fund, to be managed by the Belgian Institute for Postal Services and Telecommunications, to which operators may be required to contribute funds in proportion to their revenues from the Belgian telecommunications market. However, the Universal Service Fund system will not be activated before the year 2000, and then only insofar as: (i) Belgacom claims a compensation for being the universal service provider, (ii) the Belgian Institute for Postal Services and Telecommunications considers that universal service provision represents a net cost, and (iii) the Belgian Federal Government takes a formal decision to activate the Universal Service Fund. Since 1998, the Belgian Institute for Postal Services and Telecommunications has "dry-run" the universal service costing model and kept operators informed of the contributions that they may be required to make if and when the Universal Service Fund is activated.

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    FRANCE.  In July 1996, legislation was enacted providing for the liberalization of all telecommunications activities in France by January 1, 1998.

    The establishment and operation of public telecommunications networks and the provision of voice telephony services to the public are subject to individual licenses granted by the Minister in charge of telecommunications upon recommendation of France's independent regulatory authority, the Autorite de Regulation des T elecommunications ("ART").

    On June 5, 1998, we were granted a regional license to be a public telecommunications network operator (under Article L33.1 of the French Code des Postes et T elecommunications) and a national license to be a provider of voice telephony services to the public (under Article L34.1 of the French Code des Postes et T elecommunications). An extension of the network operator license has been requested by us in order to obtain a nationwide license. The application was sent to ART on June 21, 1999. On October 26, 1999, ART recommended that our nationwide license be granted and in early December the Minister granted Viatel a nationwide license. In September 1998, an interconnection agreement was signed with France T elecom. However, this agreement became operational in the greater Paris region only in March 1999 and in the Strasbourg and Amiens regions only in August 1999.

    We are subject to certain requirements in the operation of our public telecommunications network, most notably in terms of non-discriminatory treatment of customers and an obligation to accept reasonable requests for interconnection from other carriers.

    France is also one of the European Union member states which differentiates between interconnection for public telecommunications network operators, holding a L33.1 license, and voice telephony service providers, holding a L34.1 license. The interconnection tariffs of France Telecom, which have been officially approved by ART, provide substantially more favorable interconnection rates for public telecommunications network operators than for voice telephony service providers. As a result of the construction of the Circe Network, we qualify for these more favorable rates.

    GERMANY. The German Telecommunications Act of July 25, 1996 provided for the liberalization of all telecommunications activities by January 1, 1998. The German Telecommunications Act has been supplemented by several ordinances concerning, among other things, license fees, rate regulation, interconnection, universal service, frequencies and customer protection. The German telecommunications sector is overseen by the Regulatory Authority for Telecommunications and Post ("RegTP") that operates under the supervision of the Ministry of Economics.

    Under the German regulatory structure, licenses can be issued for different types of infrastructure as well as for the provision of services based on transmission lines provided by other service providers. We have been issued a nationwide class 3 infrastructure license and a nationwide class 4 license for the provision of voice telephony.

    All existing interconnection agreements with Deutsche Telekom have been terminated effective December 31, 1999, requiring all affected parties to seek new interconnection with Deutsche Telekom. In a letter dated February 19, 1999, the Federal Communications Commission expressed its concerns about the new interconnection regime and argued that the action taken by Deutsche Telekom as well as other actions taken by such carrier were designed to impede effective and competitive market entry. We are currently in the process of negotiating a new interconnection agreement with Deutsche Telekom and believe that it will be possible to come to an agreement with Deutsche Telekom prior to December 31, 1999. However, we cannot provide any assurance that the new interconnection arrangement will contain terms which are as favorable to us as those contained in the current interconnection arrangement.

    ITALY. In 1997, the Italian authorities enacted a legislative framework for the full liberalization of telecommunications services by January 1, 1998. On February 12, 1999, we received a license to provide voice telephony as well as to own and operate infrastructure.

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    On July 24, 1998, Telecom Italia published its Reference Interconnect Offer, which was amended earlier this year due to decisions by the Italian regulator. The offer allows interconnection at one point of interconnect and has brought interconnection rates down to a level much closer to the European Union benchmarks. We initiated interconnection negotiations towards the end of 1998 and obtained an interconnection agreement with Telecom Italia on April 30, 1999.

    In Italy, providers of network infrastructure and switched voice services as well as national mobile operators are generally required to contribute to a universal service fund. This requirement took effect in 1999. However, no contribution will be required for 1999 because competition has failed to impose an "unfair burden" on Telecom Italia. Whether a contribution will be required in 2000 will depend upon whether Telecom Italia can demonstrate, on the basis of audited reports, that its universal service obligations impose on it net losses. Even in these circumstances, the Italian regulator can exempt new entrants from an obligation to contribute to such a universal service fund.

    THE NETHERLANDS. In the Netherlands the incumbent telecommunications operator's monopoly regarding voice telephony was abolished effective July 1, 1997. Other European Union liberalization obligations, which took effect on January 1, 1998, were implemented through the new Netherlands Telecommunications Act as of December 15, 1998. With the exception of the use of radio frequencies (e.g. for mobile telecommunications networks or services), all licensing requirements have been abolished and replaced by mandatory registration requirements with the Independent Post and Telecommunications Authority. In principle, there are no barriers to registration, but there must be a public offer of infrastructure or services which must be shown to the Independent Post and Telecommunications Authority in order to qualify for registration. Furthermore, registered parties must comply with all relevant obligations under the Telecommunications Act. In February 1999, we obtained registrations to provide a public telecommunications service and to install and provide a public telecommunications network with the Independent Post and Telecommunications Authority. In April 1999, we obtained registration to install and provide leased lines.

    SPAIN. Spain was required, under applicable European Union directives, to implement full liberalization of public switched telephone services by December 1, 1998. In accordance with this requirement, the liberalization process began in April 1998 with the approval of the General Telecommunications Act, and was completed by the December 1, 1998 deadline, with the approval of subsequent regulations. Our subsidiary operating in Spain was granted a nationwide infrastructure and voice telephony license in March 1999. In September 1999, we signed an interconnection agreement with Telefonica de Espana.

    SWITZERLAND. A new Telecommunications Act was adopted by the Swiss Parliament in April 1997 and came into effect on January 1, 1998, together with certain ordinances containing more detailed regulations covering telecommunications services, frequency management, numbering, terminal equipment and license fees. The new Telecommunications Act provides for liberalization of the Swiss telecommunications market as of January 1, 1998.

    The Swiss telecommunications regulatory framework facilitates market entry by: (i) applying a notification procedure for resellers, (ii) applying a procedure for operators wishing to be granted a concession for the establishment and operation of transmission facilities and (iii) providing rights-of-way, subject to a procedure of authorization, over the public domain to facilities-based carriers. Pro-competitive regulation is also applicable in the area of numbering.

    We have notified our activities as a provider of voice telephony services in Switzerland but have not yet completed negotiation of an interconnection agreement (in accordance with the notification procedure). On July 13, 1999, OFCOM, the Swiss Office of Telecommunications, awarded us a concession to own and operate our own telecommunications infrastructure in Switzerland. The concession not only allows us to own and operate our own infrastructure in the country, but also gives

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us the right to build on publicly-owned lands and to provide telecommunications services to third parties.

    Switzerland is not a member of the European Union and, accordingly, directives do not apply. Switzerland is, however, a party to the WTO Agreement.

    UNITED KINGDOM. The Telecommunications Act 1984 (the "U.K. Act") provides a licensing and regulatory framework for telecommunications activities in the United Kingdom. The U.K. began liberalizing its telecommunications market beginning in 1984 and has continued to liberalize since that date. The Licensing Directive, which was partially brought into force by the Telecommunications (Licensing) Regulations 1997 (SI 1997/2930), required that all U.K. licenses that existed before January 1, 1998 be in line with the Licensing Directive prior to January 1, 1999 and that all new licenses granted after January 1, 1998 be immediately in compliance with the Directive. The Department of Trade and Industry received a six month deferral relating to the January 1, 1999 date. Full implementation took place in September 1999. This legislation converts all existing licenses into new form licenses which are compliant with the directive. The international facilities license will also be subsumed into a new standard public telecommunications operator license which will include an authorization for the provision of both domestic and international services. The new PTO license will also authorize the provision of international simple voice resale services on the basis that the licensee does not hold a registrable international simple voice resale license already.

    Viatel UK has been granted an international simple voice resale standard license and an international facilities license with code powers which allow us certain rights over land for the purpose of installing telecommunications equipment and cabling under simplified planning procedures. In addition, Viatel UK has interconnection agreements with Cable & Wireless and British Telecommunications Plc.

    OTHER EUROPEAN MARKETS. Our ability to expand into other countries will be affected by the degree to which liberalization has been implemented in those countries. If, for strategic reasons, we decide to build out infrastructure in a particular market prior to full liberalization and liberalization is delayed or not fully implemented, we could sustain a loss on our infrastructure investment.

    LATIN AMERICA AND THE PACIFIC RIM. Outside of the European Union, we provide our customers with access to our services through the use of call reorigination. A substantial number of countries have prohibited certain forms of call reorigination. There can be no assurance that certain of our services and transmission methods will not be or will not become prohibited in certain jurisdictions.

    We are subject to a different regulatory regime in each country in Latin America and the Pacific Rim in which we conduct business. Local regulations determine issues significant to our business, including whether we can obtain authorization to offer transmission of voice and voice band data directly or through call reorigination. In general, competition is restricted in the regions, with the result that our ability to offer service is limited. Regulations governing enhanced services (such as facsimile, voice mail and data transmission) tend to be more permissive than those covering voice telephony.

    ARGENTINA. The telecommunications industry in Argentina was privatized in 1990, but opportunities for competitive entry in basic telephony services remain restricted. The companies created at the time of privatization, Telecom and Telefonica, respectively, were granted exclusive rights until 1997 to the provision of domestic local and long distance fixed telephone service in the northern and southern portions of Argentina, respectively. Telintar, a company owned equally by Telecom and Telefonica, was given exclusive rights until 1997 for the provision of international telephony and data transmission services.

    Value-added services may be competitively provided and are essentially deregulated. Although a license must be obtained, such licenses are routinely granted. Facilities for international value-added

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services must be obtained from Telintar. Currently, call reorigination is legal in Argentina, although the established carriers have advocated strenuously against it and the government's view has changed from time to time. Telecom and Telefonica have instituted significant rate rebalancing measures which are likely to lessen the attractiveness of call reorigination. The Supreme Court ruled in favor of rate rebalancing, rejecting several challenges to it.

    We have had a sales representative in Argentina since 1991 who has focused on call reorigination, Internet-initiated international business-to-business service and international calling card services. We do not currently hold any licenses in Argentina.

    BRAZIL. In Brazil, value-added services are not considered to be telecommunications services and currently can be provided on a completely unregulated basis, without the necessity of obtaining a permit or a concession. However, the service provider must operate through a Brazilian company. Call reorigination is not prohibited in Brazil. There are presently no foreign ownership limits for limited services, including specialized limited services, or value-added services. Under the 1997 "General Telecommunications Law," the President retains the authority to impose foreign ownership limits on other services, but by decree dated May 15, 1998, the President expressly decided not to impose any such limits.

    Our services in Brazil currently include call reorigination, international calling cards and fax store and forward which are classified as value-added services and therefore do not require a license. We plan to apply for licenses to offer specialized limited services, including private line and data transmission services.

    COLOMBIA. Under the Constitution adopted in 1991, the possibility of private provision of public services in Colombia was ratified. This paved the way for both privatization of the state-owned long distance company, TELECOM, as well as the competitive entry of other entities. Specific plans for the privatization of TELECOM have faltered due to, among other things, labor union resistance. However, the government mandated that competition be introduced in 1998. Two competitors to TELECOM have been licensed. A federal judicial body with jurisdiction over public contracts has issued a writ declaring that the issuance of licenses for any additional competition in long distance services must be authorized by new legislation. The implications of this decision for us are not clear.

    In Colombia, there are in excess of 35 local operating companies, many municipally owned. Under Colombian law, local service has been completely deregulated and may be provided without a telecommunications concession or license. Other telecommunications services require a concession or other authorization.

    Value-added services are competitive, but must be licensed. There is currently intense competition for value-added services, and the market for data communications is one of the most dynamic segments of the telecommunications sector. Although Colombian law requires that all telecommunications services be rendered by Colombian entities, foreign investment is not limited.

    Most of our customers in Colombia access our network via international toll free numbers. We have formed a Colombian subsidiary and have been awarded a value-added services license. We are working on the establishment and operation of a network to utilize the value-added services license.

    VENEZUELA. Pursuant to the Telecommunications Law of 1940, all telecommunications activities in Venezuela are reserved to the government, although concessions or permits for the provision of such services may be granted to third parties. The administration, inspection and monitoring of all communications systems in Venezuela are carried out by the Ministry of Transportation and Communications through the Comision Nacional de Telecommunicaciones.

    The national telephone company of Venezuela, Compania Anonima Nacional de Telefonos de Venezuela, was privatized in 1991 and its concession grants a monopoly in the provision of basic

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telecommunications services until the year 2000. The only exceptions to this exclusivity are recently awarded concessions for the provision of basic services to rural areas not reached by Compania Anonima Nacional de Telefonos de Venezuela.

    Other telecommunications services, such as cellular telephony and other mobile radio services, private telecommunications networks, switched data networks and value-added services (including e-mail, Internet, video text, teletext, voicemail and fax service) are open to competition upon receipt of a concession or permit, as applicable. Call reorigination is officially illegal in Venezuela. The prohibition is supposed to be enforced by the Comision Nacional de Telecommunicaciones with the unofficial aid of Compania Anonima Nacional de Telefonos de Venezuela through termination of subscriber service, but in practice the prohibition is widely evaded.

    We do not have a local affiliate in Venezuela and do not hold any Venezuelan concessions or authorizations. At present, our agents in Venezuela offer only Internet-initiated international business-to-business services and international calling cards in Venezuela. We do not believe that these services are encompassed within the prohibition against call reorigination, but it is possible that Venezuelan authorities may consider them to raise similar policy concerns. If the call reorigination prohibition is deemed to apply, we may have to discontinue Internet-initiated services in Venezuela.

    UNITED STATES. Our provision of international services to, from and through the United States generally is subject to regulation by the Federal Communications Commission. Section 214 of the Communications Act requires a company to make application to, and receive authorization from, the Federal Communications Commission to provide such international telecommunications services. In May 1994, the Federal Communications Commission authorized us pursuant to Section 214 of the Communications Act to resell public switched telecommunications services of other United States carriers. This authorization requires that services be provided in a manner that is consistent with the laws of countries in which we operate. We also have a license to resell international private lines for the provision of switched services between the United States and the United Kingdom and between the United States and Canada. Additionally, in September 1996 we received final approval for another Section 214 authorization from the Federal Communications Commission to provide both facilities-based services and resale services (including both the resale of switched services and the resale of private lines for the provision of switched services) to all permissible international points. Finally, in September 1996 we also received final approval for another Section 214 authorization from the Federal Communications Commission to provide facilities-based service between the United States and the United Kingdom over the CANUS-1 and CANTAT-3 cable systems. Through our acquisition of Flat Rate Communications, we also have a
Section 214 license to provide global facilities-based and global resale services.

EMPLOYEES

    As of September 30, 1999, we had 653 full-time employees, approximately 271 of whom were engaged in sales, marketing and customer service. None of our employees are covered by a collective bargaining agreement. Our management believes that our relationship with our employees is generally good.

PROPERTIES

    Our tangible assets include a substantial investment in telecommunications equipment. Our network and its component assets are the principal properties we own. We own a significant portion of the telecommunications equipment required for our business. Our network includes installed fiber optic cable consisting of lighted (used) and dark (not used) fibers, which is either owned or leased and is laid pursuant to various rights-of-way. Other fixed assets are located at various locations in our service areas.

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    We currently occupy two sites in New York City, one of which serves as our principal executive office, while the other is one of our international gateway switching centers. We also lease space in Somerset, New Jersey, which serves as our U.S. Network Operations Center, Egham, England, which serves as our European Network Operations Center, and Omaha, Nebraska, where our billing and operations center is located. We lease locations pursuant to the terms of the respective leases which expire at different times varying from May 2004 to March 2009.

    We have European sales offices in the following locations: London, England; Paris, France; Brussels, Belgium; Amsterdam, The Netherlands; Frankfurt, Berlin, Munich and Dusseldorf, Germany; Milan and Rome, Italy; and Barcelona and Madrid, Spain; all of which are leased. The lease terms for our sales offices range from 5 to 25 years.

    We also maintain switching and transmission sites in numerous countries throughout Europe. In general, these locations are leased for a minimum term of 20 years, including renewal options. We attempt to structure our leases of space for our network switching centers and rights-of-way for our fiber optic networks with initial terms and renewal options so that the risk of relocation is minimized. We anticipate that prior to termination of any of the leases, we will be able to renew such leases or make other suitable arrangements.

LEGAL PROCEEDINGS

    We are involved from time to time in litigation incidental to the conduct of our business. We believe that any potential adverse determination in any pending action will not have a material adverse effect on our business, financial condition or results of operations.

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                       DESCRIPTION OF THE EXCHANGE NOTES

    The form and terms of the exchange notes are the same as the form and terms of the existing notes, except that the exchange notes have been registered under the Securities Act, will not bear legends restricting the transfer of the notes and will not be entitled to registration rights under the registration rights agreement entered into in connection with the sale of the existing notes. We issued the existing notes and will issue the corresponding exchange notes under an indenture, dated as of December 8, 1999, between us and The Bank of New York, as trustee. The terms of the exchange notes will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act. The exchange notes follow all those terms, and we refer you to the indenture and the Trust Indenture Act for a statement of the terms.

    Except as otherwise indicated, the following description relates both to the existing notes and the exchange notes and is a summary of the material provisions of the indenture. It does not restate the indenture in its entirety. We urge you to read the indenture because it, and not this description, defines your rights as a holder of the exchange notes. We have filed a copy of the indenture as an exhibit to the registration statement which includes this prospectus.

GENERAL

    The notes are unsecured (except as described in "-- Security") senior obligations of Viatel, and will mature on March 15, 2009. Interest on the notes accrues at the rate of 11.50% per annum from December 8, 1999, payable semi-annually (to holders of record at the close of business on the March 1 and September 1 immediately preceding the applicable interest payment date) in cash on March 15 and September 15 of each year, commencing March 15, 2000. Interest is computed on the basis of a 360-day year of twelve 30-day months.

    If, by June 8, 2000, we have not completed a registered exchange offer for the existing notes or caused a shelf registration statement with respect to resales of the existing notes to be declared effective, annual interest (in addition to interest otherwise due on the existing notes) will accrue, at the rate of 0.5% per annum of the principal amount and will be payable in cash semi-annually on March 15 and September 15 of each year commencing
September 15, 2000, until the completion of a registered exchange offer or the effectiveness of a shelf registration statement with respect to resales of the existing notes. See "-- Registration Rights."

    Principal of, premium, if any, and interest on the notes is payable, and the notes may be exchanged or transferred, at our office or agency in the Borough of Manhattan, the City of New York (which initially will be the corporate trust office of the trustee in the City of New York); PROVIDED that, at our option, payment of interest may be made by check mailed to the holders at their addresses as they appear in the security register maintained for the notes.

    The notes will be issued only in fully registered form, without coupons, in denominations of $1,000 of principal amount and any integral multiple thereof. No service charge will be made for any registration of transfer or exchange of notes, but we may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection with any transfer.

    Subject to the covenants described below under "-- Covenants" and applicable law, we may issue additional notes under the indenture. Any exchange notes issued in the future and any additional notes issued in the future will be treated as a single class for all purposes under the indenture.

OPTIONAL REDEMPTION

    The notes are redeemable, at our option, in whole or in part, at any time or from time to time, on or after March 15, 2004 and prior to maturity, upon not less than 30 nor more than 60 days' prior notice mailed by first class mail to each holder's last address as it appears in the security register

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
maintained for the notes, at the redemption prices (expressed in percentages of principal amount of the notes) set forth below, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant regular record date that is on or prior to the redemption date to receive interest due on an interest payment date), if redeemed during the 12-month period commencing March 15 of the years set forth below:

YEAR                                                          REDEMPTION PRICE
----                                                          ----------------
2004........................................................      105.750%
2005........................................................      103.833
2006........................................................      101.917
2007 and thereafter.........................................      100.000

    In addition, at any time prior to March 15, 2002, we may, at our option, redeem up to 35% of the principal amount of the notes with the net proceeds of one or more public equity offerings, at any time or from time to time in part, at a redemption price (expressed as a percentage of the principal amount) of 111.500% with respect to the notes; PROVIDED (i) that notes representing at least 65% of the principal amount of the notes initially issued remain outstanding immediately after each such redemption and (ii) that notice of each such redemption is mailed within 60 days of each such public equity offering.

    In the case of any partial redemption, selection of the notes for redemption will be made by the trustee in compliance with the requirements of the principal national securities exchange, if any, on which the notes are listed or, if the notes are not listed on a national securities exchange, by lot or by such other method as the trustee in its sole discretion shall deem to be fair and appropriate; PROVIDED that no note of $1,000 in principal amount or less shall be redeemed in part. If any note is to be redeemed in part only, the notice of redemption relating to such note shall state the portion of the principal amount thereof to be redeemed. A new note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original note. On and after the redemption date, interest ceases to accrue on notes or the portion of the notes called for redemption.

SINKING FUND

    There are no sinking fund payments for the notes.

REGISTRATION RIGHTS

    We have agreed to use our best efforts, at our cost, to file and cause to become effective a registration statement with respect to a registered exchange offer to exchange the existing notes for an issue of our senior notes with terms identical to the existing notes (except that the exchange notes will not bear legends restricting the transfer thereof or be entitled to liquidated damages). The registration statement of which this prospectus is a part constitutes the registration statement required to be filed by us in satisfaction of these registration obligations.

SECURITY

    We have purchased and pledged to the trustee for the benefit of the holders of the notes the Pledged Securities in an amount sufficient, upon receipt of scheduled interest and principal payments on such securities, to provide for payment in full of the first three scheduled interest payments due on the notes. The Pledged Securities have been pledged by us to the trustee for the benefit of the holders, pursuant to a pledge agreement and are being held by the trustee in the Pledge Account. Pursuant to the pledge agreement, immediately prior to an interest payment date on the notes, we may either deposit with the trustee from funds otherwise available to us cash sufficient to pay the interest scheduled to be paid on such date or we may direct the trustee to release from the Pledge Account

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proceeds sufficient to pay interest then due on the notes. In the event that we exercise the former option, we may thereafter direct the trustee to release to us proceeds or Pledged Securities from the Pledge Account in like amount. A failure to pay interest on the notes in a timely manner through the first three scheduled interest payment dates will constitute an immediate Event of Default under the indenture, with no grace or cure period.

    Interest earned on the Pledged Securities will be added to the Pledge Account. In the event that the funds or Pledged Securities held in the Pledge Account exceed the amount sufficient to provide for payment in full of the first three scheduled interest payments due on the notes (or, in the event an interest payment or payments have been made, an amount sufficient to provide for payment in full of any interest payments remaining, up to and including the third scheduled interest payment), the trustee will be permitted to release to us at our request any such excess amount. The notes are secured by the Pledged Securities and the related Pledge Account and, accordingly, the Pledged Securities and the Pledge Account also secure repayment of the principal amount of the notes to the extent of such security.

    Under the pledge agreement, assuming that we make the first three scheduled interest payments on the notes in a timely manner, all of the remaining Pledged Securities will be released from the Pledge Account and thereafter the notes will be unsecured.

RANKING

    The notes are unsecured (except as described in "-- Security") senior obligations of Viatel, ranking PARI PASSU in right of payment with all of our existing and future unsubordinated obligations and will be senior in right of payment to all of our existing and future subordinated indebtedness. After giving PRO FORMA effect to the sale of $63.7 million of notes issued and sold in the December 1999 private placement and the exchange of all the Destia discount notes in the exchange offer, as of September 30, 1999, we had approximately
$1.7 billion of indebtedness, $14.9 million of which was secured. The notes are effectively subordinated to all existing and future liabilities (including trade payables) of our subsidiaries, including any outstanding Destia indebtedness. As of September 30, 1999, the aggregate amount of obligations (including trade payables) of our subsidiaries was approximately $279.4 million. On that date, Destia and its subsidiaries had $478.3 million of obligations (including trade payables and all the Destia notes). Destia and its subsidiaries are now our subsidiaries.

BOOK-ENTRY; DELIVERY AND FORM

    All certificates representing the notes will be issued in fully registered form without interest coupons.

    Notes issued to "qualified institutional buyers" as defined in Rule 144A under the Securities Act will be represented by one or more permanent global notes in definitive, fully registered form without interest coupons (each a "Restricted Global Note") and will be deposited with the trustee as custodian for, and registered in the name of a nominee of, The Depository Trust Company. Each Restricted Global Note will be subject to certain restrictions on transfer set forth therein, as described under "Transfer Restrictions."

    Notes issued to institutional accredited investors who are not qualified institutional buyers ("Non-Global Purchasers") will be in registered form without interest coupons ("Certificated Notes"). Upon the transfer of Certificated Notes issued to a Non-Global Purchaser to a qualified institutional buyer, such Certificated Notes will, unless the relevant Global Note has previously been exchanged in whole for Certificated Notes, be exchanged for an interest in a Global Note.

    Ownership of beneficial interests in a Restricted Global Note will be limited to persons who have accounts with The Depository Trust Company ("participants"), or persons who hold interests through

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
participants. Ownership of beneficial interests in a Restricted Global Note will be shown on, and the transfer of that ownership will be effected only through, records maintained by The Depository Trust Company, or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Qualified institutional buyers may hold their interests in a Restricted Global Note, directly through The Depository Trust Company, if they are participants in such system, or indirectly through organizations which are participants in such system.

    So long as The Depository Trust Company, or any nominee, is the registered owner or holder of a Restricted Global Note, The Depository Trust Company, or such nominee, as the case may be, will be considered the sole owner or holder of the notes represented by such Restricted Global Note for all purposes under the indenture. No beneficial owner of an interest in a Restricted Global Note will be able to transfer that interest except in accordance with The Depository Trust Company's applicable procedures, in addition to those provided for under the indenture.

    Payments made with respect to a Restricted Global Note will be made to The Depository Trust Company, or its nominee, as the registered owner thereof. Neither we, the trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Restricted Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

    We expect that The Depository Trust Company, or its nominee, upon receipt of any payment in respect of a Global Note, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in such Restricted Global Note as shown on their respective records. We also expect that payments by participants to owners of beneficial interests in such Global Note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

    All amounts payable under the notes will be payable in U.S. dollars. Payments will be subject in all cases to any fiscal or other laws and regulations applicable thereto.

    Transfers between participants in The Depository Trust Company will be effected in accordance with The Depository Trust Company's procedures, and will be settled in same-day funds. Transactions settled through The Depository Trust Company will settle on a T+3 basis.

    We expect that The Depository Trust Company will take any action permitted to be taken by a holder of notes (including the presentation of notes for exchange) only at the direction of one or more participants to whose account the interest in a Restricted Global Note is credited and only in respect of such portion of the securities as to which such participant or participants has or have given such direction. However, if there is an event of default under the notes, The Depository Trust Company will exchange the applicable Restricted Global Notes for Certificated Notes which it will distribute to its participants and which may be legended.

    We understand that: The Depository Trust Company is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act. The Depository Trust Company was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates and certain other organizations. Indirect access to the The Depository Trust Company system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

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
    Although The Depository Trust Company is expected to follow the foregoing procedures in order to facilitate transfers of interests in a Restricted Global Note among participants of The Depository Trust Company, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of Viatel, the trustee or any paying agent will have any responsibility for the performance by The Depository Trust Company, or its respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

    If The Depository Trust Company is at any time unwilling or unable to continue as a depositary for the Restricted Global Notes and a successor depositary or clearing agency is not appointed by us within 90 days, we will issue Certificated Notes, which will bear any required legend, in exchange for the Restricted Global Notes. Holders of an interest in a Restricted Global Note may receive Certificated Notes, which may bear any required legend in accordance with The Depository Trust Company's rules and procedures in addition to those provided for under the indenture.

CERTAIN DEFINITIONS

    Set forth below is a summary of certain of the defined terms used in the covenants and other provisions of the indenture. Reference is made to the indenture for the definition of any other capitalized term used herein for which no definition is provided.

    "Acquired Indebtedness" means Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with an Asset Acquisition by Viatel or a Restricted Subsidiary and not Incurred in connection with, or in anticipation of, such Person becoming a Restricted Subsidiary or such Asset Acquisition.

    "Adjusted Consolidated Net Income" means, for any period, the aggregate net income (or loss) of Viatel and its Restricted Subsidiaries for such period determined in conformity with generally accepted accounting principles; PROVIDED that the following items shall be excluded in computing Adjusted Consolidated Net Income (without duplication):

        (i) the net income (or loss) of any Person that is not a Restricted Subsidiary, except (x) with respect to net income, to the extent of the amount of dividends or other distributions actually paid to Viatel or any of its Restricted Subsidiaries by such Person during such period and (y) with respect to net losses, to the extent of the amount of Investments made by Viatel or any Restricted Subsidiary in such Person during such period;

        (ii) solely for the purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of the "Limitation on Restricted Payments" covenant described below (and in such case, except to the extent includable pursuant to clause (i) above), the net income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with Viatel or any of its Restricted Subsidiaries or all or substantially all of the property and assets of such Person are acquired by Viatel or any of its Restricted Subsidiaries;

        (iii) the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary;

        (iv) any gains or losses (on an after-tax basis) attributable to Asset Sales and sales of capacity or dark fibers;

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
        (v) except for purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of the "Limitation on Restricted Payments" covenant described below, any amount paid or accrued as dividends on Preferred Stock of Viatel or any Restricted Subsidiary owned by Persons other than Viatel and any of its Restricted Subsidiaries;

        (vi) all extraordinary gains and extraordinary losses; and

        (vii) any compensation expense paid or payable solely with Capital Stock (other than Disqualified Stock) of Viatel or any options, warrants or other rights to acquire Capital Stock (other than Disqualified Stock) of Viatel.

    "Adjusted Consolidated Net Tangible Assets" means the total amount of assets of Viatel and its Restricted Subsidiaries (less applicable depreciation, amortization and other valuation reserves), except to the extent resulting from write-ups of capital assets (excluding write-ups in connection with accounting for acquisitions in conformity with GAAP), after deducting therefrom (i) all current liabilities of Viatel and its Restricted Subsidiaries (excluding intercompany items) and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recent quarterly or annual consolidated balance sheet of Viatel and its Restricted Subsidiaries, prepared in conformity with GAAP and filed with the Commission or provided to the Trustee pursuant to the "Commission Reports and Reports to Holders" covenant.

    "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

    "Asset Acquisition" means (i) an investment by Viatel or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged into or consolidated with Viatel or any of its Restricted Subsidiaries; PROVIDED that such Person's primary business is related, ancillary or complementary to the businesses of Viatel or any of its Restricted Subsidiaries on the date of such investment or
(ii) an acquisition by Viatel or any of its Restricted Subsidiaries of the property and assets of any Person other than Viatel or any of its Restricted Subsidiaries that constitute substantially all of a division or line of business of such Person; PROVIDED that the property and assets acquired are related, ancillary or complementary to the businesses of Viatel or any of its Restricted Subsidiaries on the date of such acquisition.

    "Asset Disposition" means the sale or other disposition by Viatel or any of its Restricted Subsidiaries (other than to Viatel or another Restricted Subsidiary) of (i) all or substantially all of the Capital Stock of any Restricted Subsidiary or (ii) all or substantially all of the assets that constitute a division or line of business of Viatel or any of its Restricted Subsidiaries.

    "Asset Sale" means any sale, transfer or other disposition (including by way of merger, consolidation or sale-leaseback transaction) in one transaction or a series of related transactions by Viatel or any of its Restricted Subsidiaries to any Person other than Viatel or any of its Restricted Subsidiaries of (i) all or any of the Capital Stock of any Restricted Subsidiary, (ii) all or substantially all of the property and assets of a division or line of business of Viatel or any of its Restricted Subsidiaries or (iii) any other property and assets (other than the Capital Stock or other Investment in an Unrestricted Subsidiary) of Viatel or any of its Restricted Subsidiaries outside the ordinary course of business of Viatel or such Restricted Subsidiary and, in each case, that is not governed by the provisions of the indenture applicable to mergers, consolidations and sales of all or substantially all of the assets of Viatel; PROVIDED that "Asset Sale" shall not include

        (a) sales or other dispositions of inventory, receivables and other current assets,

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
        (b) sales, transfers or other dispositions of assets constituting a Restricted Payment permitted to be made under the "Limitation on Restricted Payments" covenant,

        (c) sales, transfers or other dispositions of assets with a fair market value (as certified in an Officers' Certificate) not in excess of $1 million in any transaction or series of related transactions,

        (d) sales or other dispositions of assets for consideration at least equal to the fair market value of the assets sold or disposed of, to the extent that the consideration received would constitute property or assets of the kind described in clause (B) of the "Limitation on Asset Sales" covenant,

        (e) any liquidation of Temporary Cash Investments,

        (f) a transfer, directly or indirectly, of receivables or other payment rights arising from a transfer of indefeasible rights of use or dark fiber which transfer of receivables or rights is to a special purpose entity created for the purpose of issuing securities to be paid or redeemed from, or beneficial interests in, the cash or revenues generated from the assets transferred; PROVIDED that the consideration received by Viatel is a least equal to the fair market value of the asset transferred and the proceeds are used by Viatel,

           (A) to repay unsubordinated Indebtedness of Viatel owed to a Person other than Viatel or a Restricted Subsidiary,

           (B) to invest in the manner described in clause (i)(B) of the "Limitation on Asset Sales" covenant or

           (C) for working capital purposes, or

        (g) other transfers of capacity or dark fiber.

    "Average Life" means, at any date of determination with respect to any debt security, the quotient obtained by dividing (i) the sum of the products of
(a) the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security and (b) the amount of such principal payment by (ii) the sum of all such principal payments.

    "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all Common Stock and Preferred Stock.

    "Capitalized Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

    "Capitalized Lease Obligations" means the discounted present value of the rental obligations under a Capitalized Lease.

    "Change of Control" means such time as (i) a "person" or a "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act) becomes the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act) of more than 50% of the total voting power of the Voting Stock of Viatel on a fully diluted basis; or (ii) individuals who on the Closing Date constitute the Board of Directors (together with any new directors whose election by the Board of Directors or whose nomination to the Board of Directors for election by Viatel's stockholders was approved by a vote of at least two-thirds of the members of the Board of Directors then in office who either were members of the Board of Directors on the Closing Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board of Directors then in office.

    "Closing Date" means March 19, 1999.

    "Consolidated EBITDA" means, for any period, Adjusted Consolidated Net Income for such period plus, to the extent such amount was deducted in calculating such Adjusted Consolidated Net Income,

    (i) Consolidated Interest Expense,

    (ii) income taxes,

   (iii) depreciation expense,

    (iv) amortization expense, and

    (v) all other non-cash items reducing Adjusted Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made), less all non-cash items increasing Adjusted Consolidated Net Income, all as determined on a consolidated basis for Viatel and its Restricted Subsidiaries in conformity with GAAP; PROVIDED that, if any Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, Consolidated EBITDA shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (A) the amount of the Adjusted Consolidated Net Income attributable to such Restricted Subsidiary multiplied by (B) the percentage ownership interest in the income of such Restricted Subsidiary not owned on the last day of such period by Viatel or any of its Restricted Subsidiaries.

    "Consolidated Interest Expense" means, for any period, the aggregate amount of interest in respect of Indebtedness (including, without limitation, amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting; all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; the net costs associated with Interest Rate Agreements; and interest in respect of Indebtedness that is Guaranteed or secured by Viatel or any of its Restricted Subsidiaries, and all but the principal component of rentals in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by Viatel and its Restricted Subsidiaries during such periods).

    "Consolidated Leverage Ratio" means, on any Transaction Date, the ratio of,

        (i) the aggregate amount of Indebtedness of Viatel and its Restricted Subsidiaries on a consolidated basis outstanding on such Transaction Date to,

        (ii) four times Consolidated EBITDA for the then most recent fiscal quarter for which financial statements of Viatel have been filed with the SEC or provided to the trustee pursuant to the "Commission Reports and Reports to Holders" covenant described below; PROVIDED that, in making the foregoing calculation,

           (A) PRO FORMA effect shall be given to the Incurrence or repayment of any Indebtedness to be Incurred or repaid on the Transaction Date;

           (B) PRO FORMA effect shall be given to Asset Dispositions and Asset Acquisitions (including giving PRO FORMA effect to the application of proceeds of any Asset Disposition) that occur from the beginning of the then most recent four fiscal quarters through the Transaction Date (the "Reference Period"), as if they had occurred and such proceeds had been applied on the first day of such Reference Period; and

           (C) PRO FORMA effect shall be given to asset dispositions and asset acquisitions (including giving PRO FORMA effect to the application of proceeds of any asset disposition) that have been made by any Person that has become a Restricted Subsidiary or has been merged with or into

                                       82
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       Viatel or any Restricted Subsidiary during such Reference Period and that would have constituted Asset Dispositions or Asset Acquisitions had such transactions occurred when such Person was a Restricted Subsidiary as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions that occurred on the first day of such Reference Period;

PROVIDED that to the extent that clause (B) or (C) of this sentence requires that PRO FORMA effect be given to an Asset Acquisition or Asset Disposition, such PRO FORMA calculation shall be based upon the four full fiscal quarters immediately preceding the Transaction Date of the Person, or division or line of business of the Person, that is acquired or disposed of for which financial information is available.

    "Consolidated Net Worth" means, at any date of determination, stockholders' equity as set forth on the most recently available quarterly or annual consolidated balance sheet of Viatel and its Restricted Subsidiaries (which shall be as of a date not more than 90 days prior to the date of such computation, and which shall not take into account Unrestricted Subsidiaries), including, without limitation, the respective amounts reported on such balance sheet attributable to Preferred Stock, less any amounts attributable to Disqualified Stock or any equity security convertible into or exchangeable for Indebtedness, the cost of treasury stock and the principal amount of any promissory notes receivable from the sale of the Capital Stock of Viatel or any of its Restricted Subsidiaries, each item to be determined in conformity with GAAP (excluding the effects of foreign currency exchange adjustments under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 52).

    "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

    "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

    "Disqualified Stock" means any class or series of Capital Stock of any Person that by its terms or otherwise is,

    (i) required to be redeemed prior to the Stated Maturity of the notes,

    (ii) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the Stated Maturity of the notes, or

   (iii) convertible into or exchangeable for Capital Stock referred to in clause (i) or (ii) above or Indebtedness having a scheduled maturity prior to the Stated Maturity of the notes;

PROVIDED that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the notes shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in "Limitation on Asset Sales" and "Repurchase of Notes upon a Change of Control" covenants described below and such Capital Stock, or the agreements or instruments governing the redemption rights thereof, specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to Viatel's repurchase of such notes as are required to be repurchased pursuant to the "Limitation on Asset Sales" and "Repurchase of Notes upon a Change of Control" covenants described below.

    "Existing Stockholder Agreements" means the Stock Purchase Agreement, dated as of September 30, 1993, between Viatel and S-C V-Tel, the Stock Purchase Agreement dated as of April 5, 1994, between Viatel and COMSAT, the S-C V-Tel Shareholders' Agreement and the COMSAT Shareholders' Agreement, in each case, any amendments to such agreements.

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
    "fair market value" means the price that would be paid in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors, whose determination shall be conclusive if evidenced by a Board Resolution; PROVIDED that for purposes of clause (viii) of the second paragraph of the "Limitation on Indebtedness" covenant, (x) the fair market value of any security registered under the Securities Exchange Act shall be the average of the closing prices, regular way, of such security for the 20 consecutive trading days immediately preceding the sale of Capital Stock and (y) in the event the aggregate fair market value of any other property (other than cash or cash equivalents) received by Viatel exceeds $30 million, the fair market value of such property shall be determined by a nationally recognized investment banking firm or a nationally recognized firm having expertise in the specific area which is the subject of such determination and set forth in their written opinion which shall be delivered to the trustee.

    "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Closing Date, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations contained or referred to in the indenture shall be computed in conformity with GAAP applied on a consistent basis, except that calculations made for purposes of determining compliance with the terms of the covenants and with other provisions of the indenture shall be made without giving effect to (i) the amortization or write off of any expenses incurred in connection with the offering of the notes (ii) except as otherwise provided, the amortization of any amounts required or permitted by Accounting Principles Board Opinion Nos. 16 and 17.

    "Government Securities" means, in connection with the Pledged Securities, the direct obligations of, obligations fully guaranteed by, or participations in pools consisting solely of obligations of or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the option of the issuer thereof.

    "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm's-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); PROVIDED that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

    "Incur" means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including an "Incurrence" of Acquired Indebtedness; PROVIDED that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

    "Indebtedness" means, with respect to any Person at any date of determination (without duplication),

    (i) all indebtedness of such Person for borrowed money,

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    (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,

   (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto, but excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations (other than obligations described in (i) or (ii) above or (v), (vi) or
         (vii) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement),

    (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables,

    (v) all Capitalized Lease Obligations of such Person,

    (vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; PROVIDED that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness,

   (vii) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person, and

  (viii) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations, as described above, and the maximum liability at such time with respect to contingent obligations upon the occurrence of the contingency giving rise to the obligation, which, in the case of a Guarantee, shall be the outstanding balance of the Guaranteed Indebtedness, PROVIDED

   (A) that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at the time of its issuance as determined in conformity with GAAP,

    (B) that money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to prefund the payment of the interest on such Indebtedness shall not be deemed to be "Indebtedness" so long as such money is held to secure the payment of such interest and

    (C) that Indebtedness shall not include any liability for federal, state, local or other taxes.

    "Interest Rate Agreement" means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement.

    "Investment" in any Person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement; but excluding extensions of credit to customers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable on the balance sheet of Viatel or its Restricted Subsidiaries) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or

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services for the account or use of others), or any purchase or acquisition of
Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include,

    (i) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary, and

    (ii) the fair market value of the Capital Stock (or any other Investment), held by Viatel or any of its Restricted Subsidiaries, of (or in) any Person that has ceased to be a Restricted Subsidiary, including without limitation, by reason of any transaction permitted by clause,

   (iii) of the "Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries" covenant; PROVIDED that the fair market value of the Investment remaining in any Person that has ceased to be a Restricted Subsidiary shall not exceed the aggregate amount of Investments previously made in such Person valued at the time such Investments were made less the net reduction of such Investments.

For purposes of the definition of "Unrestricted Subsidiary" and the "Limitation on Restricted Payments" covenant described below, (i) "Investment" shall include the fair market value of the assets (net of liabilities (other than liabilities to Viatel or any of its Restricted Subsidiaries)) of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary, (ii) the fair market value of the assets (net of liabilities (other than liabilities to Viatel or any of its Restricted Subsidiaries)) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary shall be considered a reduction in outstanding Investments and (iii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer.

    "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest).

    "Moody's" means Moody's Investors Service, Inc. and its successors.

    "Net Cash Proceeds" means, (a) with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to Viatel or any Restricted Subsidiary) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of,

    (i) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale,

    (ii) provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale without regard to the consolidated results of operations of Viatel and its Restricted Subsidiaries, taken as a whole,

   (iii) payments made or required to be made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either
         (A) is secured by a Lien on the property or assets sold or (B) is required to be paid as a result of such sale,

    (iv) payments made or required to be made to Persons having a beneficial interests in the assets subject to the Asset Sale, and

    (v) appropriate amounts to be provided by Viatel or any Restricted Subsidiary as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP and (b) with respect to any issuance or sale of Capital Stock, the

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        proceeds of such issuance or sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to Viatel or any Restricted Subsidiary) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorney's fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

    "Offer to Purchase" means an offer to purchase notes by Viatel from the holders commenced by mailing a notice to the trustee and each holder stating:

    (i) the covenant pursuant to which the offer is being made and that all notes validly tendered will be accepted for payment on a PRO RATA basis;

    (ii) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Payment Date");

   (iii) that any note not tendered will continue to accrue interest pursuant to its terms;

    (iv) that, unless Viatel defaults in the payment of the purchase price, any note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Payment Date;

    (v) that holders electing to have a note purchased pursuant to the Offer to Purchase will be required to surrender the note, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of the note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Payment Date;

    (vi) that holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Payment Date, a telegram, facsimile transmission or letter setting forth the name of such holder, the principal amount of notes delivered for purchase and a statement that such holder is withdrawing his election to have such notes purchased; and

   (vii) that holders whose notes are being purchased only in part will be issued new notes equal in principal amount to the unpurchased portion of the notes surrendered; PROVIDED that each note purchased and each new note issued shall be in a principal amount at maturity of $1,000 or an integral multiple thereof. On the Payment Date, Viatel shall,

       (A) accept for payment on a PRO RATA basis notes or portions thereof tendered pursuant to an Offer to Purchase;

        (B) deposit with the Paying Agent money sufficient to pay the purchase price of all notes or portions thereof so accepted; and

        (C) deliver, or cause to be delivered, to the trustee all notes or portions thereof so accepted together with an Officers' Certificate specifying the notes or portions thereof accepted for payment by Viatel. The Paying Agent shall promptly mail to the holders of notes so accepted payment in an amount equal to the purchase price, and the trustee shall promptly authenticate and mail to such holders a new note equal in principal amount to any unpurchased portion of the note surrendered; PROVIDED that each note purchased and each new note issued shall be in a principal amount at maturity of $1,000 or an integral multiple thereof.

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    Viatel will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The trustee shall act as the Paying Agent for an Offer to Purchase. Viatel will comply with Rule 14e-1 under the Securities Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that Viatel is required to repurchase notes pursuant to an Offer to Purchase.

    "Permitted Investment" means:

    (i) an Investment in Viatel or a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary or be merged or consolidated with or into or transfer or convey all or substantially all its assets to, Viatel or a Restricted Subsidiary; PROVIDED that such person's primary business is related, ancillary or complementary to the businesses of Viatel or any of its Restricted Subsidiaries on the date of such Investment;

    (ii) Temporary Cash Investments;

   (iii) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP;

    (iv) Investments received in the bankruptcy or reorganization of a Person or any exchange of such Investment with the issuer thereof or taken in settlement of or other resolution of claims or disputes or acquired as the result of foreclosure of any secured Investment, and, in each case, extensions, modifications and renewal thereof;

    (v) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and worker's compensation, performance and other similar deposits;

    (vi) Interest Rate Agreements and Currency Agreements designed solely to protect Viatel or its Restricted Subsidiaries against fluctuations in interest rates or foreign currency exchange rates;

   (vii) loans or advances to officers or employees of Viatel or any Restricted Subsidiary that do not in the aggregate exceed $1 million at any time outstanding;

  (viii) investments consisting of securities issued by or beneficial interests in a special purpose entity referred to in clause (f) of the definition of "Asset Sale" and which are received in exchange for assets that are transferred by Viatel or a Restricted Subsidiary to such special purpose entity and used for the purpose referred to therein; and

    (ix) Investments as a result of consideration received in connection with an Asset Sale made in compliance with the "Limitation on Asset Sales" covenant.

    "Permitted Joint Venture" means any joint venture between Viatel or any Restricted Subsidiary and (i) any Person other than a Subsidiary, engaged in the provision or sale of telecommunications services or (ii) any Person engaged as an independent sale representative of Viatel; PROVIDED that prior to making any Investment in such a Person, Viatel's Board of Directors shall have determined that such Investment fits Viatel's strategic plan and is on terms that are fair and reasonable to Viatel.

    "Permitted Liens" means:

    (i) Liens for taxes, assessments, governmental charges or claims not yet subject to penalty or that are being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made;

    (ii) statutory and common law Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a

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         reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made;

   (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security;

    (iv) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, bankers' acceptances, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money);

    (v) easements, rights-of-way, municipal and zoning ordinances and similar charges, encumbrances, title defects or other irregularities that do not materially interfere with the ordinary course of business of Viatel or any of its Restricted Subsidiaries;

    (vi) Liens (including extensions and renewals thereof) upon real or personal (whether tangible or intangible) property acquired after the Closing Date; PROVIDED that (a) such Lien is created solely for the purpose of securing Indebtedness Incurred, in accordance with the "Limitation on Indebtedness" covenant described below, to finance or refinance the cost (including the cost of design, development, acquisition, construction, installation, improvement, transportation or integration) of the item or related group of items of property or assets subject thereto or the business in which such property or assets are used and such Lien is created prior to, at the time of or within eighteen months after the later of the acquisition, the completion of (except in the case of refinancing) construction or the commencement of full operation of such property, (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost and (c) any such Lien shall not extend to or cover any property or assets other than such item or group of items of property or assets and any improvements on such item;

   (vii) leases or subleases granted to others that do not materially interfere with the ordinary course of business of Viatel and its Restricted Subsidiaries, taken as a whole;

  (viii) Liens encumbering property or assets under construction arising from progress or partial payments by a customer of Viatel or its Restricted Subsidiaries relating to such property or assets;

    (ix) any interest or title of a lessor in the property subject to any Capitalized Lease or operating lease;

    (x) Liens arising from filing Uniform Commercial Code financing statements regarding leases;

    (xi) Liens on property of, or on shares of Capital Stock or Indebtedness of, any Person existing at the time such Person becomes, or becomes a part of, any Restricted Subsidiary; PROVIDED that such Liens do not extend to or cover any property or assets of Viatel or any Restricted Subsidiary other than the property or assets acquired;

   (xii) Liens in favor of Viatel or any Restricted Subsidiary;

  (xiii) Liens arising from the rendering of a final judgment or order against Viatel or any Restricted Subsidiary that does not give rise to an Event of Default;

   (xiv) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof;

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   (xv) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

   (xvi) Liens encumbering customary initial deposits and margin deposits, and other Liens that are within the general parameters customary in the industry and incurred in the ordinary course of business, in each case, securing Indebtedness under Interest Rate Agreements and Currency Agreements and forward contracts, options, future contracts, futures options or similar agreements or arrangements designed solely to protect Viatel or any of its Restricted Subsidiaries from fluctuations in interest rates, currencies or the price of commodities;

  (xvii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by Viatel or any of its Restricted Subsidiaries in the ordinary course of business in accordance with the past practices of Viatel and its Restricted Subsidiaries prior to the Closing Date;

  (xviii) Liens on or sales of receivables or other rights to payment;

   (xix) Liens secured with assets that have a fair market value not in excess of 15% of Adjusted Consolidated Net Tangible Assets when such Liens are Incurred; and

   (xx) any extension, renewal, or replacement (or successive extensions, renewals, or replacements) in whole or in part, of Liens described in clauses (i) through (xix) above.

    "Permitted Wholesale Consortium" means any Person in which Viatel invests for the principal purpose of leasing or otherwise acquiring transmission rights with respect to long distance telecommunications; PROVIDED that prior to making any Investment in such a Person, Viatel's Board of Directors shall have determined that such Investment will afford Viatel greater economic benefits than it could otherwise obtain from other sources of transmission rights.

    "Pledge Account" means the account established with the trustee pursuant to the terms of the Pledge Agreement for the deposit of the Pledged Securities purchased by Viatel with a portion of the proceeds from the sale of the notes.

    "Pledge Agreement" means the Collateral Pledge and Security Agreement, dated as of the date of the indenture, to be made by Viatel in favor of the trustee, governing the disbursement of funds from the Pledge Accounts, as such agreement may be amended, restated, supplemented or otherwise modified from time to time.

    "Pledged Securities" means the securities originally purchased by Viatel with a portion of the proceeds from the sale of the notes, which shall consist of Government Securities, to be deposited in the Pledge Account, all in accordance with the terms of the Pledge Agreement.

    "Public Equity Offering" means an underwritten primary public offering of Common Stock of Viatel pursuant to an effective registration statement under the Securities Act.

    "Restricted Subsidiary" means any Subsidiary of Viatel other than an Unrestricted Subsidiary.

    "Significant Subsidiary" means, at any date of determination, any Restricted Subsidiary that, together with its Subsidiaries, (i) for the most recent fiscal year of Viatel, accounted for more than 10% of the consolidated revenues of Viatel and its Restricted Subsidiaries or (ii) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of Viatel and its Restricted Subsidiaries, all as set forth on the most recently available consolidated financial statements of Viatel for such fiscal year.

    "S&P" means Standard & Poor's Ratings Services and its successors.

    "Specified Date" means any Redemption Date, any Payment Date for an Offer to Purchase or any date on which the notes first become due and payable after an Event of Default.

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    "Stated Maturity" means, (i) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and (ii) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

    "Strategic Subordinated Indebtedness" means Indebtedness of Viatel Incurred to finance the acquisition of a Person engaged in a business that is related, ancillary or complementary to the business conducted by Viatel or any of its Restricted Subsidiaries, which Indebtedness by its terms, or by the terms of any agreement or instrument pursuant to which such Indebtedness is Incurred,

    (i) is expressly made subordinate in right of payment to the notes, and

    (ii) provides that no payment of principal, premium or interest on, or any other payment with respect to, such Indebtedness may be made prior to the payment in full of all of Viatel's obligations under the notes; PROVIDED that such Indebtedness may provide for and be repaid at any time from the proceeds of a capital contribution, the sale of Capital Stock (other than Disqualified Stock) of Viatel, or other Strategic Subordinated Indebtedness Incurred, after the Incurrence of such Indebtedness.

    "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

    "Temporary Cash Investment" means any of the following:

    (i) direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency thereof,

    (ii) time deposit accounts, eurodollar time deposits, bankers' acceptances, certificates of deposit and money market deposits, in each case maturing within one year of the date of acquisition thereof and issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor,

   (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause
         (ii) above,

    (iv) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of Viatel) organized and in existence under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-2" (or higher) according to Moody's or "A-2" (or higher) according to S&P,

    (v) securities with maturities of one year or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or Moody's, and

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    (vi) shares or other interests in an investment company the assets of which consist solely of (A) securities of the type described in clauses
         (i) through (v) above and (B) mortgage-backed securities rated AAA or the equivalent by S&P, Moody's or Fitch Investor Services, Inc.

    "Trade Payables" means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

    "Transaction Date" means, with respect to the Incurrence of any Indebtedness by Viatel or any of its Restricted Subsidiaries, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

    "Unrestricted Subsidiary" means (i) any Subsidiary of Viatel that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Restricted Subsidiary (including any newly acquired or newly formed Subsidiary of Viatel) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, Viatel or any Restricted Subsidiary; PROVIDED that

        (A) any Guarantee by Viatel or any Restricted Subsidiary of any Indebtedness of the Subsidiary being so designated shall be deemed an "Incurrence" of such Indebtedness and an "Investment" by Viatel or such Restricted Subsidiary (or both, if applicable) at the time of such designation;

        (B) either (I) the Subsidiary to be so designated has total assets of $1,000 or less or (II) if such Subsidiary has assets greater than $1,000, such designation would be permitted under the "Limitation on Restricted Payments" covenant described below; and

        (C) if applicable, the Incurrence of Indebtedness and the Investment referred to in clause (A) of this proviso would be permitted under the "Limitation on Indebtedness" and "Limitation on Restricted Payments" covenants described below. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; PROVIDED that (i) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation and (ii) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately after such designation would, if Incurred at such time, have been permitted to be Incurred (and shall be deemed to have been Incurred) for all purposes of the indenture. Any such designation by the Board of Directors shall be evidenced to the trustee by promptly filing with the trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

    "Voting Stock" means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

    "Wholly Owned" means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director's qualifying shares or Investments by foreign nationals mandated by applicable law) by such Person or one or more Wholly Owned Subsidiaries of such Person.

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COVENANTS

    LIMITATION ON INDEBTEDNESS

    (a) Viatel will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (other than the notes and Indebtedness existing on the Closing Date); PROVIDED that Viatel may Incur Indebtedness if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Consolidated Leverage Ratio would be greater than zero and less than 6:1.

    Notwithstanding the foregoing, Viatel and any Restricted Subsidiary (except as specified below) may Incur each and all of the following:

    (i) Indebtedness outstanding at any time in an aggregate principal amount not to exceed $100 million of Indebtedness that is PARI PASSU with or subordinated to the notes and $150 million of Indebtedness that is subordinated to the notes, less any amount of such Indebtedness permanently repaid as provided under the "Limitation on Asset Sales" covenant described below;

    (ii) Indebtedness owed (A) by any Restricted Subsidiary to Viatel or another Restricted Subsidiary or (B) by Viatel to any Restricted Subsidiary; PROVIDED that any event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to Viatel or another Restricted Subsidiary) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause (ii);

   (iii) Indebtedness issued in exchange for, or the net proceeds of which are used to repay, redeem, defease, refinance, refund, extend, renew, replace, discharge or otherwise retire any then outstanding Indebtedness (other than Indebtedness Incurred under clause (i), (ii),
         (iv), (vi), (viii), (xi) or (xii) of this paragraph) and any refinancings thereof in an amount not to exceed the amount so refinanced or refunded (plus premiums, penalties, accrued interest, fees and expenses); PROVIDED that Indebtedness the proceeds of which are used to refinance or refund the notes or Indebtedness that is PARI PASSU with, or subordinated in right of payment to, the notes shall only be permitted under this clause (iii) if,

           (A) in case the notes are refinanced in part or the Indebtedness to be refinanced is PARI PASSU with the notes, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding, is expressly made PARI PASSU with, or subordinate in right of payment to, the remaining notes,

           (B) in case the Indebtedness to be refinanced is subordinated in right of payment to the notes, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made subordinate in right of payment to the notes at least to the extent that the Indebtedness to be refinanced is subordinated to the notes and

           (C) such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not mature prior to the Stated Maturity of the Indebtedness to be refinanced or refunded, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced or refunded; and PROVIDED FURTHER that in no event may Indebtedness of Viatel be refinanced by means of any Indebtedness of any Restricted Subsidiary pursuant to this clause (iii);

    (iv) Indebtedness,

           (A) in respect of performance, surety or appeal bonds provided in the ordinary course of business;

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           (B) under Currency Agreements and Interest Rate Agreements; PROVIDED
       that such agreements (a) are designed solely to protect Viatel or any of its Restricted Subsidiaries against fluctuations in foreign currency exchange rates or interest rates and (b) do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder; and

           (C) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of Viatel or any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by Viatel or any Restricted Subsidiary in connection with such disposition;

    (v) Indebtedness of Viatel, to the extent the net proceeds thereof are promptly (A) used to purchase notes tendered in an Offer to Purchase made as a result of a Change in Control or (B) deposited to defease the notes as described below under "Defeasance";

    (vi) Guarantees of the notes and Guarantees of Indebtedness of Viatel by any Restricted Subsidiary provided the Guarantee of such Indebtedness is permitted by and made in accordance with the "Limitation on Issuance of Guarantees by Restricted Subsidiaries" covenant described below;

   (vii) Indebtedness (including Guarantees) Incurred to finance the cost (including the cost of design, development, acquisition, construction, installation, improvement, transportation or integration) to acquire equipment, inventory or network assets (including acquisitions by way of Capitalized Lease and acquisitions of the Capital Stock of a Person that becomes a Restricted Subsidiary to the extent of the fair market value of the equipment, inventory or network assets so acquired) by Viatel or a Restricted Subsidiary after the Closing Date;

  (viii) Indebtedness of Viatel not to exceed, at any one time outstanding, two times,

           (A) the Net Cash Proceeds received by Viatel after the Closing Date as a capital contribution or from the issuance and sale of its Capital Stock (other than Disqualified Stock) to a Person that is not a Subsidiary of Viatel, to the extent (I) such capital contribution or Net Cash Proceeds have not been used pursuant to clause (C)(2) of the first paragraph or clause (iii), (iv), (vi) or (vii) of the second paragraph of the "Limitation on Restricted Payments" covenant described below to make a Restricted Payment and (II) if such capital contribution or Net Cash Proceeds are used to consummate a transaction pursuant to which Viatel Incurs Acquired Indebtedness, the amount of such Net Cash Proceeds exceeds one-half of the amount of Acquired Indebtedness so Incurred, and

           (B) 80% of the fair market value of property (other than cash and cash equivalents) received by Viatel after the Closing Date from the sale of its Capital Stock (other than Disqualified Stock) to a Person that is not a Subsidiary of Viatel, to the extent (I) such capital contribution or sale of Capital Stock has not been used pursuant to clause (iii),
       (iv), (vi) or (vii) of the second paragraph of the "Limitation on Restricted Payments" covenant described below to make a Restricted Payment and (II) if such capital contribution or Capital Stock is used to consummate a transaction pursuant to which Viatel Incurs Acquired Indebtedness, 80% of the fair market value of the property received exceeds one-half of the amount of Acquired Indebtedness so Incurred PROVIDED that such Indebtedness does not mature prior to the Stated Maturity of the notes and has an Average Life longer than the notes;

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    (ix) Acquired Indebtedness;

    (x) Strategic Subordinated Indebtedness;

    (xi) Indebtedness in respect of bankers' acceptance and letters of credit, all in the ordinary course of business, in an aggregate amount outstanding at any time of up to $10 million;

   (xii) Indebtedness arising from the honoring by a bank or other financial institution of a check, or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, PROVIDED that such Indebtedness is extinguished within three business days of Incurrence.

    (b) Notwithstanding any other provision of this "Limitation on Indebtedness" covenant, the maximum amount of Indebtedness that Viatel or a Restricted Subsidiary may Incur pursuant to this "Limitation on Indebtedness" covenant shall not be deemed to be exceeded, with respect to any outstanding Indebtedness due solely to the result of fluctuations in the exchange rates of currencies.

    (c) For purposes of determining any particular amount of Indebtedness under this "Limitation on Indebtedness" covenant, (1) Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included and (2) any Liens granted pursuant to the equal and ratable provisions referred to in the "Limitation on Liens" covenant described below shall not be treated as Indebtedness. For purposes of determining compliance with this "Limitation on Indebtedness" covenant, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses, Viatel, in its sole discretion, shall classify, and from time to time may reclassify, such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses.

    LIMITATION ON RESTRICTED PAYMENTS

    Viatel will not, and will not permit any Restricted Subsidiary to, directly or indirectly:

    (i) (A) declare or pay any dividend or make any distribution on or with respect to its Capital Stock (other than (1) dividends or distributions payable solely in shares of its Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to acquire shares of such Capital Stock and (2) PRO RATA dividends or distributions on Common Stock of Restricted Subsidiaries held by minority stockholders) held by Persons other than Viatel or any of its Restricted Subsidiaries, or (B) pay any cash interest on the Subordinated Convertible Debentures;

    (ii) purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock of (A) Viatel or an Unrestricted Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Person, or (B) a Restricted Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Affiliate of Viatel (other than a Wholly Owned Restricted Subsidiary) or any holder (or any Affiliate of such holder) of 5% or more of the Capital Stock of Viatel;

   (iii) make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, of Indebtedness of Viatel that is subordinated in right of payment to the notes; or

    (iv) make any Investment (after the Closing Date), other than a Permitted Investment, in any Person (such payments or any other actions described in clauses (i) through (iv) above being collectively "Restricted Payments") if, at the time of, and after giving effect to, the proposed Restricted Payment,

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           (A) a Default or Event of Default shall have occurred and be continuing,

           (B) Viatel could not Incur at least $1.00 of Indebtedness under the first paragraph of the "Limitation on Indebtedness" covenant, or

           (C) the aggregate amount of all Restricted Payments (the amount, if other than in cash, to be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) made after the Closing Date shall exceed the sum of

               (1) 50% of the aggregate amount of the Adjusted Consolidated Net Income (or, if the Adjusted Consolidated Net Income is a loss, minus 100% of the amount of such loss) (determined by excluding income resulting from transfers of assets by Viatel or a Restricted Subsidiary to an Unrestricted Subsidiary) accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the fiscal quarter immediately following the Closing Date and ending on the last day of the last fiscal quarter preceding the Transaction Date for which reports have been filed with the Commission or provided to the Trustee pursuant to the "Commission Reports and Reports to Holders" covenant, PLUS

               (2) the aggregate Net Cash Proceeds received by Viatel after the Closing Date as a capital contribution or from the issuance and sale permitted by the indenture of its Capital Stock (other than Disqualified Stock) to a Person who is not a Subsidiary of Viatel, including an issuance or sale permitted by the indenture of Indebtedness of Viatel for cash subsequent to the Closing Date upon the conversion of such Indebtedness into Capital Stock (other than Disqualified Stock) of Viatel, or from the issuance to a Person who is not a Subsidiary of Viatel of any options, warrants or other rights to acquire Capital Stock of Viatel (in each case, exclusive of any Disqualified Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the notes), in each case except to the extent such Net Cash Proceeds are used to Incur Indebtedness pursuant to clause (viii) of the second paragraph under the "Limitation on Indebtedness" covenant, PLUS

               (3) an amount equal to the net reduction in Investments (other than reductions in Permitted Investments) in any Person resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to Viatel or any Restricted Subsidiary or from the Net Cash Proceeds from the return of capital, redemption, or sale of any such Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Adjusted Consolidated Net Income), or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investments"), or from the release of any Guarantee that constituted a Restricted Payment, to the extent of such release, not to exceed, in each case, the amount of Investments previously made by Viatel or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.

    The foregoing provision shall not be violated by reason of:

    (i) the payment of any dividend within 60 days after the date of declaration thereof if, at said date of declaration, such payment would comply with the foregoing paragraph;

    (ii) the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the notes including premium, if any, and accrued and unpaid interest, with the proceeds of, or in exchange for, Indebtedness

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         Incurred under clause (iii) of the second paragraph of part (a) of the
         "Limitation on Indebtedness" covenant;

   (iii) the repurchase, redemption or other acquisition of Capital Stock of Viatel or an Unrestricted Subsidiary (or options, warrants or other rights to acquire such Capital Stock) in exchange for, or out of the proceeds of a capital contribution or a substantially concurrent offering of, shares of Capital Stock (other than Disqualified Stock) of Viatel (or options, warrants or other rights to acquire such Capital Stock);

    (iv) the making of any principal payment or the repurchase, redemption, retirement, defeasance or other acquisition for value of Indebtedness of Viatel which is subordinated in right of payment to the notes in exchange for, or out of the proceeds of a capital contribution or a substantially concurrent offering of, shares of the Capital Stock (other than Disqualified Stock) of Viatel (or options, warrants or other rights to acquire such Capital Stock);

    (v) payments or distributions, to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of the indenture applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of Viatel;

    (vi) Investments in any Person the primary business of which is related, ancillary or complementary to the business of Viatel or any of its Restricted Subsidiaries on the date of such Investments; PROVIDED that the aggregate amount of Investments made pursuant to this clause
         (vi) does not exceed $30 million at any one time outstanding;

   (vii) Investments acquired in exchange for Capital Stock (other than Disqualified Stock) of Viatel or the Net Cash Proceeds from the issuance and sale of such Capital Stock PROVIDED that such proceeds are so used within 180 days of the receipt thereof;

  (viii) the redemption, repurchase, retirement, or other acquisition of any Capital Stock of Viatel (or options, warrants, or other rights to acquire such Capital Stock) from an employee or former employee of Viatel or any of its Subsidiaries (or from such person's estate, heirs, or representatives) in connection with such employee's death, disability, or termination of employment, PROVIDED that the aggregate amount expended pursuant to this clause does not exceed $1 million per annum plus the cumulative amount of such per annum limit not used in prior years and the cash proceeds from such Investments PROVIDED that such proceeds are used within 180 days of the receipt thereof;

    (ix) Investments in permitted Wholesale Consortiums and Permitted Joint Ventures not exceeding, at the time of the Investment, the sum of
         (A) 10% of the consolidated revenue of Viatel (excluding with respect to Persons in whom an equity interest is owned by Persons other than Viatel and its Restricted Subsidiaries, the pro rata share of such revenue attributable to such other equity holders) accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the first full fiscal quarter immediately following the Closing Date and ending on the last day of the last fiscal quarter preceding the date of such Investment and (B) the Net Cash Proceeds from the disposition of Viatel's interest in any such Permitted Wholesale Consortium or Permitted Joint Venture;

    (x) the repurchase of Subordinated Debentures upon a Change of Control pursuant to an Offer to Purchase; PROVIDED that an Offer to Purchase is consummated with respect to the notes prior to any repurchase of the Subordinated Debentures; and

    (xi) other Restricted Payments in an aggregate amount not to exceed
         $10 million, increased by the amount of any Restricted Payment made pursuant to this clause (xi) that is an Investment and is not outstanding;

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PROVIDED that, except in the case of clauses (i) and (iii), no Default or Event of Default shall have occurred and be continuing or occur as a consequence of the actions or payments set forth therein.

    Each Restricted Payment permitted pursuant to the preceding paragraph (other than the Restricted Payment referred to in clause (ii) thereof, an exchange of Capital Stock for Capital Stock or Indebtedness referred to in clause (iii) or
(iv) thereof and an Investment referred to in clause (vi) thereof), and the Net Cash Proceeds from any capital contribution or any issuance of Capital Stock referred to in clauses (iii), (iv) and (vi), shall be included in calculating whether the conditions of clause (C) of the first paragraph of this "Limitation on Restricted Payments" covenant have been met with respect to any subsequent Restricted Payments. In the event the proceeds of an issuance of Capital Stock of Viatel are used for the redemption, repurchase or other acquisition of the notes, or Indebtedness that is PARI PASSU with the notes, then the Net Cash Proceeds of such issuance shall be included in clause (C) of the first paragraph of this "Limitation on Restricted Payments" covenant only to the extent such proceeds are not used for such redemption, repurchase or other acquisition of Indebtedness.

    Any Restricted Payments made in other than cash shall be valued at fair market value. The amount of any Investment "outstanding" at any time shall be deemed to be equal to the amount of such Investment on the date made, less the return of capital, repayment of loans, return on capital and release of Guarantees, in each case of or to Viatel and its Restricted Subsidiaries with respect to such Investment (up to the amount of such investment on the date made).

    LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED
     SUBSIDIARIES

    Viatel will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to:

    (i) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by Viatel or any other Restricted Subsidiary,

    (ii) pay any Indebtedness owed to Viatel or any other Restricted Subsidiary,

   (iii) make loans or advances to Viatel or any other Restricted Subsidiary, or

    (iv) transfer any of its property or assets to Viatel or any other Restricted Subsidiary.

    The foregoing provisions shall not restrict any encumbrances or restrictions:

    (i) existing on the Closing Date in the indenture or any other agreements in effect on the Closing Date, and any extensions, refinancings, renewals or replacements of such agreements; PROVIDED that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements are no less favorable in any material respect to the holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced;

    (ii) existing under or by reason of applicable law;

   (iii) existing with respect to any Person or the property or assets of such Person acquired by Viatel or any Restricted Subsidiary, existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired;

    (iv) in the case of clause (iv) of the first paragraph of this "Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries" covenant, (A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a

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         lease, license, conveyance or contract or similar property or asset,
         (B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of Viatel or any Restricted Subsidiary not otherwise prohibited by the indenture or (C) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of Viatel or any Restricted Subsidiary in any manner material to Viatel or any Restricted Subsidiary;

    (v) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary;

    (vi) contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was issued if (A) the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant contained in such Indebtedness or agreement, (B) the encumbrance or restriction is not materially more disadvantageous to the holders of the notes than is customary in comparable financings (as determined by Viatel) and (C) Viatel determines that any such encumbrance or restriction will not materially affect Viatel's ability to make principal or interest payments on the notes; or

   (vii) imposed in connection with a transaction described in clause (f) of the proviso to the definition of "Asset Sale" and relating solely to a Restricted Subsidiary that transfers assets to the special purpose entity referred to therein; provided that Viatel determines that any such encumbrance or restriction will not materially affect Viatel's ability to make principal or interest payments on the notes. Nothing contained in this "Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries" covenant shall prevent Viatel or any Restricted Subsidiary from (1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted in the "Limitation on Liens" covenant or (2) restricting the sale or other disposition of property or assets of Viatel or any of its Restricted Subsidiaries that secure Indebtedness of Viatel or any of its Restricted Subsidiaries.

    LIMITATION ON THE ISSUANCE AND SALE OF CAPITAL STOCK OF RESTRICTED
     SUBSIDIARIES

    Viatel will not sell, and will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell, any shares of Capital Stock of a Restricted Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) except:

    (i) to Viatel or a Wholly Owned Restricted Subsidiary;

    (ii) issuances of director's qualifying shares or sales to foreign nationals of shares of Capital Stock of foreign Restricted Subsidiaries, to the extent required by applicable law;

   (iii) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under the "Limitation on Restricted Payments" covenant if made on the date of such issuance or sale;

    (iv) a pledge or hypothecation of or Lien on any Capital Stock of a Subsidiary to the extent not prohibited under the "Limitation on Liens" covenant; or

    (v) sales by Viatel or Restricted Subsidiaries of Common Stock of a Restricted Subsidiary, PROVIDED that Viatel or such Restricted Subsidiaries apply the Net Cash Proceeds, if any, of any such sale in accordance with clause (A) or (B) of the "Limitation on Asset Sales" covenant described below.

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    LIMITATION ON ISSUANCES OF GUARANTEES BY RESTRICTED SUBSIDIARIES

    Viatel will not permit any Restricted Subsidiary, directly or indirectly, to Guarantee any Indebtedness of Viatel which is PARI PASSU with or subordinate in right of payment to the notes ("Guaranteed Indebtedness"), unless:

    (i) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the Indenture providing for a Guarantee (a "Subsidiary Guarantee") of payment of the notes by such Restricted Subsidiary; and

    (ii) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against Viatel or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee; PROVIDED that this paragraph shall not be applicable to any Guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not Incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary.

    If the Guaranteed Indebtedness is (A) PARI PASSU with the notes, then the Guarantee of such Guaranteed Indebtedness shall be PARI PASSU with, or subordinated to, the Subsidiary Guarantee or (B) subordinated to the notes, then the Guarantee of such Guaranteed Indebtedness shall be subordinated to the Subsidiary Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated to the notes.

    Notwithstanding the foregoing, any Subsidiary Guarantee by a Restricted Subsidiary may provide by its terms that it shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person not an Affiliate of Viatel, of all of Viatel's and each Restricted Subsidiary's Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by the Indenture) or (ii) the release or discharge of the Guarantee which resulted in the creation of such Subsidiary Guarantee, except a discharge or release by or as a result of payment under such Guarantee.

    LIMITATION ON TRANSACTIONS WITH SHAREHOLDERS AND AFFILIATES

    Viatel will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any holder (or any Affiliate of such holder) of 5% or more of any class of Capital Stock of Viatel or with any Affiliate of Viatel or any Restricted Subsidiary, except upon fair and reasonable terms no less favorable to Viatel or such Restricted Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm's-length transaction with a Person that is not such a holder or an Affiliate.

    The foregoing limitation does not limit, and shall not apply to:

    (i) transactions (A) approved by a majority of the disinterested members of the Board of Directors or (B) for which Viatel or a Restricted Subsidiary delivers to the trustee a written opinion of a nationally recognized investment banking firm stating that the transaction is fair to Viatel or such Restricted Subsidiary from a financial point of view;

    (ii) any transaction solely between Viatel and any of its Restricted Subsidiaries or solely between Restricted Subsidiaries;

   (iii) the payment of reasonable and customary regular fees to directors of Viatel who are not employees of Viatel;

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    (iv) any payments or other transactions pursuant to any tax-sharing agreement between Viatel and any other Person with which Viatel files a consolidated tax return or with which Viatel is part of a consolidated group for tax purposes;

    (v) compensation, indemnification, and other benefits paid or made available to officers, directors, and employees in the ordinary course of business in connection with services actually rendered and consistent with past practice;

    (vi) transactions in accordance with the Existing Stockholder Agreements as in effect on the Closing Date; or

   (vii) any Restricted Payments not prohibited by the "Limitation on Restricted Payments" covenant.

Notwithstanding the foregoing, any transaction or series of related transactions covered by the first paragraph of this "Limitation on Transactions with Shareholders and Affiliates" covenant and not covered by clauses (ii) through
(v) of this paragraph, the aggregate amount of which exceeds $2.0 million in value, must be approved or determined to be fair in the manner provided for in clause (i)(A) or (B) above.

    LIMITATION ON LIENS

    Viatel will not, and will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Lien on any of its assets or properties of any character (including, without limitation, licenses), or any shares of Capital Stock or Indebtedness of any Restricted Subsidiary, without making effective provision for all of the notes and all other amounts due under the indenture to be directly secured equally and ratably with (or, if the obligation or liability to be secured by such Lien is subordinated in right of payment to the notes, prior to) the obligation or liability secured by such Lien.

    The foregoing limitation does not apply to:

    (i) Liens existing on the Closing Date;

    (ii) Liens granted after the Closing Date on any assets or Capital Stock of Viatel or its Restricted Subsidiaries created in favor of the holders;

   (iii) Liens with respect to the assets of a Restricted Subsidiary granted by such Restricted Subsidiary to Viatel or a Wholly Owned Restricted Subsidiary to secure Indebtedness owing to Viatel or such other Restricted Subsidiary;

    (iv) Liens securing Indebtedness permitted to be Incurred under clause
         (iii) of the second paragraph of the "Limitation on Indebtedness" covenant which is Incurred to refinance secured Indebtedness; PROVIDED that such Liens do not extend to or cover any property or assets of Viatel or any Restricted Subsidiary other than the property or assets securing the Indebtedness being refinanced;

    (v) Liens on the Capital Stock of, or any property or assets of, a Restricted Subsidiary securing Indebtedness of such Restricted Subsidiary permitted under the "Limitation on Indebtedness" covenant;

    (vi) Liens on the Capital Stock of Restricted Subsidiaries that own a substantial portion of assets financed with Indebtedness Incurred under clause (vii) of the "Limitation on Indebtedness" covenant, if such liens secure only such Indebtedness; or

   (vii) Permitted Liens.

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    LIMITATION ON SALE-LEASEBACK TRANSACTIONS

    Viatel will not, and will not permit any Restricted Subsidiary to, enter into any sale-leaseback transaction involving any of its assets or properties whether now owned or hereafter acquired, whereby Viatel or a Restricted Subsidiary sells or transfers such assets or properties and then or thereafter leases such assets or properties or any part thereof or any other assets or properties which Viatel or such Restricted Subsidiary, as the case may be, intends to use for substantially the same purpose or purposes as the assets or properties sold or transferred; PROVIDED that a sale-leaseback transaction shall not include any lease in connection with which Viatel or a Restricted Subsidiary acquires assets or property in anticipation of the substantially contemporaneous sale or transfer to the lessor under such lease.

    The foregoing restriction does not apply to any sale-leaseback transaction if:

    (i) the lease is for a period, including renewal rights, of not in excess of three years;

    (ii) the lease secures or relates to industrial revenue or pollution control bonds;

   (iii) the transaction is solely between Viatel and any Restricted Subsidiary or solely between Restricted Subsidiaries; or

    (iv) Viatel or such Restricted Subsidiary, within 12 months after the sale or transfer of any assets or properties is completed, applies an amount not less than the net proceeds received from such sale in accordance with clause (A) or (B) of the first paragraph of the "Limitation on Asset Sales" covenant described below.

    LIMITATION ON ASSET SALES

    Viatel will not, and will not permit any Restricted Subsidiary to, consummate any Asset Sale, unless (i) the consideration received by Viatel or such Restricted Subsidiary is at least equal to the fair market value of the assets sold or disposed of and (ii) at least 75% of the consideration received consists of cash or Temporary Cash Investments. In the event and to the extent that the Net Cash Proceeds received by Viatel or any of its Restricted Subsidiaries from one or more Asset Sales occurring in any period of 12 consecutive months exceed 10% of Adjusted Consolidated Net Tangible Assets (determined as of the date closest to the commencement of such 12-month period for which a consolidated balance sheet of Viatel and its Subsidiaries has been filed with the SEC pursuant to the "Commission Reports and Reports to Holders" covenant), then Viatel shall or shall cause the relevant Restricted Subsidiary to,

        (i) within 12 months after the date Net Cash Proceeds so received exceed 10% of Adjusted Consolidated Net Tangible Assets,

           (A) apply an amount equal to such excess Net Cash Proceeds to permanently repay unsubordinated Indebtedness of Viatel, or any Restricted Subsidiary providing a Subsidiary Guarantee pursuant to the "Limitation on Issuances of Guarantees by Restricted Subsidiaries" covenant described above or Indebtedness of any other Restricted Subsidiary, in each case owing to a Person other than Viatel or any of its Restricted Subsidiaries, or

           (B) invest an equal amount, or the amount not so applied pursuant to clause (A) (or enter into a definitive agreement committing to so invest within 12 months after the date of such agreement), either in property or assets (other than current assets) of a nature or type or that are used in a business, or in a company having property and assets of a nature or type, or engaged in a business, in either case similar or related to the nature or type of the property and assets of, or the business of, Viatel or any of its Restricted Subsidiaries existing on the date of such investment (as determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution), and

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        (ii) apply (no later than the end of the 12-month period referred to in clause (i)) such excess Net Cash Proceeds (to the extent not applied pursuant to clause (i)) as provided in the following paragraph of this "Limitation on Asset Sales" covenant.

The amount of such excess Net Cash Proceeds required to be applied (or to be committed to be applied) during such 12-month period as set forth in clause
(i) of the preceding sentence and not applied as so required by the end of such period shall constitute "Excess Proceeds."

    If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Offer to Purchase pursuant to this "Limitation on Asset Sales" covenant totals at least $10 million, Viatel must commence, not later than the fifteenth Business Day of such month, and consummate an Offer to Purchase from the holders on a PRO RATA basis an aggregate principal amount of notes equal to the Excess Proceeds on such date, at a purchase price equal to 101% of the principal amount of the notes on the relevant Payment Date, plus, in each case, accrued interest (if any) to the Payment Date.

REPURCHASE OF NOTES UPON A CHANGE OF CONTROL

    We must commence, within 30 days of the occurrence of a Change of Control, and consummate an Offer to Purchase for all notes then outstanding, at a purchase price equal to 101% of the principal amount at maturity of the notes on the Payment Date, plus accrued interest, if any, to the Payment Date.

    There can be no assurance that we will have sufficient funds available at the time of any Change of Control to make any debt payment, including repurchases of notes, required by the foregoing covenant, as well as may be contained in other of our securities of Viatel which might be outstanding at the time. The above covenant requiring us to repurchase the notes will, unless consents are obtained, require us to repay all indebtedness then outstanding which by its terms would prohibit such note repurchase, either prior to or concurrently with such note repurchase.

COMMISSION REPORTS AND REPORTS TO HOLDERS

    We must file with the SEC all such reports and other information as we are or would be required to file with the SEC by Sections 13(a) or 15(d) under the Securities Exchange Act if we were subject thereto. We shall supply the trustee and each holder or shall supply to the trustee for forwarding to each such holder, without cost to such holder, copies of such reports and other information. In addition, at all times prior to the date of the commencement of an exchange offer or the effectiveness of a Shelf Registration Statement (the "Registration"), upon the request of any holder or any prospective purchaser of the notes designated by a holder, we shall supply to such holder or such prospective purchaser the information required under Rule 144A under the Securities Act.

EVENTS OF DEFAULT

    The following events are defined as "Events of Default" in the indenture:

    (a) default in the payment of principal of (or premium, if any, on) any note when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;

    (b) default in the payment of interest on any note when the same becomes due and payable, and such default continues for a period of 30 days; PROVIDED that a failure to make any of the first three scheduled interest payments on the notes in a timely manner will constitute an Event of Default with no grace or cure period;

    (c) default in the performance or breach of the provisions of the indenture applicable to mergers, consolidations and transfers of all or substantially all of the assets of Viatel or the failure to

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        make or consummate an Offer to Purchase in accordance with the
        "Limitation on Asset Sales" or "Repurchase of Notes upon a Change of Control" covenant;

    (d) Viatel defaults in the performance of or breaches any other covenant or agreement of Viatel in the indenture or under the notes (other than a default specified in clause (a), (b) or (c) above) and such default or breach continues for a period of 30 consecutive days after written notice by the trustee or the holders of 25% or more in aggregate principal amount of the notes;

    (e) there occurs with respect to any issue or issues of Indebtedness of Viatel or any Significant Subsidiary having an outstanding principal amount of $10 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (I) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (II) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;

    (f) any final judgment or order (not covered by insurance) for the payment of money in excess of $10 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against Viatel or any Significant Subsidiary and shall not be paid or discharged, and there shall be any period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $10 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

    (g) a court having jurisdiction in the premises enters a decree or order for,

           (A) relief in respect of Viatel or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect,

           (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of Viatel or any Significant Subsidiary or for all or substantially all of the property and assets of Viatel or any Significant Subsidiary, or

           (C) the winding up or liquidation of the affairs of Viatel or any Significant Subsidiary and in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

    (h) Viatel or any Significant Subsidiary

           (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law,

           (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of Viatel or any Significant Subsidiary or for all or substantially all of the property and assets of Viatel or any Significant Subsidiary, or

           (C) effects any general assignment for the benefit of creditors.

    If an Event of Default (other than an Event of Default specified in clause
(g) or (h) above that occurs with respect to Viatel) occurs and is continuing under the indenture, the trustee or the holders

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of at least 25% in aggregate principal amount of the notes then outstanding, by written notice to Viatel (and to the trustee if such notice is given by the holders), may, and the trustee at the request of such holders shall, declare the principal amount of, premium, if any, and accrued interest on the notes to be immediately due and payable. Upon a declaration of acceleration, such principal amount of, premium, if any, and accrued interest shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in clause (e) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (e) shall be remedied or cured by Viatel or the relevant Significant Subsidiary or waived by the holders of the Indebtedness within 60 days after the declaration of acceleration with respect thereto. If an Event of Default specified in clause
(g) or (h) above occurs with respect to Viatel, the principal amount of, premium, if any, and accrued interest on the notes then outstanding shall IPSO FACTO become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder. The holders of at least a majority in principal amount of the outstanding notes, by written notice to Viatel and to the trustee, may waive all past defaults with respect to such notes and rescind and annul a declaration of acceleration and its consequences if (i) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the notes that have become due solely by such declaration of acceleration, have been cured or waived and (ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. For information as to the waiver of defaults, see "--Modification and Waiver."

    The holders of at least a majority in aggregate principal amount of the outstanding notes may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee. However, the trustee may refuse to follow any direction that conflicts with law or the indenture, that may involve the trustee in personal liability, or that the trustee determines in good faith may be unduly prejudicial to the rights of holders of the notes, not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of the notes. A holder may not pursue any remedy with respect to the indenture or the notes unless:

    (i) the holder gives the trustee written notice of a continuing Event of Default;

    (ii) the holders of at least 25% in aggregate principal amount of outstanding notes make a written request to the trustee to pursue the remedy;

   (iii) such holder or holders offer the trustee indemnity satisfactory to the trustee against any costs, liability or expense;

    (iv) the trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

    (v) during such 60-day period, the holders of a majority in aggregate principal amount of the outstanding notes do not give the trustee a direction that is inconsistent with the request.

    However, such limitations do not apply to the right of any holder of a note to receive payment of the principal of, premium, if any, or interest on, such note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the notes, which right shall not be impaired or affected without the consent of the holder.

    The indenture will require certain officers of Viatel to certify, on or before a date not more than 90 days after the end of each fiscal year, that a review has been conducted of the activities of Viatel and its Restricted Subsidiaries and Viatel's and its Restricted Subsidiaries' performance under the indenture and that Viatel has fulfilled all obligations thereunder, or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the nature and status thereof. Viatel

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will also be obligated to notify the trustee of any default or defaults in the performance of any covenants or agreements under the indenture.

CONSOLIDATION, MERGER AND SALE OF ASSETS

    Viatel will not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into Viatel unless:

    (i) Viatel shall be the continuing Person, or the Person (if other than Viatel) formed by such consolidation or into which Viatel is merged or that acquired or leased such property and assets of Viatel shall be a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the trustee, all of the obligations of Viatel on all of the notes and under the indenture;

    (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

   (iii) immediately after giving effect to such transaction on a pro forma basis, Viatel or any Person becoming the successor obligor of the notes shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of Viatel immediately prior to such transaction;

    (iv) immediately after giving effect to such transaction on a pro forma basis Viatel, or any Person becoming the successor obligor of the notes, as the case may be, could Incur at least $1.00 of Indebtedness under the first paragraph of the "Limitation on Indebtedness" covenant; PROVIDED that this clause (iv) shall not apply to

               (1) a consolidation, merger or sale of all (but not less than all) of the assets of Viatel if all Liens and Indebtedness of Viatel or any Person becoming the successor obligor on the notes, as the case may be, and its Restricted Subsidiaries outstanding immediately after such transaction would, if Incurred at such time, have been permitted to be Incurred (and all such Liens and Indebtedness, other than Liens and Indebtedness of Viatel and its Restricted Subsidiaries outstanding immediately prior to the transaction, shall be deemed to have been Incurred) for all purposes of the indenture or

               (2) a consolidation, merger or sale of all or substantially all of the assets of Viatel if immediately after giving effect to such transaction on a pro forma basis, Viatel or any Person becoming the successor obligor of the notes shall have a Consolidated Leverage Ratio equal to or less than the Consolidated Leverage Ratio of Viatel immediately prior to such transaction; and

    (v) Viatel delivers to the trustee an Officers' Certificate (attaching the arithmetic computations to demonstrate compliance with clauses
        (iii) and (iv) above) and Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with;

PROVIDED, HOWEVER, that clauses (iii) and (iv) above do not apply if, in the good faith determination of the Board of Directors of Viatel, whose determination shall be evidenced by a Board Resolution, the principal purpose of such transaction is to change the state of incorporation of Viatel; and PROVIDED FURTHER that any such transaction shall not have as one of its purposes the evasion of the foregoing limitations.

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DEFEASANCE

    DEFEASANCE AND DISCHARGE

    The indenture provides that Viatel will be deemed to have paid and will be discharged from any and all obligations in respect of the notes issued thereunder on the 123rd day after the deposit referred to below, and the provisions of the indenture will no longer be in effect with respect to such notes (except for, among other matters, certain obligations to register the transfer or exchange of such notes, to replace stolen, lost or mutilated notes, to maintain paying agencies and to hold monies for payment in trust) if, among other things,

        (A) Viatel has deposited with the trustee, in trust, money and/or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the notes on the Stated Maturity of such payments in accordance with the terms of the indenture and the notes,

        (B) Viatel has delivered to the relevant trustee (i) either,

           (1) an Opinion of Counsel to the effect that holders will not recognize income, gain or loss for federal income tax purposes as a result of Viatel's exercise of its option under this "Defeasance" provision and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, which Opinion of Counsel must be based upon (and accompanied by a copy of) a ruling of the Internal Revenue Service to the same effect unless there has been a change in applicable federal income tax law after the Closing Date such that a ruling is no longer required, or

           (2) a ruling directed to the relevant trustee received from the Internal Revenue Service to the same effect as the aforementioned Opinion of Counsel, and

        (ii) an Opinion of Counsel to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940 and after the passage of 123 days following the deposit, the trust fund will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law,

        (C) immediately after giving effect to such deposit on a pro forma basis, no Event of Default, or event that after the giving of notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after the date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which Viatel or any of its Subsidiaries is a party or by which Viatel or any of its Subsidiaries is bound, and

        (D) if at such time the notes are listed on a national securities exchange, Viatel has delivered to the trustee an Opinion of Counsel to the effect that the notes will not be delisted as a result of such deposit, defeasance and discharge.

    DEFEASANCE OF CERTAIN COVENANTS AND CERTAIN EVENTS OF DEFAULT

    The indenture will provide that the provisions of the indenture will no longer be in effect with respect to clauses (iii) and (iv) under "Consolidation, Merger and Sale of Assets" and all the covenants described herein under "Covenants," clause (c) under "Events of Default" with respect to such clauses
(iii) and (iv) under "Consolidation, Merger and Sale of Assets," clause
(d) under "Events of Default" with respect to such other covenants and clauses
(e) and (f) under "Events of Default" shall be deemed not to be Events of Default upon, among other things, the deposit with the relevant trustee, in

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trust, of money and/or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the notes on the Stated Maturity of such payments in accordance with the terms of the indenture and the notes, the satisfaction of the provisions described in clauses (B)(ii), (C) and (D) of the preceding paragraph and the delivery by Viatel to the trustee of an Opinion of Counsel to the effect that, among other things, the holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain covenants and Events of Default and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred.

    DEFEASANCE AND CERTAIN OTHER EVENTS OF DEFAULT

    In the event Viatel exercises its option to omit compliance with certain covenants and provisions of the indenture with respect to the notes as described in the immediately preceding paragraph and such notes are declared due and payable because of the occurrence of an Event of Default that remains applicable, the amount of money and/or U.S. Government Obligations on deposit with the trustee will be sufficient to pay amounts due on such notes at the time of their Stated Maturity but may not be sufficient to pay amounts due on such notes at the time of the acceleration resulting from such Event of Default. However, Viatel will remain liable for such payments.

MODIFICATION AND WAIVER

    Modifications and amendments of the indenture may be made by Viatel and the trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding notes; PROVIDED, HOWEVER, that no such modification or amendment may, without the consent of each holder affected thereby,

    (i) change the Stated Maturity of the principal of, or any installment of interest on, any note,

    (ii) reduce the principal amount of, or premium, if any, or interest on, any note,

   (iii) change the place or currency of payment of principal of, or premium, if any, or interest on, any note,

    (iv) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the Redemption Date) of any note,

    (v) reduce the above-stated percentage of outstanding notes, the consent of whose holders is necessary to modify or amend the indenture,

    (vi) waive a default in the payment of principal of, premium, if any, or interest on the notes or

   (vii) reduce the percentage or aggregate principal amount of outstanding notes the consent of whose holders is necessary for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults.

NO PERSONAL LIABILITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS, DIRECTORS, OR
  EMPLOYEES

    The indenture provides that no recourse for the payment of the principal of, premium, if any, or interest on any of the notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of Viatel in the indenture, or in the notes or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, stockholder, officer, director, employee or controlling person of Viatel or of any successor Person thereof. Each holder, by accepting the notes, waives and releases all such liability.

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CONCERNING THE TRUSTEE

    The indenture provides that, except during the continuance of a Default, the trustee will not be liable, except for the performance of such duties as are specifically set forth in the indenture. If an Event of Default has occurred and is continuing, the trustee will use the same degree of care and skill in its exercise of the rights and powers vested in it under the indenture as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

    The indenture and provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the trustee, should it become a creditor of Viatel, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions; PROVIDED, HOWEVER, that if it acquires any conflicting interest, it must eliminate such conflict or resign.

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            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

    The following summary sets forth the opinion of Kelley Drye & Warren LLP, counsel to Viatel, as to the material U.S. federal income tax consequences, as of the date hereof, of an investment in the notes. This summary is based on current provisions of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), applicable regulations of the U.S. Department of the Treasury ("Treasury Regulations"), judicial authority and current administrative rulings and pronouncements of the Internal Revenue Service, all of which are subject to change, possibly with retroactive effect. There can be no assurance that the Internal Revenue Service will not take views contrary to those summarized below, and no ruling from the Internal Revenue Service has been or will be sought by Viatel.

    This summary does not purport to deal with all aspects of taxation that may be relevant to particular holders of the notes in light of their personal investment or tax circumstances, or to certain types of investors subject to special treatment under the U.S. federal income tax laws (including individual retirement and other tax deferred accounts, insurance companies, financial institutions, broker-dealers, tax-exempt organizations, holders holding the notes as part of a hedge, straddle or conversion transaction or holders whose functional currency is not the U.S. dollar). In addition, except as otherwise discussed, this summary deals only with notes acquired by investors at their initial issue price in this offering, as defined herein and held as capital assets within the meaning of Section 1221 of the Internal Revenue Code.

    For purposes of this discussion, the term "U.S. Holder" means a beneficial owner of a note that is a citizen or resident of the United States, a corporation or other entity taxable as a corporation created or organized in the United States or under the laws of the United States or any political subdivision thereof, an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons has the authority to control all substantial decisions of the trust. The term "Non-U.S. Holder" means any person other than a U.S. Holder. If an entity treated as a partnership for U.S. federal income tax purposes purchases a note, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. Partners of partnerships purchasing notes should consult their tax advisors.

    THE FOLLOWING DISCUSSION IS FOR GENERAL INFORMATION ONLY. THE TAX TREATMENT MAY VARY DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF PURCHASING, HOLDING AND DISPOSING OF THE NOTES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.

CONSEQUENCES TO U.S. HOLDERS OF OWNING THE NOTES

    THE EXCHANGE. The exchange of existing notes for exchange notes pursuant to this exchange offer will not be a taxable event for U.S. federal income tax purposes. As a result, there will not be any material U.S. federal income tax consequences to a holder exchanging existing notes pursuant to this exchange offer. Because each exchange note is a continuation of the corresponding existing note, the remainder of this discussion of certain U.S. federal income tax consequences generally refers only to "notes."

    CHARACTERIZATION OF THE NOTES. We intend to treat the notes as debt for U.S. federal income tax purposes. However, it is possible that the Internal Revenue Service will contend that the notes should be treated as an equity interest in, rather than debt of, Viatel, in which case the tax consequences to holders of the notes will be different from those described herein, including, in the case of Non-U.S.

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
Holders, ineligibility for the portfolio interest exception from U.S. withholding tax. Holders are urged to consult their own tax advisors with respect to the possibility that the notes will be determined to be equity rather than debt, and the potential consequences of any such determination. The remainder of this summary assumes that the notes will constitute debt of Viatel for such tax purposes.

    PAYMENTS OF STATED INTEREST ON THE NOTES. Payments of interest on a note that constitute "qualified stated interest" (as defined below) will generally be taxable to a holder as ordinary interest income at the time it accrues or is received, in accordance with the holder's regular method of accounting for federal income tax purposes.

    ISSUE PRICE. For U.S. federal tax purposes, the issue price of the notes will be the first price at which a substantial amount of the notes is sold to the public (excluding sales to bond houses, brokers or similar persons acting as underwriters, placement agents or wholesalers), provided that the notes issued in connection with this offering constitute a "substantial amount" of the aggregate amount of notes issued in connection with this offering and the exchange offer. There is no authority directly on point as to what constitutes a "substantial amount" in this context, although in a related context, the term has been defined to mean ten percent. The notes issued in this offering will represent more than ten percent of the aggregate amount of the notes issued in this offering and the exchange offer.

    ORIGINAL ISSUE DISCOUNT. Because the "issue price" of the notes will be less than their "stated redemption price at maturity," the notes will be treated as issued with OID, and, subject to the discussion regarding "de minimis OID," below, each holder will be required to include in income (regardless of whether such holder is a cash or accrual basis taxpayer) in each taxable year, in advance of the receipt of corresponding cash payments on such notes, that portion of the OID, computed on a constant yield basis as described below, attributable to each day during such year on which the holder held the notes. The amount of OID with respect to each note will be equal to the excess of
(i) its "stated redemption price at maturity" over (ii) its issue price. Under applicable Treasury Regulations, the stated redemption price at maturity of each note will include all payments to be made in respect thereof, including payments of the principal amount and any stated interest payments other than payments of "qualified stated interest." Payments of qualified stated interest are payments of interest which are unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually at a qualifying rate, including a single fixed rate over the entire term of a note.

    A holder of a debt instrument issued with OID generally is required to include in gross income for U.S. federal income tax purposes an amount equal to the sum of the "daily portions" of such OID for all days during the taxable year on which the holder holds the debt instrument. However, if the amount of OID determined as described above is "DE MINIMIS OID," then the notes will be treated as if there is no OID. The notes will have DE MINIMIS OID if the total amount thereof is less than the product of (a) 0.25%, (b) the number of full years from the issue date to the maturity date of the note and (c) the stated redemption price at maturity. Holders of notes issued with "DE MINIMIS OID" generally must include the DE MINIMIS OID in income at the time payments (other than qualified stated interest) on the notes are made in proportion to the amount paid. Any amount of DE MINIMIS OID included in income will generally be treated as capital gain.

    The daily portions of OID required to be included in a holder's gross income in a taxable year will be determined upon a constant-yield basis by allocating to each day during the taxable year on which the holder holds the debt instrument a pro-rata portion of the OID on such debt instrument which is attributable to the "accrual period" in which such day is included. An accrual period with respect to a note may be any length and may vary in length over the term of the note as long as (i) no accrual period is longer than one year and
(ii) each scheduled payment of interest or principal on the note occurs on either the final or first day of an accrual period. The amount of the OID attributable to any "accrual period" will be an amount equal to the excess, if any, of (a) the product of the "adjusted issue price" of the note at the beginning of such accrual period and the "yield to maturity" of the debt

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
instrument (stated in a manner appropriately taking into account the length of the accrual period) over (b) the amount of any qualified stated interest allocable to the accrual period. The "yield to maturity" is the discount rate that, when used in computing the present value of all payments to be made under the notes, produces an amount equal to the issue price of the notes. The "adjusted issue price" of a debt instrument at the beginning of an accrual period is defined generally as the issue price of a debt instrument plus the aggregate amount of OID that accrued in all prior accrual periods, less any cash payments on the debt instrument other than payments of qualified stated interest. Accordingly, a holder of a note will be required to include OID in gross income for U.S. federal income tax purposes in advance of the receipt of cash in respect of such income. In general, payments on a note issued with OID, other than payments of qualified stated interest, will be treated first as a payment of accrued but previously unpaid OID, to the extent thereof, and then as payment of principal. A holder's tax basis in the notes will be increased by any amounts of OID included in income by such holder, and will be decreased by any payments received by such holder with respect to the notes, other than payments of qualified stated interest. The amount of OID allocable to an initial short accrual period may be computed using any reasonable method if all other accrual periods, other than a final short accrual period, are of equal length. The amount of OID allocable to the final accrual period at maturity of the note will be the difference between (i) the amount payable at maturity of the note, and
(ii) the note's adjusted issue price as of the beginning of the final accrual period.

    APPLICABLE HIGH YIELD DISCOUNT OBLIGATIONS. If the yield to maturity on the notes equals or exceeds the sum of (x) the AFR (as determined under Section 1274(d) of the Internal Revenue Code) in effect for the month in which the notes are issued and (y) five percent, and the OID on the notes is "significant," the notes will be considered "applicable high yield discount obligations" ("AHYDOs"). A debt instrument generally has "significant" OID if, as of the close of any accrual period ending more than five years after the date of issue, the excess of the interest (including OID) that has accrued on the obligation over the interest (including OID) that is required to be paid thereunder exceeds the product of the issue price of the instrument and its yield to maturity. If the notes are AHYDOs, we will not be entitled to a deduction for OID accrued on such notes for U.S. federal income tax purposes until such time as we actually pay the accrued OID. In addition, if the yield to maturity on the notes exceeds the sum of (x) the AFR and (y) six percent (such excess referred to as the "disqualified yield"), the deduction for OID accrued on the notes will be permanently disallowed to the extent such OID is attributable to disqualified yield on the notes ("dividend-equivalent interest"). Solely for purposes of the dividends-received deduction (and not for purposes of determining the amount includible in income), such dividend-equivalent interest will be treated as a dividend to the extent it is deemed to have been paid out of our current or accumulated earnings and profits, if any. Accordingly, a holder that is a corporation may be entitled to a dividends-received deduction with respect to any dividend-equivalent interest received by such corporate holder in respect of the notes.

    MARKET DISCOUNT, ACQUISITION PREMIUM

    If a holder acquires a note for an amount that is less than its revised issue price (generally, adjusted issue price at the time of acquisition), the amount of the difference will be treated as "market discount," unless such difference is less than a specified de minimis amount. Under the market discount rules of the Internal Revenue Code, a holder will be required to treat any principal payment on, or any gain on the sale, exchange, retirement or other disposition (including a gift) of, a note as ordinary income to the extent of any accrued market discount that has not previously been included in income. Market discount generally accrues on a straight-line basis over the remaining term of the note unless the holder elects to accrue market discount on a constant yield method based on compounding interest. A holder may not be allowed to deduct immediately all or a portion of the interest expense on any indebtedness incurred or continued to purchase or to carry such note.

    A holder may elect to include market discount in income currently as it accrues (either on a straight-line basis or, if the holder so elects, on a constant-yield basis), in which case the interest

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
deferral rule set forth in the preceding paragraph will not apply. Such an election will apply to all market discount bonds acquired by the holder on or after the first day of the first taxable year to which such election applies and may be revoked only with the consent of the Internal Revenue Service.

    A holder that acquires a note for an amount that is greater than the adjusted issue price of such note, but equal to or less than the sum of all amounts payable on such note after the purchase date (other than payments of qualified stated interest), will be considered to have purchased such note at an "acquisition premium." Under the acquisition premium rules of the Internal Revenue Code and the Treasury Regulations issued under such rules, the daily portion of OID which such holder must include in its gross income with respect to such note for any taxable year will be reduced by an amount equal to the OID multiplied by a fraction, the numerator of which is the amount of such acquisition premium and the denominator of which is the OID remaining for the period from the date the note was purchased to its maturity date.

    AMORTIZATION OF BOND PREMIUM

    A holder that purchases a note for an amount in excess of the sum of all remaining payments due on the note after the purchase date (other than payments of qualified stated interest) will be considered to have purchased the note at a premium. Such holder may elect to amortize such premium (as an offset to interest income), using a constant-yield method, over the remaining term of the note, subject to special rules for early redemption provisions. Such election, once made, generally applies to all debt instruments held or subsequently acquired by the holder on or after the first day of the first taxable year to which such election applies and may be revoked only with the consent of the Internal Revenue Service. A holder that elects to amortize such premium must reduce its tax basis in the note by the amount of the premium amortized during its holding period. If a holder does not elect to amortize bond premium, the amount of such premium will be included in the holder's tax basis for purposes of computing gain or loss in connection with a taxable disposition of the note.

    ADDITIONAL INTEREST. Because the notes provide for the payment of additional interest if we fail to consummate the registered exchange offer or to cause the shelf registration statement to be declared effective as described above under "Description of the Notes," the notes could be subject to Treasury Regulations that apply to debt instruments that provide for one or more contingent payments. Under those Treasury Regulations, however, a payment is not a contingent payment merely because it is subject to a contingency that, as of the issue date, is either "remote" or "incidental." We believe that the likelihood of the payment of additional interest is remote and do not intend to treat the possibility of a change in the interest rate as affecting the yield to maturity on the notes. Our determination that such payments are a remote contingency for these purposes is binding on a holder unless the holder discloses in the proper manner to the Internal Revenue Service that it is taking a different position. If, however, the interest rate was increased because of a failure to consummate the registered exchange offer or to cause the shelf registration statement to be declared effective, a holder would be required to include in gross income any increased amount of interest, possibly in advance of the receipt of cash relating thereto. Prospective investors should consult their tax advisors as to the tax considerations relating to the payment of additional interest, in particular in connection with the Treasury Regulations relating to contingent payment instruments.

    MANDATORY AND OPTIONAL REDEMPTIONS. We may redeem the notes or may become obligated to offer to redeem the notes, in whole or in part, at certain times and under certain circumstances described elsewhere herein. The Treasury Regulations issued under the provisions of the Internal Revenue Code relating to OID contain rules for determining the yield and maturity of debt instruments that are subject to certain options or other contingent payments. Pursuant to those regulations, we believe that neither we nor any holders of notes should be deemed to exercise any of the options described in this offering memorandum, and thus, the existence of these options should not affect the calculation of the yield and maturity of the notes.

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
    SALE OR OTHER DISPOSITION. In general, upon the sale, exchange or redemption of a note, a holder will recognize taxable gain or loss equal to the difference between (i) the amount of cash proceeds and the fair market value of any property received on the sale, exchange or redemption (not including any amount attributable to accrued but unpaid qualified stated interest, which will be taxable as described above) and (ii) the holder's adjusted tax basis in the note. A holder's adjusted tax basis in a note generally will equal the cost of the note to such holder, increased by the amount of any market discount and OID previously taken into income by the holder and reduced by the amount of any amortized bond premium and all payments received by the holder (other than payments of qualified stated interest).

    Except with respect to accrued market discount on the notes, if any, as described above, gain or loss recognized on the sale, exchange or redemption of a note generally will be capital gain or loss, and will be long-term capital gain or loss if the note is held for more than one year, or short-term capital gain or loss if the note is held for one year or less.

CONSEQUENCES TO NON-U.S. HOLDERS

    NON-U.S. HOLDERS.   In general, payments of principal or interest (including
OID) on the notes by us or any paying agent to a beneficial owner of a note that is a Non-U.S. Holder will not be subject to U.S. withholding tax, provided that, in the case of interest or accrued OID, (i) such Non-U.S. Holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote, within the meaning of
Section 871(h)(3) of the Internal Revenue Code, (ii) such Non-U.S. Holder is not a controlled foreign corporation that is related, directly or indirectly, to Viatel through stock ownership, (iii) such Non-U.S. Holder is not a bank receiving interest described in Section 881(c)(3)(A) of the Internal Revenue Code, and (iv) the certification requirements under Section 871(h) or
Section 881(c) of the Internal Revenue Code and the Treasury Regulations thereunder (summarized below) are satisfied.

    A Non-U.S. Holder of a note will not be subject to U.S. federal income tax on gains realized on the sale, exchange or other disposition of such note (other than amounts attributable to accrued but unpaid qualified stated interest or OID, which may be subject to the rules regarding interest described above) unless (i) the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the sale, exchange or other disposition, and certain conditions are met, (ii) the gain is effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States or, if certain tax treaties apply, is attributable to a U.S. permanent establishment maintained by the Non-U.S. Holder, or (iii) the Non-U.S. Holder is subject to Internal Revenue Code provisions applicable to certain U.S. expatriates.

    A note held by an individual who is not a citizen or resident of the United States at the time of his death will not be subject to U.S. estate tax as a result of the individual's death, provided that, at the time of such individual's death, the individual does not own, actually or constructively, 10% or more of the total, combined voting power of all classes of our stock entitled to vote and payments with respect to such note would not have been effectively connected with the conduct by such individual of a trade or business in the United States.

    To satisfy the certification requirements noted above, (i) the beneficial owner of a note must certify, under penalties of perjury, to us or our paying agent that the owner is a Non-U.S. Holder and must provide the owner's name and address, and U.S. taxpayer identification number ("TIN"), if any, which certification may be made on IRS Form W-8BEN, or (ii) a securities clearing organization, bank or other financial institution that holds customer securities in the ordinary course of its trade or business (a "Financial Institution") and holds the note on behalf of the beneficial owner must certify, under penalties of perjury, to us or our paying agent that such certificate has been received from the beneficial owner and must furnish the payor with a copy thereof.

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    For payments made after December 31, 2000, in the case of notes held by a foreign partnership that is not a withholding foreign partnership, the partnership, in addition to providing an IRS Form W-8IMY, must attach an IRS Form W-8BEN received from each partner.

    If a Non-U.S. Holder of a note is engaged in a trade or business in the United States, and if interest, including OID, on the note or gain realized on the sale, exchange or other disposition of the note is effectively connected with the conduct of the trade or business (or, if a tax treaty applies, is attributable to a U.S. permanent establishment maintained by the Non-U.S. Holder), the Non-U.S. Holder, although exempt from U.S. federal withholding tax (provided that certification requirements are met), will generally be subject to U.S. federal income tax on the interest, including OID, or gain in the same manner as if it were a U.S. Holder. In lieu of the certificate described above (with respect to non-effectively connected interest), the Non-U.S. Holder will be required to provide us or our paying agent with a properly executed IRS
Form 4224 (or, after December 31, 2000, a Form W-8ECI) in order to claim an exemption from withholding tax. In addition, if the Non-U.S. Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

BACKUP WITHHOLDING AND INFORMATION REPORTING

    Backup withholding at a rate of 31% may apply to payments made in respect of, and gross proceeds from the sale, exchange or disposition of, a note to a holder that is not an "exempt recipient" and that fails to provide certain identifying information (such as the holder's TIN) in the manner required. Generally, individuals are not exempt recipients, whereas corporations and certain other entities are exempt recipients. Payments made in respect of a note must be reported to the Internal Revenue Service, unless the holder is an exempt recipient or otherwise establishes an exemption.

    In the case of payments to a Non-U.S. Holder of interest on a note, backup withholding and information reporting will not apply if the Non-U.S. Holder furnishes a certificate of foreign status on IRS Form W-8BEN, W-8ECI or W-8IMY or otherwise establishes an exemption (provided that neither we nor our paying agent have actual knowledge, or after December 31, 2000, reason to know, that the holder is a U.S. Holder or that the conditions of any other exemption are not in fact satisfied).

    Payments of the proceeds of a sale of a note to or through a foreign office of a broker that is (i) a U.S. person, (ii) a controlled foreign corporation,
(iii) a foreign person 50% or more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding the payment was effectively connected with the conduct of a trade or business within the United States or (iv) with respect to payments made after December 31, 2000, a foreign partnership with certain connections to the United States, are currently subject to certain information reporting requirements, but not back-up withholding, unless the payee is an exempt recipient or the broker has evidence in its records that the payee is a Non-U.S. Holder and no actual knowledge or, after December 31, 2000, reason to know that such evidence is false and certain other conditions are met. Payments of the proceeds of a sale of a note to or through the U.S. office of a broker will be subject to information reporting and backup withholding unless the payee certifies under penalties of perjury as to his or her status as a Non-U.S. Holder and satisfies certain other qualifications (and no agent or broker who is responsible for receiving or reviewing such statement has actual knowledge or, after December 31, 2000, reason to know, that it is incorrect) and provides his or her name and address or the payee otherwise establishes an exemption.

    Non-U.S. Holders should consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if available. Any amounts withheld under the backup withholding rules from a payment to a holder of a note will be allowed as a refund or credit against the holder's U.S. federal income tax, if the required information is furnished to the Internal Revenue Service.

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                              PLAN OF DISTRIBUTION

    Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offers must acknowledge that it will deliver a copy of this prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for existing notes where such existing notes were acquired by such broker-dealer for its own account as a result of market-making activities or other trading activities. For a period of 180 days after the closing of the exchange offers, we will use our best efforts to maintain the effectiveness of the registration statement of which this prospectus forms a part and to amend and supplement this prospectus in order to permit this prospectus to be lawfully delivered by any broker-dealer for use in connection with any such resale. In addition, until June 8, 2000, all dealers effecting transactions in notes may be required to deliver a prospectus.

    We will not receive any proceeds from the exchange of existing notes for exchange notes or from the sale of exchange notes by any broker-dealer or any other person. Exchange notes received by broker-dealers for their own account pursuant to this exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, and at market prices prevailing at the time of resale, or at the prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker or dealer and/or the purchasers of any exchange notes. Any broker or dealer that resells exchange notes that were received by it for its own account pursuant to this exchange offer and any person that participates in the distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit from any such resale of exchange notes or any commissions or concessions received by any such person may be deemed to be underwriting compensation under the Securities Act. Each letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

    We have agreed to pay all expenses incidental to the exchange offers other than commissions or concessions of any broker-dealer and will indemnify holders of the existing notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

    The validity of the exchange notes will be passed upon for us by Kelley Drye & Warren LLP, Stamford, Connecticut. James P. Prenetta, Vice President, General Counsel and Secretary of Viatel, is Of Counsel to Kelley Drye & Warren LLP.

                                    EXPERTS

    The consolidated financial statements and schedule of Viatel, Inc. and subsidiaries as of December 31, 1997 and 1998 and for each of the years in the three-year period ended December 31, 1998, have been included herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of such firm as experts in accounting and auditing.

    The consolidated financial statements of Destia Communications, Inc. and subsidiaries as of December 31, 1997 and 1998 and for the three years ended December 31, 1998, included herein and in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

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            WHERE YOU CAN FIND MORE INFORMATION ABOUT US AND DESTIA

    We are subject to the informational requirements of the Securities Exchange Act and in accordance therewith file annual, quarterly and special reports, proxy statements and other information with the SEC. The registration statement filed by us with the SEC with respect to the exchange notes and the exhibits thereto, as well as reports, statements and other information filed or to be filed by us with the SEC, may be read and copied, at the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call 1-800-SEC-0330 for further information on the public reference rooms. Our filings and the filings of Destia are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at "http://www.sec.gov."

    We have filed a registration statement on Form S-4 to register with the SEC the exchange notes to be issued in exchange for the existing notes. This prospectus is part of that registration statement. As allowed by the SEC's rules, this prospectus does not contain all of the information you can find in the registration statement or the exhibits to the registration statement.

    You may request a copy of our and Destia's annual, quarterly and special reports, proxy statements and other information, at no cost, by writing or telephoning us at the following address:

                                  Viatel, Inc.
                         Attention: Investor Relations
                                685 Third Avenue
                               New York, NY 10017
                           Telephone: (212) 350-9200

    You can get more information by visiting Viatel's web site at www.viatel.com. Web site materials are not part of this prospectus.

    You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information that is different from what is contained or incorporated by reference in this prospectus. You should not assume that the information contained in this prospectus is accurate as of any date other than the date hereof.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

    We are incorporating certain information about ourselves into this prospectus by reference. This means that we can disclose important information to you by referencing you to a document filed with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by information that is included in a subsequently filed document or directly in this document.

    This prospectus includes the document (or sections thereof) listed below that we have previously filed with the SEC and that is not included in or delivered with this document.

    - The "Viatel's Management" and "Principal Stockholders of Viatel" sections of the Joint Proxy Statement/Prospectus for our 1999 Special Meeting of Stockholders.

    You can obtain copies of the documents incorporated by reference herein without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into this document. You can also obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone to the address set forth above.

    We are also incorporating certain information regarding Destia into this prospectus by reference. This means that we can disclose information to you about Destia's historical operations by referring you to a document Destia filed with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by information that is included in a subsequently filed document or directly in this document. YOU SHOULD NOTE THAT THESE INCORPORATED DOCUMENTS REFLECT DESTIA'S OPERATIONS PRIOR TO OUR ACQUISITION OF DESTIA. THESE DOCUMENTS DO NOT REFLECT WHAT WILL HAPPEN TO DESTIA'S BUSINESS NOW THAT IT HAS BEEN ACQUIRED BY US.

    This prospectus includes the documents (or sections thereof) listed below that Destia has previously filed with the SEC and that are not included in or delivered with this document.

    - Destia's Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

    - Destia's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999, June 30, 1999 and September 30, 1999;

    - Destia's Current Reports on Form 8-K filed on February 2, 1999, February 18, 1999, April 20, 1999 and August 31, 1999; and

    - The "Destia's Management", "Destia Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Destia's Business" sections of the Joint Proxy Statement/Prospectus for Destia's 1999 Special Meeting of Stockholders relating to approval of the merger with Viatel.

    You can obtain copies of the documents incorporated by reference herein without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into this document. You can also obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone to the Viatel address set forth above.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                      PAGE
                                                              --------------------
VIATEL, INC. AND SUBSIDIARIES

Independent Auditors' Report................................                   F-2

Consolidated Balance Sheets as of December 31, 1997 and
  1998......................................................                   F-3

Consolidated Statements of Operations for the Years Ended
  December 31, 1996, 1997 and 1998..........................                   F-4

Consolidated Statements of Comprehensive Loss for the Years
  Ended
  December 31, 1996, 1997 and 1998..........................                   F-5

Consolidated Statements of Stockholders' Equity (Deficiency)
  for the
  Years Ended December 31, 1996, 1997 and 1998..............                   F-6

Consolidated Statements of Cash Flows for the Years Ended
  December 31, 1996, 1997 and 1998..........................                   F-7

Notes to Consolidated Financial Statements for the Years
  Ended December 31, 1996, 1997 and 1998....................                   F-8

Condensed Consolidated Balance Sheets as of September 30,
  1999 (Unaudited)..........................................                  F-22

Condensed Consolidated Statements of Operations for the Nine
  Months Ended
  September 30, 1998 and September 30, 1999 (Unaudited).....                  F-23

Condensed Consolidated Statements of Cash Flows for the Nine
  Months Ended
  September 30, 1998 and September 30, 1999 (Unaudited).....                  F-24

Notes to Condensed Consolidated Financial Statements
  (Unaudited)...............................................                  F-25

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
Viatel, Inc.:

    We have audited the accompanying consolidated balance sheets of Viatel, Inc. and subsidiaries as of December 31, 1997 and 1998, and the related consolidated statements of operations, comprehensive loss, stockholders' equity (deficiency), and cash flows for each of the years in the three-year period ended
December 31, 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Viatel, Inc. and subsidiaries as of December 31, 1997 and 1998, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1998 in conformity with generally accepted accounting principles.

                                          /s/ KPMG LLP

New York, New York
February 26, 1999

                         VIATEL, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                           DECEMBER 31, 1997 AND 1998

                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                1997         1998
                                                              ---------   ----------
                           ASSETS

Current Assets:
  Cash and cash equivalents.................................  $  21,096   $  329,511
  Restricted cash equivalents...............................     --           10,310
  Restricted marketable securities, current.................     --           50,870
  Marketable securities, current............................      3,500      171,771
  Trade accounts receivable, net of allowance for doubtful
    accounts of $1,041 and $3,093, respectively.............     10,981       28,517
  Other receivables.........................................      6,505       13,404
  Prepaid expenses..........................................      1,348        2,417
                                                              ---------   ----------
    Total current assets....................................     43,430      606,800
                                                              ---------   ----------
Restricted marketable securities, non-current...............     --           83,343
Marketable securities, non-current..........................     22,547       --
Property and equipment, net.................................     54,094      266,256
Intangible assets, net......................................      4,338       46,968
Other assets................................................      2,400        5,744
                                                              ---------   ----------
                                                              $ 126,809   $1,009,111
                                                              =========   ==========
          LIABILITIES AND STOCKHOLDERS' DEFICIENCY

Current Liabilities:
  Accrued telecommunications costs..........................  $  16,898   $   26,518
  Accounts payable and other accrued expenses...............     10,753       23,656
  Property and equipment purchases payable..................      4,739       97,288
  Accrued interest..........................................     --           12,240
  Liability under joint construction agreement..............     --            9,523
  Current installments of notes payable and obligations
    under capital leases....................................      3,373        8,918
                                                              ---------   ----------
    Total current liabilities...............................     35,763      178,143
                                                              ---------   ----------
Long term liabilities:
  Long term debt............................................     89,855      896,503
  Notes payable and obligations under capital leases,
    excluding current installments..........................      8,255       24,636
  Equipment purchase obligation.............................      1,500       --
                                                              ---------   ----------
    Total long term liabilities.............................     99,610      921,139
                                                              ---------   ----------
Series A Redeemable Convertible Preferred Stock, $.01 par
  value; Authorized 718,042 Shares; issued and outstanding
  no shares and 461,258, respectively.......................     --           47,121
                                                              ---------   ----------
Commitments and contingencies
Stockholders' deficiency:
  Preferred Stock, $.01 par value. Authorized 1,281,958
    shares, no shares issued and outstanding................     --           --
  Common Stock, $.01 par value. Authorized 150,000,000
    shares, issued and outstanding 22,635,267 and 23,184,465
    shares, respectively....................................        226          232
  Additional paid-in capital................................    125,661      128,357
  Unearned compensation.....................................        (65)      --
  Accumulated other comprehensive loss......................     (5,356)      (6,246)
  Accumulated deficit.......................................   (129,030)    (259,635)
                                                              ---------   ----------
    Total stockholders' deficiency..........................     (8,564)    (137,292)
                                                              ---------   ----------
                                                              $ 126,809   $1,009,111
                                                              =========   ==========

          See accompanying notes to consolidated financial statements.

                         VIATEL, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                  YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                1996       1997       1998
                                                              --------   --------   ---------
Communication services revenue..............................  $ 50,419   $ 73,018   $ 135,188
                                                              --------   --------   ---------
Operating expenses:
  Cost of communication services............................    42,130     63,504     122,109
  Selling, general and administrative expenses..............    32,866     36,077      44,893
  Depreciation and amortization.............................     4,802      7,717      16,268
                                                              --------   --------   ---------
    Total operating expenses................................    79,798    107,298     183,270
                                                              --------   --------   ---------
Other income (expenses):
  Interest income...........................................     1,852      3,686      28,259
  Interest expense..........................................   (10,848)   (12,450)    (79,177)
                                                              --------   --------   ---------
Loss before extraordinary loss..............................   (38,375)   (43,044)    (99,000)
  Extraordinary loss on debt prepayment.....................        --         --     (28,304)
                                                              --------   --------   ---------
Net loss....................................................   (38,375)   (43,044)   (127,304)
  Dividends on redeemable convertible preferred stock.......        --         --      (3,301)
                                                              --------   --------   ---------
Net loss attributable to common stockholders................  $(38,375)  $(43,044)  $(130,605)
                                                              ========   ========   =========
Loss per common share, basic and diluted:
    Before extraordinary item...............................  $  (2.47)  $  (1.90)  $   (4.44)
    From extraordinary item.................................  $     --   $     --   $   (1.23)
                                                              --------   --------   ---------
    Net loss attributable to common stockholders............  $  (2.47)  $  (1.90)  $   (5.67)
                                                              ========   ========   =========
  Weighted average common shares outstanding................    15,514     22,620      23,054
                                                              ========   ========   =========

          See accompanying notes to consolidated financial statements.

                         VIATEL, INC. AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

                  YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998

                                 (IN THOUSANDS)

                                                                1996       1997       1998
                                                              --------   --------   ---------
Net loss....................................................  $(38,375)  $(43,044)  $(127,304)
  Foreign currency translation adjustments..................      (698)    (4,494)       (890)
                                                              --------   --------   ---------
Comprehensive loss..........................................  $(39,073)  $(47,538)  $(128,194)
                                                              ========   ========   =========

          See accompanying notes to consolidated financial statements.

                         VIATEL, INC. AND SUBSIDIARIES
          CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY)
                  YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                              NUMBER OF
                             NUMBER OF         CLASS A                                                        ACCUMULATED
                              COMMON            COMMON                CLASS A    ADDITIONAL                      OTHER
                               STOCK            STOCK       COMMON     COMMON     PAID-IN       UNEARNED     COMPREHENSIVE
                              SHARES            SHARES      STOCK      STOCK      CAPITAL     COMPENSATION       LOSS
                        -------------------   ----------   --------   --------   ----------   ------------   -------------
Balance at January 1,
  1996................           10,736,135    2,904,846     $107       $ 29      $ 30,099       $ (78)        $    (164)
Issuance of restricted
  common stock........               66,666       --            1       --             389         (52)          --
Issuance of common
  stock, net of
  $9,541,954 issue
  costs...............            8,667,000       --           87       --          94,375       --              --
Conversion of Class A
  common stock to
  common stock........            2,904,846   (2,904,846)      29        (29)       --           --              --
Stock options
  exercised...........              138,579       --            1       --             373       --              --
Foreign currency
  translation
  adjustment..........          --                --         --         --          --           --                 (698)
Net loss..............          --                --         --         --          --           --              --
                        -------------------   ----------     ----       ----      --------       -----         ---------
Balance at December
  31, 1996............           22,513,226       --          225       --         125,236        (130)             (862)
Stock options
  exercised...........              122,041       --            1       --             425       --              --
Earned compensation...          --                --         --         --          --              65           --
Foreign currency
  translation
  adjustment..........          --                --         --         --          --           --               (4,494)
Net loss..............          --                --         --         --          --           --              --
                        -------------------   ----------     ----       ----      --------       -----         ---------
Balance at December
  31, 1997............           22,635,267       --          226       --         125,661         (65)           (5,356)
Stock options
  exercised...........              174,198       --            2       --             945       --              --
Issuance costs of
  Series A Redeemable
  Convertible
  Preferred Stock.....          --                --         --         --          (1,620)      --              --
Issuance of common
  stock related to
  business purchase...              375,000       --            4       --           3,371       --              --
Earned compensation...          --                --         --         --          --              65           --
Foreign currency
  translation
  adjustment..........          --                --         --         --          --           --                 (890)
Dividends on
  redeemable
  convertible
  preferred stock.....          --                --         --         --          --           --              --
Net loss..............          --                --         --         --          --           --              --
                        -------------------   ----------     ----       ----      --------       -----         ---------
Balance at December
  31, 1998............           23,184,465       --         $232       $ --      $128,357       $--           $  (6,246)
                        ===================   ==========     ====       ====      ========       =====         =========


                        ACCUMULATED
                          DEFICIT         TOTAL
                        ------------   ------------
Balance at January 1,
  1996................  $    (47,611)  $    (17,618)
Issuance of restricted
  common stock........       --                 338
Issuance of common
  stock, net of
  $9,541,954 issue
  costs...............       --              94,462
Conversion of Class A
  common stock to
  common stock........       --                  --
Stock options
  exercised...........       --                 374
Foreign currency
  translation
  adjustment..........       --                (698)
Net loss..............       (38,375)       (38,375)
                        ------------   ------------
Balance at December
  31, 1996............       (85,986)        38,483
Stock options
  exercised...........       --                 426
Earned compensation...       --                  65
Foreign currency
  translation
  adjustment..........       --              (4,494)
Net loss..............       (43,044)       (43,044)
                        ------------   ------------
Balance at December
  31, 1997............      (129,030)        (8,564)
Stock options
  exercised...........       --                 947
Issuance costs of
  Series A Redeemable
  Convertible
  Preferred Stock.....       --              (1,620)
Issuance of common
  stock related to
  business purchase...       --               3,375
Earned compensation...       --                  65
Foreign currency
  translation
  adjustment..........       --                (890)
Dividends on
  redeemable
  convertible
  preferred stock.....        (3,301)        (3,301)
Net loss..............      (127,304)      (127,304)
                        ------------   ------------
Balance at December
  31, 1998............  $   (259,635)  $   (137,292)
                        ============   ============

          See accompanying notes to consolidated financial statements.

                         VIATEL, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998
                                 (IN THOUSANDS)

                                                                1996        1997        1998
                                                              ---------   ---------   ---------
Cash flows from operating activities:
  Net loss..................................................  $ (38,375)  $ (43,044)  $(127,304)
  Adjustments to reconcile net loss to net cash used in
    operating activities:
    Depreciation and amortization...........................      4,802       7,717      16,268
    Accreted interest expense on long term debt.............     10,783      12,479      35,417
    Provision for losses on accounts receivable.............      2,225       2,733       4,225
    Extraordinary loss on debt repayment....................         --          --      28,304
    Earned compensation.....................................        338          65          65
  Changes in assets and liabilities:
    Increase in accounts receivable.........................     (6,058)     (6,221)    (20,302)
    Increase in accrued interest expense on Senior Notes....         --          --      11,969
    Increase in prepaid expenses and other receivables......     (1,384)     (3,482)     (8,291)
    Increase in other assets and intangible assets..........       (315)     (1,022)    (12,625)
    Increase in accrued telecommunications costs, accounts
      payable, and other accrued expenses...................      1,653       8,250      11,956
                                                              ---------   ---------   ---------
      Net cash used in operating activities.................    (26,331)    (22,525)    (60,318)
                                                              ---------   ---------   ---------
  Cash flows from investing activities:
    Purchase of property, equipment and software............     (9,423)    (34,190)    (94,674)
    Payment for business acquired excluding cash acquired of
      $364..................................................         --          --      (5,000)
    Purchase of marketable securities.......................    (30,571)    (49,098)   (310,625)
    Proceeds from maturity of marketable securities.........     38,807      40,124      60,307
    Investment in affiliate.................................       (102)         --          --
    Issuance of notes receivable............................       (303)         --          --
                                                              ---------   ---------   ---------
    Net cash used in investing activities...................     (1,592)    (43,164)   (349,992)
                                                              ---------   ---------   ---------
  Cash flows from financing activities:
    Proceeds from issuance of long term debt................         --          --     845,752
    Proceeds from issuance of redeemable convertible
      preferred stock.......................................         --          --      42,198
    Prepayment of senior discount notes.....................         --          --    (119,282)
    Deferred financing costs................................         --          --     (31,547)
    Proceeds from issuance of Common Stock..................     94,836         426         947
    Borrowings on notes payable.............................         --      11,121          --
    Payments under capital leases...........................        (64)       (525)     (5,480)
    Repayment of notes payable and bank credit line.........         --        (336)     (3,553)
    Borrowings under bank credit line.......................         --         600          --
                                                              ---------   ---------   ---------
    Net cash provided by financing activities...............     94,772      11,286     729,035
                                                              ---------   ---------   ---------
Effects of exchange rate changes on cash....................         12        (297)         --
                                                              ---------   ---------   ---------
Net (decrease) increase in cash and cash equivalents........     66,861     (54,700)    318,725
Cash and cash equivalents at beginning of year..............      8,935      75,796      21,096
                                                              ---------   ---------   ---------
Cash and cash equivalents at end of year....................  $  75,796   $  21,096   $ 339,821
                                                              =========   =========   =========
Supplemental disclosures of cash flow information:
  Interest paid.............................................  $      65   $     134   $  31,560
                                                              =========   =========   =========
  Assets acquired under capital lease obligations...........  $     310   $   1,122   $  30,359
                                                              =========   =========   =========

          See accompanying notes to consolidated financial statements.

                         VIATEL, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        DECEMBER 31, 1996, 1997 AND 1998

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    (A) DESCRIPTION OF BUSINESS

    Viatel, Inc. (the "Company") is an international facilities-based global provider of communications services offering international and domestic long distance telecommunications services, primarily to small and medium-sized businesses, carriers and resellers. The Company operates a pan-European communication network with international gateway switching centers in New York and London and network points of presence throughout Western Europe. The Company is constructing a fiber optic ring which will connect five European countries (the "Circe Network").

    (B) PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant inter-company balances and transactions have been eliminated in consolidation. Investments in affiliates in which the Company has significant influence but does not exercise control are accounted for under the equity method.

    (C) CASH AND CASH EQUIVALENTS

    The Company's policy is to maintain its uninvested cash at minimum levels. Unrestricted cash equivalents, which include highly liquid debt instruments purchased with a maturity of three months or less, were $8.2 million and $278.9 million at December 31, 1997 and 1998, respectively.

    (D) REVENUE

    The Company records communication services revenue as earned, at the time services are provided. Network capacity sales are recorded at the time the capacity is provided to the customer.

    (E) PROPERTY AND EQUIPMENT

    Property and equipment consist principally of telecommunications related equipment such as switches, fiber optic cable systems, remote nodes and related computer software and is stated at cost. Assets acquired under capital leases are stated at the present value of the future minimum lease payments. Maintenance and repairs are expensed as incurred.

    Depreciation is provided using the straight-line method over the estimated useful lives of the related assets. Leasehold improvements are amortized over the life of the lease or useful life of the improvement, whichever is shorter. The estimated useful lives are as follows:

Communications systems......................................  5 to 7 years
Fiber optic cable systems...................................  15 years
Leasehold improvements......................................  2 to 5 years
Furniture, equipment and other..............................  5 years

    (F) INTANGIBLE ASSETS

    Deferred financing and registration fees represent costs incurred to issue and register debt and are being amortized over the term of the related debt.

                         VIATEL, INC. AND SUBSIDIARIES

                        DECEMBER 31, 1996, 1997 AND 1998

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    Licenses issued by governing bodies are being amortized over the lesser of 25 years or the term of the license.

    Goodwill, which represents the excess of purchase price over fair value of net assets acquired, is amortized on a straight-line basis over the expected periods to be benefitted, five to seven years.

    Acquired employee base and sales force in place represents the intangible assets associated with the acquisition of independent sales organizations and is being amortized over three years.

    The costs of all other intangible assets are being amortized over their useful lives, ranging from three to seven years.

    (G) INCOME TAXES

    Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income or expense in the period it occurs.

    (H) FOREIGN CURRENCY TRANSLATION

    Foreign currency assets and liabilities are translated using the exchange rates in effect at the balance sheet date. Results of operations are translated using the average exchange rates prevailing throughout the year. The effects of exchange rate fluctuations on translating foreign currency assets and liabilities into U.S. dollars are accumulated as part of the foreign currency translation adjustment in stockholders' equity. Gains and losses from foreign currency transactions are included in selling, general and administrative expenses in the period in which they occur. For the years ending December 31, 1996, 1997 and 1998, the Company experienced no material exchange transaction gains or losses.

    (I) NET LOSS PER SHARE

    Basic earnings per share ("EPS") is computed by dividing income or loss attributable to common stockholders by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution from the exercise or conversion of securities into common stock.

    Net loss and weighted average shares outstanding used for computing diluted loss per common share were the same as that used for computing basic loss per common share for each of the years ended December 31, 1996, 1997 and 1998.

    The Company had potentially dilutive common stock equivalents of 1.0 million, 1.1 million and 7.2 million for the years ended December 31, 1996, 1997 and 1998, respectively. These common stock equivalents were not included in the computation of diluted net loss per common share because they were antidilutive for the periods presented.

                         VIATEL, INC. AND SUBSIDIARIES

                        DECEMBER 31, 1996, 1997 AND 1998

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    (J) CONCENTRATION OF CREDIT RISK

    Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of temporary cash investments and trade receivables. The Company restricts investment of temporary cash investments to financial institutions with high credit standing. The Company does not believe there is any concentration of credit risk on trade receivables as a result of the large and diverse nature of the Company's worldwide customer base.

    During 1998, one customer, LD Exchange.com, accounted for 10.6% of the Company's revenues.

    (K) RECLASSIFICATIONS

    Certain reclassifications have been made to the prior years' financial statements to conform to the current year's presentation.

    (L) USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

    (M) ADDITIONAL ACCOUNTING POLICIES

    Additional accounting policies are incorporated into the notes herein.

    (N) STOCK OPTION PLAN

    The Company accounts for its stock option plan in accordance with Statement of Financial Accounting Standards ("SFAS") No. 123 which allows entities to continue to apply the provisions of Accounting Principles Board ("APB") Opinion No. 25 and provide pro forma net income and pro forma earnings per share disclosures for employee stock option grants made in 1995 and future years as if the fair-value-based method, as defined in SFAS No. 123, had been applied. The Company has elected to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosure required by SFAS No. 123. See Note 12.

    (O) IMPAIRMENT OF LONG-LIVED ASSETS AND LONG-LIVED ASSETS TO BE DISPOSED OF

    Long-lived assets and certain identifiable intangibles are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

                         VIATEL, INC. AND SUBSIDIARIES

                        DECEMBER 31, 1996, 1997 AND 1998

(2) INVESTMENTS IN DEBT SECURITIES

    Management determines the appropriate classification of its investments in debt securities at the time of purchase and classifies them as held to maturity or available for sale. These investments are diversified among high credit quality securities in accordance with the Company's investment policy. Debt securities that the Company has both the intent and ability to hold to maturity are carried at amortized cost. Debt securities for which the Company does not have the intent or ability to hold to maturity are classified as available for sale. Securities available for sale are carried at fair value, with the unrealized gains and losses, net of tax, reported in a separate component of stockholders' equity. The Company does not invest in securities for the purpose of trading and as such does not classify any securities as trading.

    The cost of debt securities classified as held to maturity are adjusted for amortization of premiums and accretion of discounts to maturity over the estimated life of the security. Such amortization and accretion are included in interest income. There were no securities classified as held to maturity as of December 31, 1997 and no securities classified as available for sale as of December 31, 1998.

    The following is a summary of the amortized cost, which approximates fair value of restricted securities held to maturity at December 31, 1998 (in thousands):

U.S. Treasury obligations...................................  $105,508
German government obligations...............................    28,705
                                                              --------
    Total...................................................  $134,213
                                                              ========

    The following is a summary of the amortized cost, which approximates fair value of securities held to maturity at December 31, 1998 (in thousands):

European corporate debt securities..........................  $122,299
U.S. corporate debt securities..............................    49,472
                                                              --------
    Total...................................................  $171,771
                                                              ========

    The following is a summary of the fair value of securities available for sale at December 31, 1997 (in thousands):

U.S. Treasury obligations...................................  $ 2,028
Corporate debt securities...................................   13,482
Federal agencies obligations................................   10,537
                                                              -------
    Total...................................................  $26,047
                                                              =======

    Unrealized gains or losses on securities classified as available for sale are not material at December 31, 1997.

                         VIATEL, INC. AND SUBSIDIARIES

                        DECEMBER 31, 1996, 1997 AND 1998

(2) INVESTMENTS IN DEBT SECURITIES (CONTINUED)
    The amortized cost, which approximates fair value, of restricted securities held to maturity at December 31, 1998 are shown below (in thousands):

Due within one year.........................................  $ 50,870
Due after one year through two years........................    54,328
Due after two years.........................................    29,015
                                                              --------
    Total...................................................  $134,213
                                                              ========

    There were no changes in the classification of any securities held to maturity or securities available for sale from the time of purchase to the time of maturity or sale.

(3) PROPERTY AND EQUIPMENT

    Property and equipment consists of the following as of December 31 (in thousands):

                                                                1997       1998
                                                              --------   --------
Communications system.......................................  $ 43,322   $ 70,971
Construction in progress....................................    10,094    172,630
Fiber optic cable systems...................................     1,432     25,222
Furniture, equipment and other..............................     8,924     16,450
Leasehold improvements......................................     3,254      6,651
                                                              --------   --------
                                                                67,026    291,924
Less accumulated depreciation and amortization..............    12,932     25,668
                                                              --------   --------
                                                              $ 54,094   $266,256
                                                              ========   ========

    At December 31, 1997, construction in progress represents a portion of the expansion of the Company's European network. At December 31, 1998, construction in progress represents construction of the Circe Network. For the years ended December 31, 1996, 1997 and 1998, $0.1 million, $0.2 million and $3.3 million of interest was capitalized.

    The Company trades indefeasible rights-of-use or capacity on the Circe Network for indefeasible rights-of-use or capacity on other cable systems. These trades of indefeasible rights-of-use or capacity are accounted for as non-monetary exchanges and did not have a material effect on the Company's statement of operations.

    At December 31, 1998, the Company has entered into a letter of intent with Metromedia Fiber Networks, Inc. and Carrier 1, Inc. to jointly construct the civil works associated with a national communications networks being constructed by each party in Germany. As part of the letter of intent, Metromedia Fiber Networks, Inc. and Carrier 1, Inc. were required to place in escrow with the Company an amount of $9.3 million which is included in restricted cash equivalents in the accompanying consolidated balance sheets. In February 1999, the parties entered into a definitive agreement which required each party to supply a standby letter of credit to cover the construction costs related to their portion of the network.

                         VIATEL, INC. AND SUBSIDIARIES

                        DECEMBER 31, 1996, 1997 AND 1998

(4) INTANGIBLE ASSETS

    Intangible assets consist of the following as of December 31 (in thousands):

                                                                1997       1998
                                                              --------   --------
Deferred financing and registration costs...................  $ 3,789    $31,547
Licenses, trademarks and servicemarks.......................      464     10,031
Goodwill....................................................      474      8,744
Purchased software..........................................    1,494      1,859
Acquired employee base and sales force in place.............    1,607      --
Other.......................................................      385        206
                                                              -------    -------
                                                                8,213     52,387
Less accumulated amortization...............................    3,875      5,419
                                                              -------    -------
                                                              $ 4,338    $46,968
                                                              =======    =======

(5) ACCOUNTS PAYABLE AND ACCRUED EXPENSES

    Accounts payable and accrued expenses consists of the following as of December 31 (in thousands):

                                                                1997       1998
                                                              --------   --------
Accounts payable............................................  $ 6,231    $ 5,566
Accrued expenses............................................    3,253     16,224
Accrued compensation and benefits...........................    1,269      1,866
                                                              -------    -------
                                                              $10,753    $23,656
                                                              =======    =======

(6) LINE OF CREDIT AND LETTERS OF CREDIT

    The Company has a revolving line of credit agreement which provides for secured borrowings of up to $11.2 million. Borrowings under this line of credit agreement can be made under either of the following interest rate formulas:
(i) the lending institution's prime rate or (ii) the LIBOR rate plus two hundred basis points. The Company had $0.6 million in borrowings under the line of credit agreement at December 31, 1997 and no borrowings under the line of credit agreement at December 31, 1998. The terms of the line of credit agreement include, among other provisions, requirements for maintaining defined levels of securities and other liquid collateral. At December 31, 1998, standby letters of credit of approximately $3.3 million have been issued under this line of credit agreement.

    In connection with the Company's joint construction of the civil works associated with national communications networks being constructed by each party in Germany, in February 1999 the Company was required to obtain a letter of credit of approximately $123 million (DM219.1 million) in support of its obligations.

    The weighted-average interest rate on short-term borrowings under the line of credit agreement at December 31, 1997 was 8.0%.

                         VIATEL, INC. AND SUBSIDIARIES

                        DECEMBER 31, 1996, 1997 AND 1998

(7) LONG -TERM LIABILITIES AND REDEEMABLE CONVERTIBLE PREFERRED STOCK

    (A) LONG TERM DEBT AND REDEEMABLE CONVERTIBLE PREFERRED STOCK

    On April 8, 1998, the Company completed an offering of units (the "Units Offering") consisting of senior notes or senior discount notes due 2008 and shares of 10% Series A Redeemable Convertible Preferred Stock due 2010
("Series A Preferred"), $.01 par value per share, of the Company and units consisting of senior notes or senior discount notes due 2008 and subordinated convertible debentures due 2011 (the "Subordinated Debentures") through which it raised approximately $889.6 million of gross proceeds ($856.6 million of net proceeds). The Company utilized $118.9 million of the proceeds from the Units Offering to retire its 15% Senior Discount Notes due 2005 resulting in an extraordinary loss of $28.3 million. Additionally, a portion of the proceeds from the Units Offering were used to purchase approximately $122.8 million of U.S. government securities which were pledged as security for the first six interest payments on the U.S. dollar denominated senior notes and approximately $30.6 million of German government obligations which were pledged as security for the first six interest payments on the Deutsche Mark denominated senior notes issued in the Units Offering. The senior discount notes accrete through April 15, 2003 and interest becomes payable in cash in semi-annual installments thereafter. The interest on the senior notes is payable in semi-annual installments. The Series A Preferred and the subordinated convertible debentures require quarterly payments which are paid in additional securities, cash or any combination thereof through April 15, 2003 and payable in cash thereafter. The Series A Preferred and the subordinated convertible debentures are mandatorily convertible in the event the closing price of the Company's common stock exceeds certain predetermined annual price targets. The Series A Preferred and the Subordinated Debentures conversion rates are $13.20 and DM24.473 ($14.58), respectively. In addition, the terms of the Series A Preferred and Subordinated Debentures provide for special dividends and special interest payments, respectively, under certain conditions.

    The indentures pursuant to which the senior notes and the senior discount notes were issued contain certain covenants that, among other things, limit the ability of the Company to incur additional indebtedness, pay dividends or make certain other distributions, enter into transactions with stockholders and affiliates and create liens on its assets. In addition, upon a change of control, the Company is required to make an offer to purchase the senior notes and the senior discount notes at a purchase price equal to 101% of the principal amount, in the case of the senior notes, and 101% of the accreted value of the notes, in the case of the senior discount notes. The indenture pursuant to which the subordinated convertible debentures were issued also requires that the Company offer to repurchase the debentures at 101% of the principal amount in the event of a change of control.

    On September 30, 1998, the Company consummated an offer to exchange senior notes and senior discount notes due 2008 which have been registered under the Securities Act of 1933, as amended, for outstanding notes of each such series which were not registered under the Securities Act of 1933, as amended.

                         VIATEL, INC. AND SUBSIDIARIES

                        DECEMBER 31, 1996, 1997 AND 1998

(7) LONG -TERM LIABILITIES AND REDEEMABLE CONVERTIBLE PREFERRED STOCK
(CONTINUED)
    Long term debt consists of the following as of December 31 (in thousands):

                                                                1997       1998
                                                              --------   --------
11.25% Senior Notes.........................................  $ --       $400,000
11.15% Senior Notes (DM178,000).............................    --        106,015
12.50% Senior Discount Notes, less discount of $202,716.....    --        297,284
12.40% Senior Discount Notes (DM134,916), less discount of
  $54,249
  (DM91,084)................................................    --         80,355
10% Subordinated Convertible Debentures (DM21,573)..........    --         12,849
15% Senior Discount Notes, less discount of $30,845.........   89,855       --
                                                              -------    --------
                                                              $89,855    $896,503
                                                              =======    ========

    (B) EQUIPMENT FINANCING

    In November and December 1997, the Company entered into Loan and Security Agreements, as amended, with Charter Financial, Inc. ("Charter") pursuant to which the Company borrowed an aggregate of $11.1 million, of which $7.8 million was outstanding as of December 31, 1998. Repayment of these loans commenced in December 1997 and January 1998 and are repayable in thirty-two or thirty-six successive monthly installments respectively. Under the terms of these arrangements, the Company is required to satisfy certain EBITDA and unrestricted cash requirements. As of December 31, 1998, the Company was either in compliance with, or had received waivers to, these covenants. Obligations under these Loan and Security Agreements are secured by the grant to Charter of a security interest in certain designated telecommunications equipment. A portion of the payment obligations under these borrowing arrangements are also secured by letters of credit.

(8) STOCKHOLDERS' EQUITY

    On October 23, 1996, the Company completed an initial public offering ("IPO") of its Common Stock, through which it sold 8,667,000 shares of Common Stock at $12 a share and raised approximately $104 million of gross proceeds ($94.5 million of net proceeds).

    In connection with the IPO, all shares of then Class A Common Stock were converted into shares of Common Stock at a ratio of one-to-one and all then outstanding shares of Common Stock were subject to a reverse stock split at a ratio of 3-to-2. In addition, the Company's stockholders approved an amendment to the Company's Certificate of Incorporation which (i) authorized the Board of Directors to issue up to two million shares of Preferred Stock, $.01 par value per share, of which no shares were issued and outstanding at December 31, 1996, in one or more series and to fix the powers, voting rights, designations and preferences of each series and (ii) eliminated the Class A Common Stock.

    All earnings per share and share data presented herein reflect the conversion of the Class A Common Stock into Common Stock and the reverse stock split of all then outstanding shares of Common Stock.

(9) ACQUISITION

    On February 27, 1998, the Company acquired Flat Rate Communications, Inc. ("Flat Rate"), a long distance telecommunications reseller, for $5.0 million of cash, 375,000 shares of Common Stock

                         VIATEL, INC. AND SUBSIDIARIES

                        DECEMBER 31, 1996, 1997 AND 1998

(9) ACQUISITION (CONTINUED)
and a contingent payment based upon key operating performance targets for the twelve month period ending February 28, 1999 which will range from zero to $21.0 million in cash and zero to 1.0 million shares of Common Stock. The Company recorded the acquisition under the purchase method of accounting. The purchase price has been allocated to the assets acquired and liabilities assumed, based upon the estimated fair values at the date of acquisition. The excess purchase price was $8.3 million and will be amortized on a straight line basis over a five-year period. If the acquisition had occurred on January 1, 1996 (i) communication services revenue for the years 1996, 1997 and 1998 would have been $53.4 million, $101.8 million and $138.5 million, respectively,
(ii) loss before extraordinary loss for 1998 would have been $(98.9) million,
(iii) net loss attributable to common stockholders for the years 1996, 1997 and 1998 would have been $(38.5) million, $(42.8) million and $(130.5) million, respectively and (iv) net loss per common share for the years 1996, 1997 and 1998 would have been $(2.43), $(1.86) and $(5.65), respectively.

(10) INCOME TAXES

    The statutory Federal tax rates for the years ended December 31, 1996, 1997 and 1998 were 35%. The effective tax rates were zero for the years ended December 31, 1996, 1997 and 1998 due to the Company incurring net operating losses for which no tax benefit was recorded.

    For Federal and foreign income tax purposes, the Company has unused net operating loss carryforwards of approximately $218.8 million expiring in 2007 through 2018. The availability of the net operating loss carryforwards to offset income in future years is restricted as a result of the Company's issuance of its Common Stock and may be further restricted as a result of future sales of Company stock and other events.

    The tax effect of temporary differences that give rise to significant portions of the deferred tax assets are as follows (in thousands):

                                                             DECEMBER 31,
                                                          -------------------
                                                            1997       1998
                                                          --------   --------
Accounts receivable principally due to
  allowance for doubtful accounts.......................  $    587   $  1,506
OID Interest not deductible in current period...........    11,149     11,125
Federal net operating loss carryforwards................    29,093     68,579
Foreign net operating loss carryforwards................     3,777      7,989
                                                          --------   --------
      Total gross deferred tax assets...................    44,606     89,199
Less valuation allowance................................   (44,606)   (89,199)
                                                          --------   --------
      Net deferred tax assets...........................  $  --      $  --
                                                          ========   ========

    In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning in making these assessments. During 1997 and 1998, the valuation allowance increased by $14.7 million and $44.6 million, respectively.

                         VIATEL, INC. AND SUBSIDIARIES

                        DECEMBER 31, 1996, 1997 AND 1998

(11) SEGMENT AND GEOGRAPHIC DATA

    All of the Company's operations are in a single industry segment, communications services. While the Company's chief decision maker monitors the revenue streams of the various products and geographic locations, operations are managed and financial performance is evaluated based on the delivery of multiple, integrated services to customers over a single network. As a result, there are many shared expenses generated by the various revenue streams and management believes that any allocation of the expenses incurred to multiple revenue streams or geographic locations would be impractical and arbitrary. Management does not currently make such allocations internally.

    The Company groups its products and services by two customers types, wholesale and retail. The information below summarizes communication services revenue by customer type (in thousands):

                                                                1996       1997       1998
                                                              --------   --------   --------
Wholesale...................................................  $ 9,516    $20,397    $ 78,777
Retail......................................................   40,903     52,621      56,411
                                                              -------    -------    --------
Consolidated................................................  $50,419    $73,018    $135,188
                                                              =======    =======    ========

    The information below summarizes communication services revenue by geographic area (in thousands):

                                                                1996       1997       1998
                                                              --------   --------   --------
Western Europe..............................................  $ 19,917   $32,647    $ 62,946
North America...............................................     9,516    15,936      56,172
Latin America...............................................    14,402    16,240      14,653
Asia/Pacific Rim and other..................................     6,584     8,195       1,417
                                                              --------   -------    --------
  Consolidated..............................................  $ 50,419   $73,018    $135,188
                                                              ========   =======    ========

    The information below summarizes long lived assets by geographic area (in thousands):

                                                                1997       1998
                                                              --------   --------
Western Europe..............................................  $32,640    $237,443
North America...............................................   25,626      75,492
Latin America...............................................      166         289
                                                              -------    --------
Consolidated................................................  $58,432    $313,224
                                                              =======    ========

(12) STOCK OPTION PLAN

    During 1993, the Board of Directors approved the 1993 Flexible Stock Incentive Plan, as amended (the "Stock Incentive Plan") under which "non-qualified" stock options ("NQSOs") to acquire shares of Common Stock may be granted to employees, directors and consultants of the Company and "incentive" stock options ("ISOs") to acquire shares of Common Stock may be granted to employees, including non-employee directors. The Stock Incentive Plan also provides for the grant of stock appreciation rights ("SARs") and shares of restricted stock to the Company's employees, directors and consultants.

    The Stock Incentive Plan provides for the issuance of up to a maximum of 4,166,666 shares of Common Stock and is currently administered by the Compensation Committee of the Board of Directors. Under the Stock Incentive Plan, the option price of any ISO may not be less than the fair

                         VIATEL, INC. AND SUBSIDIARIES

                        DECEMBER 31, 1996, 1997 AND 1998

(12) STOCK OPTION PLAN (CONTINUED)
market value of a share of Common Stock on the date on which the option is granted. The option price of an NQSO may be less than the fair market value on the date the NQSO is granted if the Board of Directors so determines. An ISO may not be granted to a "ten percent stockholder" (as such term is defined in Section 422A of the Internal Revenue Code) unless the exercise price is at least 110% of the fair market value of the Common Stock and the term of the option may not exceed five years from the date of grant. Common Stock subject to a restricted stock purchase or bonus agreement is transferable only as provided in such agreement. The maximum term of each stock option granted to persons other than ten percent stockholders is ten years from the date of grant.

    The per share weighted average fair value of stock options granted during 1996, 1997 and 1998 was $2.29, $5.99 and $6.40, respectively, on the date of grant using the Black-Scholes option pricing model with the following assumptions: (1) a risk free interest rate of 5.5% in 1996 and 1997 and 5.0% in 1998, (2) an expected life of 10 years for all years, (3) volatility of approximately 35.9% for 1996, 52.2% for 1997 and 92.7% for 1998 and (4) an
annual dividend yield of 0% for all years.

    The Company applies the provisions of APB Opinion No. 25 in accounting for its Stock Incentive Plan and, accordingly, no compensation cost has been recognized for its stock options in the financial statements since the exercise price was equal to or greater than the fair market value at the date of grant. Had the Company determined compensation cost based on the fair value at the grant date for its stock options under SFAS No. 123, the Company's net loss would have been increased to the pro forma amounts indicated below:

                                                  1996       1997       1998
                                                --------   --------   ---------
Net loss, as reported (in thousands)..........  $(38,375)  $(43,044)  $(130,605)
Net loss, pro forma (in thousands)............   (38,986)   (44,171)   (135,458)
Net loss per common share, as reported........     (2.47)     (1.90)      (5.67)
Net loss per common share, pro forma..........     (2.51)     (1.95)      (5.88)

    Pro forma net loss reflects only options granted since January 1, 1995. Therefore, the full impact of calculating compensation cost for stock options under SFAS No. 123 is not reflected in the pro forma net loss amounts because compensation cost is reflected over the options' vesting period of three years and compensation cost for options granted prior to January 1, 1995 is not considered.

                         VIATEL, INC. AND SUBSIDIARIES

                        DECEMBER 31, 1996, 1997 AND 1998

(12) STOCK OPTION PLAN (CONTINUED)
    Stock option activity under the Stock Incentive Plan is shown below:

                                                              WEIGHTED
                                                              AVERAGE      NUMBER OF
                                                              EXERCISE       SHARES
                                                               PRICES    (IN THOUSANDS)
                                                              --------   --------------
Outstanding at January 1, 1996..............................    4.01            474
Granted.....................................................    6.75            823
Forfeited...................................................    5.77           (188)
Exercised...................................................    2.70           (139)
                                                               -----         ------
Outstanding at December 31, 1996............................    6.18            970
Granted.....................................................    8.61            428
Forfeited...................................................    6.68           (197)
Expired.....................................................    5.46            (27)
Exercised...................................................    3.49           (122)
                                                               -----         ------
Outstanding at December 31, 1997............................    7.40          1,052
Granted.....................................................    7.19          1,794
Forfeited...................................................    7.14            (64)
Expired.....................................................    5.05            (14)
Exercised...................................................    5.44           (174)
                                                               -----         ------
Outstanding at December 31, 1998............................    7.41          2,594
                                                               =====         ======

    The following table summarizes weighted-average option exercise price information:

                                                   OPTIONS OUTSTANDING
                                          -------------------------------------       OPTIONS EXERCISABLE
                                              NUMBER                              ----------------------------
                                          OUTSTANDING AT   WEIGHTED    WEIGHTED        NUMBER         WEIGHTED
                RANGE OF                   DECEMBER 31,     AVERAGE    AVERAGE     EXERCISABLE AT     AVERAGE
                EXERCISE                       1998        REMAINING   EXERCISE   DECEMBER 31, 1998   EXERCISE
                 PRICES                   (IN THOUSANDS)     LIFE       PRICE      (IN THOUSANDS)      PRICE
       --------------------------         --------------   ---------   --------   -----------------   --------
             $0.75 - $3.50                        2         5 Years      0.75              2            0.75
              3.51 - 5.75                       999         9 Years      5.22             19            3.74
              5.76 - 8.75                       552         8 Years      6.17            291            5.90
              8.76 - 12.00                    1,041         9 Years     10.13            148           10.22
                                              -----                     -----            ---           -----
                                              2,594                      7.41            460            7.18
                                              =====                     =====            ===           =====

    Prior to the adoption of the Stock Incentive Plan, 5,913 options were granted. These options were exercised at $0.75 per share during the year ended December 31, 1996.

    The exercise price of all options approximates the fair market value of the Common Stock on the date of grant.

    In addition, prior to the adoption of the Stock Incentive Plan, the Board of Directors authorized the issuance of up to 233,333 shares of Common Stock as compensation to employees and consultants of the Company of which 219,639 are available for issuance at December 31, 1998.

                         VIATEL, INC. AND SUBSIDIARIES

                        DECEMBER 31, 1996, 1997 AND 1998

(13) COMMITMENTS AND CONTINGENCIES

    (A) LEASES

    At December 31, 1998, the Company was committed under non-cancelable operating and capital leases for the rental of office space, network locations and for fiber optic cable systems.

    The Company's future minimum capital and operating lease payments are as follows (in thousands):

                                                           CAPITAL    OPERATING
                                                           --------   ---------
1999.....................................................  $ 6,890     $ 3,917
2000.....................................................    6,952       4,277
2001.....................................................    4,372       4,206
2002.....................................................    1,635       4,263
2003.....................................................    1,635       4,231
Thereafter...............................................   32,692      28,853
                                                           -------     -------
                                                            54,176     $49,747
                                                                       =======
Less interest costs......................................   28,453
                                                           -------
                                                           $25,723
                                                           =======

    Total rent expense amounted to $1.5 million, $1.3 million and $1.8 million for the years ended December 31, 1996, 1997 and 1998, respectively.

    (B) CARRIER CONTRACTS

    The Company has entered into contracts to purchase transmission capacity from various domestic and foreign carriers. By committing to purchase minimum volumes of transmission capacity from carriers, the Company is able to obtain guaranteed rates which are more favorable than those generally offered in the marketplace. The minimum volume commitments are approximately $13.2 million for the year ending December 31, 1999. The Company is involved in disputes with carriers arising in the ordinary course of business. The Company believes the outcome of all current disputes will not have a material effect on the Company's financial position or results of operations.

    (C) PURCHASE COMMITMENTS

    The Company is continually upgrading and expanding its network and its switching facilities. In connection therewith, the Company has entered into purchase commitments to expend approximately $38.2 million.

    The Company is developing a fiber-optic ring which will connect over 30 cities in Western Europe (the "Circe Network"). In connection with the Circe Network, the Company has entered into purchase commitments to expend approximately $130.6 million.

    (D) EMPLOYMENT CONTRACTS

    The Company has employment contracts with certain officers at amounts generally equal to such officers' current levels of compensation. The Company's remaining commitments at December 31, 1998 for the next three years under such contracts aggregates approximately $1.4 million.

                         VIATEL, INC. AND SUBSIDIARIES

                        DECEMBER 31, 1996, 1997 AND 1998

(13) COMMITMENTS AND CONTINGENCIES (CONTINUED)
    (E) LITIGATION

    From time to time, the Company is subject to litigation in the normal course of business. The Company believes that any adverse outcome from litigation would not have a material adverse effect on its financial position or results of operations.

(14) REGULATORY MATTERS

    The Company is subject to regulation in countries in which it does business. The Company believes that an adverse determination as to the permissibility of the Company's services under the laws and regulations of any such country would not have a material adverse long-term effect on its business.

(15) RELATED PARTY TRANSACTIONS

    During 1998, the Company entered into an agreement with Cignal Global Communications, Inc. ("Cignal"), pursuant to which the Company sold transatlantic capacity. Consideration received was in the form of 650,000 shares of Cignal's common stock. The Company recognized $3.25 million of revenue, the fair value of the transatlantic capacity. In addition, the Company agreed to sell capacity on the Circe Network in exchange for an additional 350,000 shares of Cignal's common stock. Pending delivery of the capacity to Cignal, these 350,000 shares are being held in escrow. The Company's Chairman and Chief Executive Officer is a director of Cignal.

    On June 3, 1998, the Company entered into a Mutual Cooperation Agreement with Martin Varsavsky, a greater than ten percent stockholder of the Company, and Jazz Telecom S.A. pursuant to which the parties made certain agreements including the following: (1) subject to Jazz Telecom S.A. completing a high yield offering with net proceeds to Jazz Telecom S.A. of at least $100 million (the "Offering Condition"), the Company and Jazz Telecom S.A. agreed to use commercially reasonable efforts to execute and deliver a construction agreement no later than January 1, 1999 to construct a fiber optic submarine cable system between Spain and the United Kingdom, (2) subject to the Offering Condition the Company agreed to purchase $6.0 million of Jazz Telecom S.A. common stock,
(3) the Company and Jazz Telecom S.A. agreed to the purchase from the other international switched minutes and to transmit at least one-third of our Spanish domestic switched minute traffic over Jazz Telecom S.A.'s network, assuming the prices charged by Jazz Telecom S. A. are competitive, (4) the Company and Jazz Telecom S.A. agreed to sell capacity to each other for fixed prices,
(5) Mr. Varsavsky agreed to lock-up his Viatel shares for a specified period,
(6) the Company agreed to release any past claims which the Company had against either Jazz Telecom S.A. and Mr. Varsavsky in exchange for their respective release of any claims against the Company and (7) Mr. Varsavsky agreed to pay the Company liquidated damages in the event that he violates certain provisions of the agreement. The Company and Jazz Telecom S.A. are currently in discussions to certain modifications to the terms of the Mutual Corporation Agreement.

    On November 13, 1998, Mr. Varsavsky entered into an additional lock-up agreement with us pursuant to which Mr. Varsavsky agreed that he would not sell, contract to sell, announce an intention to sell, pledge or otherwise dispose of his shares of our common stock, either directly or indirectly, without the prior written consent of the Company until after August 12, 1999.

                         VIATEL , INC. AND SUBSIDIARIES

                     CONDENSED CONSOLIDATED BALANCE SHEETS

                                  (UNAUDITED)
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                              SEPTEMBER 30, 1999
                                                              ------------------
                           ASSETS
Current assets:
  Cash and cash equivalents.................................      $  434,936
  Restricted cash equivalents...............................           5,447
  Restricted marketable securities, current.................          66,569
  Trade accounts receivable, net of allowance for doubtful
    accounts of $6,013......................................          60,995
  Other receivables.........................................          42,610
  Prepaid expenses..........................................          10,277
                                                                  ----------
    Total current assets....................................         620,834
                                                                  ----------
Restricted marketable securities, non-current...............          96,848
Property and equipment, net.................................         715,483
Cash securing letters of credit for network construction....          79,537
Intangible assets, net......................................          66,506
Other assets................................................          15,193
                                                                  ----------
                                                                  $1,594,401
                                                                  ==========
     LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)
Current liabilities:
  Accrued telecommunications costs..........................      $   34,896
  Accounts payable and other accrued expenses...............          64,051
  Property and equipment purchases payable..................         196,814
  Accrued interest..........................................          28,500
  Current installments of notes payable and obligations
    under capital leases....................................          12,259
                                                                  ----------
    Total current liabilities...............................         336,520
                                                                  ----------
Long-term liabilities:
  Long- term debt...........................................       1,262,491
  Notes payable and obligations under capital leases,
    excluding current installments..........................          28,109
                                                                  ----------
    Total long-term liabilities.............................       1,290,600
                                                                  ----------
Commitments and contingencies
Stockholders' equity:
  Common Stock, $.01 par value. Authorized 150,000,000
    shares, issued and outstanding 32,627,144 shares........             326
  Additional paid-in capital................................         389,845
  Unearned compensation.....................................          (6,115)
  Accumulated other comprehensive loss......................         (24,968)
  Accumulated deficit.......................................        (391,807)
                                                                  ----------
    Total stockholders' (deficiency)........................         (32,719)
                                                                  ----------
                                                                  $1,594,401
                                                                  ==========

See accompanying notes to unaudited condensed consolidated financial statements.

                         VIATEL, INC. AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                  (UNAUDITED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                              FOR THE NINE MONTHS
                                                              ENDED SEPTEMBER 30,
                                                              --------------------
                                                                1998       1999
                                                              --------   ---------
Revenue:
Communication services revenue..............................  $ 86,133   $ 151,204
Capacity sales..............................................        --      59,173
                                                              --------   ---------
      Total revenue.........................................    86,133     210,377
                                                              --------   ---------
Operating expenses:
  Cost of services and sales................................    77,624     162,858
  Selling, general and administrative.......................    31,057      63,380
  Depreciation and amortization.............................    10,706      39,039
                                                              --------   ---------
      Total operating expenses..............................   119,387     265,277
                                                              --------   ---------
Other income (expense):
  Interest income...........................................    19,906      21,413
  Interest expense..........................................   (52,715)    (97,344)
                                                              --------   ---------
Loss before extraordinary loss..............................   (66,063)   (130,831)
  Extraordinary loss on debt prepayment.....................   (28,304)         --
                                                              --------   ---------
Net loss....................................................   (94,367)   (130,831)
  Dividend on redeemable convertible preferred stock........    (2,131)     (1,341)
                                                              --------   ---------
Net loss attributable to common stockholders................  $(96,498)  $(132,172)
                                                              ========   =========
Loss per common share, basic and diluted:
  Before extraordinary item.................................  $  (2.96)  $   (4.85)
  From extraordinary item...................................     (1.23)         --
                                                              --------   ---------
Net loss attributable to common stockholders................  $  (4.19)  $   (4.85)
                                                              ========   =========
Weighted average common shares outstanding, basic and
  diluted...................................................    23,013      27,250
                                                              ========   =========

See accompanying notes to unaudited condensed consolidated financial statements.

                         VIATEL, INC. AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                               FOR THE NINE MONTHS
                                                               ENDED SEPTEMBER 30,
                                                              ---------------------
                                                                1998        1999
                                                              ---------   ---------
Cash flows from operating activities:
  Net loss..................................................  $ (94,367)  $(130,831)
  Adjustments to reconcile net loss to net cash used in
    operating activities:
    Depreciation and amortization...........................     10,706      39,039
    Accreted interest expense on long term debt.............     24,016      28,449
    Provision for losses on accounts receivable.............      3,149       6,076
    Extraordinary loss on debt prepayment...................     28,304          --
    Earned compensation.....................................         49         436
  Changes in assets and liabilities:
    Increase in accounts receivable and accrued interest....    (17,505)    (37,962)
    Increase in accrued interest expense on Senior Notes....     27,312      16,261
    (Increase) decrease in prepaid expenses and other
      receivables...........................................     (4,952)    (41,077)
    Increase in other assets and intangible assets..........       (364)     (2,000)
    Increase in accrued telecommunication costs, accounts
      payable and other accrued expenses....................     10,151      56,596
                                                              ---------   ---------
      Net cash used in operating activities.................    (13,501)    (65,013)
                                                              ---------   ---------
Cash flows from investing activities:
  Purchase of property, equipment and software..............    (33,994)   (372,305)
  Payment for business acquired, net of cash acquired.......     (5,000)    (12,000)
  Purchase of marketable securities.........................   (144,458)   (224,210)
  Proceeds from maturity of marketable securities...........     34,776     322,425
  Cash securing letters of credit...........................         --     (79,537)
  Issuance of notes receivable..............................         --      (7,711)
                                                              ---------   ---------
      Net cash used in investing activities.................   (148,676)   (373,338)
                                                              ---------   ---------
Cash flows from financing activities:
  Proceeds from issuance of senior notes and senior discount
    notes...................................................    845,752     365,471
  Proceeds from issuance of convertible debentures and
    convertible preferred stock.............................     42,198          --
  Repayment of senior discount notes........................   (119,282)         --
  Deferred financing costs..................................    (31,547)    (12,887)
  Proceeds from issuance of Common Stock....................        898     194,241
  Repayment of notes payable and bank credit line...........     (2,781)     (2,459)
  Payments under capital leases.............................     (4,612)     (4,840)
                                                              ---------   ---------
      Net cash provided by financing activities.............    730,626     539,526
                                                              ---------   ---------
Effects of exchange rate changes on cash....................        649        (613)
                                                              ---------   ---------
Net increase in cash and cash equivalents...................    569,098     100,562
Cash and cash equivalents at beginning of period............     21,096     339,821
                                                              ---------   ---------
Cash and cash equivalents at end of period..................  $ 590,194   $ 440,383
                                                              =========   =========
Supplemental disclosures of cash flow information:
  Interest paid.............................................  $   1,705   $  81,084
                                                              =========   =========
  Assets acquired under capital lease obligations...........     16,000   $  13,550
                                                              =========   =========
  Conversion of preferred stock and convertible
    debentures..............................................         --   $  60,791
                                                              =========   =========

See accompanying notes to unaudited condensed consolidated financial statements.

                         VIATEL, INC. AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

           (INFORMATION AS OF SEPTEMBER 30, 1999 AND FOR THE PERIODS
                ENDED SEPTEMBER 30, 1998 AND 1999 IS UNAUDITED)

(1) DESCRIPTION OF BUSINESS

    Viatel Inc. and subsidiaries (collectively, the "Company") is a global integrated services provider of long distance communication and data services to end users, carriers and resellers. The Company operates a pan-European network with points of presence in over 78 cities, direct sales forces in twelve Western European cities and an indirect sales force in more than 180 locations in Western Europe. The Company is currently constructing a series of interconnected state-of-the-art, high quality, high capacity, self-healing fiber optic rings utilizing the synchronous digital hierarchy standard for digital transmission which will connect major cities in six European countries (the "Circe Network").

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    BASIS OF PRESENTATION

    The consolidated financial statements as of September 30, 1999 and for the nine-month periods ended September 30, 1998 and 1999, respectively, have been prepared by the Company without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. In the opinion of management, all adjustments (consisting of only normal recurring adjustments) necessary for a fair presentation of the consolidated financial position, results of operations and cash flows for each period presented have been made on a consistent basis. Certain information and footnote disclosures normally included in consolidated financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations although management believes that the disclosures herein are adequate to make the information presented not misleading. It is suggested that these financial statements be read in conjunction with the Company's annual consolidated financial statements. Certain reclassifications have been made to the prior years' condensed consolidated financial statements to conform to the current year's presentation. Operating results for the nine months ended September 30, 1999 may not be indicative of the results that may be expected for the full year.

    CAPACITY SALES

    Customers of the Company can purchase capacity on the Company's network. Revenue from capacity sales that qualify under generally accepted accounting principles to be treated as sales are recognized under a line item titled "Capacity sales". Such capacity sales are recognized as revenue when the purchaser obtains the right to use the capacity. The related cost of capacity is reported in the same period.

    Cost of capacity sales in any period is determined based upon the ratio of total capacity sold and total anticipated capacity to be utilized multiplied by the related total costs of the relevant portion of the Company's network.

    NEW PRONOUNCEMENTS

    On January 1, 1999, the Company adopted Statement of Position 98-5 (SOP 98-5), "Reporting on the Costs of Start-Up Activities," issued by the American Institute of Certified Public Accountants. SOP 98-5 requires that certain start-up expenditures and organization costs previously capitalized must

                         VIATEL, INC. AND SUBSIDIARIES

           (INFORMATION AS OF SEPTEMBER 30, 1999 AND FOR THE PERIODS
                ENDED SEPTEMBER 30, 1998 AND 1999 IS UNAUDITED)

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) now be expensed. The adoption of this statement did not have a material effect on the consolidated financial statements.

    On July 1, 1999, the Company applied FASB Interpretation No. 43, "Real Estate Sales--an interpretation of FASB Statement No. 66." This interpretation amended the standards for recognition of profit on all real estate sales transactions including sales of real estate with property improvements or integral equipment that cannot be removed and used separately from the real estate without incurring significant costs. Therefore, it may affect the way the Company accounts for revenues and expenses associated with capacity sales.

(3) INVESTMENTS IN DEBT SECURITIES

    Management determines the appropriate classification of its investments in debt securities at the time of purchase and classifies them as held to maturity or available for sale. These investments are diversified among high credit quality securities in accordance with the Company's investment policy. Debt securities that the Company has both the intent and ability to hold to maturity are carried at amortized cost. Debt securities for which the Company does not have the intent or ability to hold to maturity are classified as available for sale. Securities available for sale are carried at fair value, with the unrealized gains and losses, net of tax, reported in a separate component of stockholders' equity. The Company does not invest in securities for the purpose of trading and therefore does not classify any securities as trading.

    Debt securities classified as held to maturity are adjusted for amortization of premiums and accretion of discounts to maturity over the estimated life of the security. Such amortization and interest are included in interest income. There were no securities classified as available for sale as of September 30, 1999.

    The following is a summary of the amortized cost, which approximates fair value, of restricted securities held to maturity at September 30, 1999 (in thousands):

U.S. Treasury obligations...................................  $119,682
German corporate obligations................................    43,735
                                                              --------
    Total...................................................  $163,417
                                                              ========

    The amortized cost, which approximates fair value, of restricted securities held to maturity at September 30, 1999 are shown below (in thousands):

Due within one year.........................................  $ 66,569
Due after one through two years.............................    96,848
                                                              --------
    Total...................................................  $163,417
                                                              ========

    There were no changes in the classification of any securities held to maturity or securities available for sale from the time of purchase to the time of maturity or sale.

                         VIATEL, INC. AND SUBSIDIARIES

           (INFORMATION AS OF SEPTEMBER 30, 1999 AND FOR THE PERIODS
                ENDED SEPTEMBER 30, 1998 AND 1999 IS UNAUDITED)

(4) PROPERTY AND EQUIPMENT

    Property and equipment consists of the following as of (in thousands):

                                                              SEPTEMBER 30,
                                                                  1999
                                                              -------------
Communication system........................................    $660,311
Construction in progress....................................      79,736
Furniture, equipment and other..............................      17,577
Leasehold improvements......................................      12,482
                                                                --------
                                                                 770,106
Less accumulated depreciation and amortization..............      54,623
                                                                --------
                                                                $715,483
                                                                ========

    At September 30, 1999, construction in progress primarily represents construction of the Circe Network. For the nine month periods ended September 30, 1998 and 1999, $1.5 million and $7.1 million, respectively, of interest was capitalized.

    In connection with the Company's joint construction of the civil works associated with a national communications network being constructed in Germany during 1999, the Company was required to obtain a letter of credit in support of its obligation. At September 30, 1999, the total amount outstanding relating to this letter of credit was approximately $79.5 million (DM146.0 million).

(5) INTANGIBLE ASSETS

    Intangible assets consist of the following as of (in thousands):

                                                              SEPTEMBER 30,
                                                                  1999
                                                              -------------
Deferred financing and registration fees....................     $44,434
Licenses, trademarks, and servicemarks......................       9,963
Goodwill....................................................      20,270
Purchased software..........................................       4,379
                                                                 -------
                                                                  79,046
Less accumulated amortization...............................      12,540
                                                                 -------
                                                                 $66,506
                                                                 =======

    During the first nine months of 1999, the Company recognized and paid its obligation for contingent consideration for its 1998 acquisition of Flat Rate based upon key operating performance targets being met during the period ended March 31, 1999. Such contingent consideration has been recorded as goodwill.

                         VIATEL, INC. AND SUBSIDIARIES

           (INFORMATION AS OF SEPTEMBER 30, 1999 AND FOR THE PERIODS
                ENDED SEPTEMBER 30, 1998 AND 1999 IS UNAUDITED)

(6) LONG-TERM DEBT AND CONVERTIBLE SECURITIES

    At September 30, 1999, the Company has aggregate long term debt consisting of senior notes due 2008 and senior discount notes due 2009 which totals
$1.3 billion. A portion of the proceeds from the senior notes were used to purchase U.S. and German government securities which were pledged as security for the first six and four interest payments on the senior notes due 2008 and 2009, respectively. The amount of restricted securities remaining pledged as security for these notes is $163.4 million. The senior discount notes accrete through April 15, 2003 and interest becomes payable in cash in semi-annual installments thereafter. The interest on the senior notes is payable in semi-annual installments. The indentures pursuant to which the senior notes and the senior discount notes were issued contain certain covenants that, among other things, limit the ability of the Company to incur additional indebtedness, pay dividends or make certain other distributions, enter into transactions with stockholders and affiliates and create liens on its assets. In addition, upon a change of control, the Company is required to make an offer to purchase the senior notes and the senior discount notes at a purchase price equal to 101% of the principal amount, in the case of the senior notes, and 101% of the accreted value of the notes, in the case of the senior discount notes.

    Long term debt consists of the following as of (in thousands):

                                                              SEPTEMBER 30,
                                                                  1999
                                                              -------------
11.25% Senior Notes.........................................   $  400,000
11.15% Senior Notes (E91,010)...............................       96,912
11.50% Senior Notes.........................................      200,000
11.50% Senior Notes (E150,000)..............................      159,727
12.50% Senior Discount Notes, less discount of $174,514.....      325,486
12.40% Senior Discount Notes, (E115,552), less discount of
$42,680 (E40,081)...........................................       80,366
                                                               ----------
                                                               $1,262,491
                                                               ==========

    The Company's 10% Series A Preferred Stock and the Subordinated Convertible Debentures issued in connection with the Company's 1998 high yield offering were mandatorily convertible in the event the closing price of the Company's common stock exceeded certain predetermined annual price targets. On May 13, 1999, the conditions for mandatory conversion were met for both the Series A Preferred Stock and the Subordinated Convertible Debentures. The conversion rates for the Series A Preferred Stock and Subordinated Convertible Debentures were $13.20 and DM24.473, at the then applicable exchange rates, respectively. Accordingly, the Company issued approximately 4.6 million shares of its common stock and paid cash for any fractional shares due upon conversion.

    During 1997, the Company entered into Loan and Security Agreements pursuant to which the Company borrowed an aggregate of $11.1 million. Under the terms of these agreements, the Company is required to satisfy certain covenants and restrictions. As of September 30, 1999, the Company was either in compliance with, or had received waivers to, these covenants. Obligations under these Loan and Security Agreements are secured by the grant of a security interest in certain telecommunications equipment as well as a portion of the payment obligations also being secured by letters of credit.

                         VIATEL, INC. AND SUBSIDIARIES

           (INFORMATION AS OF SEPTEMBER 30, 1999 AND FOR THE PERIODS
                ENDED SEPTEMBER 30, 1998 AND 1999 IS UNAUDITED)

(7) STOCK INCENTIVE PLAN

    The Amended Stock Incentive Plan (the "Stock Incentive Plan") allows for the issuance of approximately 5.3 million shares of the Company's common stock, of which approximately 1.7 million shares are available for future grants as of September 30, 1999.

    Stock option activity for the nine months ended September 30, 1999 under the Stock Incentive Plan is shown below (in thousands):

                                                     WEIGHTED AVERAGE   NUMBER OF
                                                     EXERCISE PRICES     SHARES
                                                     ----------------   ---------
Outstanding at December 31, 1998...................       $ 7.41          2,594
Granted............................................        26.57            703
Exercised..........................................         6.08           (360)
Forfeited..........................................         5.85             (1)
                                                          ------          -----
Outstanding at September 30, 1999..................       $12.10          2,936
                                                          ======          =====

    As of September 30, 1999, approximately 0.8 million options were exercisable under the Stock Incentive Plan.

(8) COMPREHENSIVE LOSS

    The Company's comprehensive loss is as follows (in thousands):

                                                             FOR THE NINE
                                                             MONTHS ENDED
                                                            SEPTEMBER 30,
                                                         --------------------
                                                           1998       1999
                                                         --------   ---------
Net loss...............................................  $(94,367)  $(130,831)
Foreign currency translation adjustment................     1,155     (18,722)
                                                         --------   ---------
Comprehensive loss.....................................  $(93,212)  $(149,553)
                                                         ========   =========

(9) SEGMENT AND GEOGRAPHIC DATA

    While the Company's chief decision maker monitors revenue streams of the various products and geographic locations, operations are managed and financial performance is evaluated based on the delivery of multiple, integrated services to customers over a single network. As a result, there are many shared expenses generated by the various revenue streams and management believes that any allocation of the expenses incurred to multiple revenue streams or geographic locations would be impractical and arbitrary. Management does not currently make such allocations internally.

                         VIATEL, INC. AND SUBSIDIARIES

           (INFORMATION AS OF SEPTEMBER 30, 1999 AND FOR THE PERIODS
                ENDED SEPTEMBER 30, 1998 AND 1999 IS UNAUDITED)

(9) SEGMENT AND GEOGRAPHIC DATA (CONTINUED)
    The Company groups its products and services by wholesale, retail, and capacity. The information below summarizes revenue by customer type for the nine months ended September 30, 1998 and 1999, respectively (in thousands):

                                                           FOR THE NINE MONTHS
                                                                  ENDED
                                                              SEPTEMBER 30,
                                                           -------------------
                                                             1998       1999
                                                           --------   --------
Retail...................................................  $38,885    $ 78,799
Wholesale................................................   47,248      72,405
Capacity.................................................       --      59,173
                                                           -------    --------
Consolidated.............................................  $86,133    $210,377
                                                           =======    ========

    The information below summarizes revenue by geographic area for the nine months ended September 30, 1998 and 1999, respectively (in thousands):

                                                           FOR THE NINE MONTHS
                                                                  ENDED
                                                              SEPTEMBER 30,
                                                           -------------------
                                                             1998       1999
                                                           --------   --------
Western Europe...........................................  $40,817    $152,361
North America............................................   32,721      50,581
Latin America............................................   11,237       7,332
Asia/Pacific Rim and other...............................    1,358         103
                                                           -------    --------
Consolidated.............................................  $86,133    $210,377
                                                           =======    ========

    The information below summarizes long lived assets by geographic area as of September 30, 1999 (in thousands):

                                                              SEPTEMBER 30,
                                                                  1999
                                                              -------------
Western Europe..............................................    $681,498
North America...............................................      61,873
Latin America...............................................         194
                                                                --------
Consolidated................................................    $743,565
                                                                ========

(10) COMMON STOCK

    On June 29, 1999, the Company completed an offering of 4,315,000 shares of its common stock at $47 per share. The net proceeds of the offering were approximately $192.2 million and will be used primarily to fund the further development of the network as well as for working capital and general corporate purposes.

                         VIATEL, INC. AND SUBSIDIARIES

           (INFORMATION AS OF SEPTEMBER 30, 1999 AND FOR THE PERIODS
                ENDED SEPTEMBER 30, 1998 AND 1999 IS UNAUDITED)

(10) COMMON STOCK (CONTINUED)
    At Viatel's 1999 Annual Meeting of Stockholders held on September 14, 1999 (the "1999 Annual Meeting"), Viatel's stockholders approved an amendment to Viatel's certificate of incorporation increasing the number of shares of common stock which may be issued without further stockholder approval from 50,000,000 to 150,000,000.

(11) SUBSEQUENT EVENTS

    On December 8, 1999, Viatel completed its acquisition of Destia Communications, Inc. ("Destia"). The acquisition was accomplished through a merger of a wholly-owned subsidiary of Viatel, with and into Destia. Upon consummation of the merger, Destia became a wholly-owned subsidiary of Viatel. Under the terms of the merger, Destia stockholders received 0.445 share of Viatel's common stock in exchange for each share of Destia common stock held by such stockholders at the effective time of the merger.

    Also on December 8, 1999, Viatel completed an exchange offer pursuant to which it offered $686.03 principal amount of its 11.50% senior dollar notes due 2009 and $71.24 in cash (of which $20.00 of the cash payment per $1,000 principal amount at maturity of each Destia discount note constituted a consent payment) and a concurrent consent solicitation which amended the indenture under which the Destia 11% notes were issued to eliminate substantially all of the restrictive covenants contained in such indenture. As a result of receiving 100% tender in the exchange offer, the 11.0% indenture has been eliminated. On December 8, 1999, Viatel also raised approximately $63.7 million through the sale of additional 11.50% senior notes due 2009. The purpose of this financing was to fund and secure the first three interest payments on the new issuance of 11.50% notes and to fund Viatel's cash payments in the exchange offer and consent solicitation.

                                     [LOGO]

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 145 of the General Corporations Law of the State of Delaware (the "DGCL") provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A Delaware corporation may indemnify any person under such Section in connection with a proceeding by or in the right of the corporation to procure judgment in its favor, as provided in the preceding sentence, against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action, except that no indemnification shall be made with respect thereto unless, and then only to the extent that, a court of competent jurisdiction shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper. A Delaware corporation must indemnify present or former directors and officers who are successful on the merits or otherwise in defense of any action, suit or proceeding or in defense of any claim, issue or matter in any proceeding, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation, against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith. A Delaware corporation may pay for the expenses (including attorneys' fees) incurred by an officer or director in defending a proceeding in advance of the final disposition upon receipt of an undertaking by or on behalf of such officer or director to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. Article Tenth of the Registrant's Amended and Restated Certificate of Incorporation and Article X of the Registrant's Amended and Restated Bylaws provide for indemnification of directors and officers to the fullest extent permitted by Section 145 of the DGCL.

    Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director shall not be personally liable to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) with respect to certain unlawful dividend payments or stock redemptions or repurchases or (iv) for any transaction from which the director derived an improper personal benefit. Article Ninth of the Registrant's Amended and Restated Certificate of Incorporation eliminates the liability of directors to the fullest extent permitted by Section 102(b)(7) of the DGCL.

    Section 145 of the DGCL permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other employee against any liability asserted against such person and incurred by such person in such capacity, or arising out of their status as such, whether or not the corporation would have the power to indemnify directors and officers against such liability. The Registrant has obtained officers' and directors' liability insurance of $15 million for members of its Board of Directors and executive officers. In addition, the Registrant has entered into agreements to indemnify its directors and officers from and against any Expenses (as defined in the indemnity agreement) incurred by such person in connection with investigating, defending, serving as a witness in, participating in (including on appeal) or preparing for any of the foregoing in any threatened, pending or contemplated action, suit or proceeding (including an action by or in the right of the Registrant), or any inquiry, hearing or investigation, to the fullest extent permitted by law, as such law may be amended or interpreted (but only to the extent that such amendment or interpretation provides for broader indemnification rights). The indemnity agreement contains certain provisions to ensure that the indemnitee receives the benefits contemplated by the agreement in the event of a "change in control" (as defined in the indemnity agreement) such as the establishment and funding of a trust in an amount sufficient to satisfy any and all expenses reasonably anticipated to be incurred by the indemnitee in connection with investigating, preparing for, participating in and/or defending a proceeding.

    At present, there is no pending litigation or other proceeding involving a director or officer of the Registrant as to which indemnification is being sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification by any officer or director.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (a) Exhibits:

         EXHIBIT
         NUMBER                               DESCRIPTION OF DOCUMENT
-------------------------   ------------------------------------------------------------
 2.1*                       Agreement and Plan of Merger, dated as of August 27, 1999, by and among Viatel, Inc., Viatel Acquisition Corp. and
                            Destia Communications, Inc. (incorporated herein by
                            reference to Exhibit 2.1 to Viatel, Inc.'s Registration
                            Statement on Form S-4, filed October 15, 1999, Registration
                            No. 333-89143 ("Viatel's October 1999 Form S-4")).

 3.1(i)*                    Amended and Restated Certificate of Incorporation of Viatel,
                            Inc. (incorporated herein by reference to Exhibit 3.1(i)(a)
                            to Viatel, Inc.'s Registration Statement on Form S-1,
                            Registration No. 333-09699, filed on August 7, 1996
                            ("Viatel's Form S-1")); Certificate of Designations,
                            Preferences and Rights of 10% Series A Redeemable
                            Convertible Preferred Stock, $.01 par value per share
                            (incorporated herein by reference to Exhibit 3(i)(b) to
                            Viatel, Inc.'s Registration Statement on Form S-4, filed on
                            July 10, 1998, File No. 333-58921 ("Viatel's 1998
                            Form S-4")); Certificate of Amendment to Viatel, Inc.'s
                            Amended and Restated Certificate of Incorporation
                            (incorporated herein by reference to Exhibit 4.9 to Viatel,
                            Inc.'s quarterly report on Form 10-Q for the quarter ended
                            September 30, 1998, File No. 000-21261); and Second
                            Certificate of Amendment to Viatel Inc.'s Amended and
                            Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1(i) to Viatel's October 1999
                            Form S-4).

 3.1(ii)*                   Third Amended and Restated Bylaws of Viatel, Inc.
                            (incorporated herein by reference to Exhibit 3.1(ii) to
                            Viatel's October 1999 Form S-4).

 4.1*                       Indenture, dated as of April 8, 1998, between Viatel, Inc.
                            and The Bank of New York, as Trustee, relating to Viatel,
                            Inc.'s 12.50% Senior Discount Notes Due 2008 (including form of 12.50% Senior Discount Note) (incorporated herein by
                            reference to Exhibit 4.1 to Viatel's 1998 Form S-4).

 4.2*                       Indenture, dated as of April 8, 1998, between Viatel, Inc.
                            and The Bank of New York, as Trustee, relating to Viatel,
                            Inc.'s 11.25% Senior Notes Due 2008 (including form of
                            11.25% Senior Note) (incorporated herein by reference to
                            Exhibit 4.2 to Viatel's 1998 Form S-4).

         EXHIBIT
         NUMBER                               DESCRIPTION OF DOCUMENT
-------------------------   ------------------------------------------------------------
 4.3*                       Indenture, dated as of April 8, 1998, among Viatel, Inc.,
                            The Bank of New York, as Trustee, and Deutsche Bank,
                            Aktiengesellschaft, as German Paying Agent and Co-
                            Registrar, relating to Viatel, Inc.'s 12.40% Senior Discount
                            Notes Due 2008 (including form of 12.40% Senior Discount
                            Note) (incorporated herein by reference to Exhibit 4.3 to
                            Viatel's 1998 Form S-4).

 4.4*                       Indenture, dated as of April 8, 1998, among Viatel, Inc.,
                            The Bank of New York, as Trustee, and Deutsche Bank,
                            Aktiengesellschaft, as German Paying Agent and Co-
                            Registrar, relating to Viatel, Inc.'s 11.15% Senior Notes
                            Due 2008 (including form of 11.15% Senior Note)
                            (incorporated herein by reference to Exhibit 4.4 to Viatel's
                            1998 Form S-4).

 4.5*                       Indenture, dated as of March 19, 1999, between Viatel, Inc.
                            and The Bank of New York, as Trustee, relating to Viatel,
                            Inc.'s U.S. dollar denominated 11.50% Senior Notes due 2009
                            (including form of 11.50% Senior Dollar Note) (incorporated herein by reference to Exhibit 4.9 to Viatel, Inc.'s
                            Registration Statement on Form S-3, filed on February 12,
                            1999, File No. 333-72309 ("Viatel's February 1999 Form
                            S-3")).

 4.6*                       Indenture, dated as of March 19, 1999, between Viatel, Inc.
                            and The Bank of New York, as Trustee, relating to Viatel,
                            Inc.'s Euro denominated 11.50% Senior Notes due 2009
                            (including form of 11.50% Senior Euro Note) (incorporated
                            herein by reference to Exhibit 4.10 to Viatel's
                            February 1999 Form S-3).

 4.7**                      Registration Rights Agreement, dated as of December 8, 1999, between Viatel, Inc. and Morgan Stanley & Co. Incorporated.

 4.8**                      Purchase Agreement, dated December 8, 1999, between Viatel,
                            Inc. and Morgan Stanley & Co. Incorporated.

 4.9*                       Indenture, dated as of December 8, 1999, between Viatel,
                            Inc. and The Bank of New York, as Trustee, relating to
                            Viatel, Inc.'s U.S. dollar denominated 11.50% Senior Notes due 2009 (including form of 11.50% Senior Dollar Note)
                            (incorporated herein by reference to Exhibit 4.13 to Viatel,
                            Inc.'s Current Report on Form 8-K, dated December 9, 1999,
                            File No. 000-21261).

 4.10*                      Specimen of Destia Communications, Inc.'s 13.50% Senior Note
                            due 2007 (incorporated herein by reference to Exhibit 4.4 of
                            Destia's Registration Statement on Form S-4, File No.
                            333-47711, filed on August 7, 1997 ("Destia's 1997 Form
                            S-4")).

 4.11*                      Indenture, dated as of July 1, 1997, between Destia
                            Communications, Inc. and The Bank of New York, as Trustee,
                            relating to Destia's 13.50% Senior Notes due 2007
                            (incorporated herein by reference to Exhibit 4.5 of Destia's
                            1997 Form S-4).

 5.1**                      Opinion of Kelley Drye & Warren LLP.

10.1*                       Stockholder Agreement dated as of August 27, 1999 among
                            Alfred West, AT Econ Limited Partnership, AT Econ Ltd.
                            Partnership No. 2, Viatel, Inc., Viatel Acquisition Corp.
                            and Destia Communications, Inc. (incorporated herein by
                            reference to Exhibit 10.1 to Viatel's October 1999 Form
                            S-4).

10.2*                       Stockholder Agreement dated as of August 27, 1999 among
                            Steven West, SS Econ Limited Partnership, SS Econ Ltd.
                            Partnership No. 2, Viatel, Inc., Viatel Acquisition Corp.
                            and Destia Communications, Inc. (incorporated herein by
                            reference to Exhibit 10.2 to Viatel's October 1999 Form
                            S-4).

         EXHIBIT
         NUMBER                               DESCRIPTION OF DOCUMENT
-------------------------   ------------------------------------------------------------
10.3*                       Stockholder Agreement dated as of August 27, 1999 among Gary
                            Bondi, GS Econ Limited Partnership, GS Econ Ltd. Partnership
                            No. 2, Viatel, Inc., Viatel Acquisition Corp. and Destia
                            Communications, Inc. (incorporated herein by reference to
                            Exhibit 10.3 to Viatel's October 1999 Form S-4).

10.4*                       Stockholder Agreement dated as of August 27, 1999 among
                            Princess Gate Investors II, L.P. Acorn Partnership II, L.P.,
                            PGI Investments Limited, Investor Investments AB, Marinbeach
                            United S.A., Viatel, Inc., Viatel Acquisition Corp. and
                            Destia Communications, Inc. (incorporated herein by
                            reference to Exhibit 10.4 to Viatel's October 1999 Form
                            S-4).

10.5*                       Mercury Carrier Services Agreement, dated as of March 1,
                            1994, between Viatel, Inc. and Mercury Communications
                            Limited (incorporated herein by reference to Exhibit 10.8 to
                            Viatel's 1995 Form S-4, filed on May 24, 1995 ("Viatel's
                            1995 S-4")).

10.6*                       Commercial Lease Agreement, dated as of November 1, 1993,
                            and Addendum, dated as of December 8, 1994, between Viatel,
                            Inc. and 123rd Street Partnership in connection with the
                            Company's premises located in Omaha, Nebraska (incorporated herein by reference to Exhibit 10.24 to Viatel's 1995 Form
                            S-4).

10.7*                       Facilities Management and Services Agreement, dated as of
                            August 4, 1995, between Viatel U.K. Limited and Telemedia
                            International Ltd. (incorporated herein by reference to
                            Exhibit 10.32 to Viatel's 1995 From S-4).

10.8*                       Agreement of Lease, dated August 7, 1995, between Viatel,
                            Inc. and Joseph P. Day Realty Corp. (incorporated herein by reference to Exhibit 10.33 to Viatel's 1995 Form S-4).

10.9*+                      Employment Agreement between Viatel, Inc. and Michael J.
                            Mahoney (incorporated herein by reference to Exhibit 10.12 to Viatel, Inc.'s Annual Report on Form 10-K for the year
                            ended December 31, 1997 ("Viatel's 1997 Form 10-K")).

10.10*+                     Viatel, Inc. 1999 Amended Stock Incentive Plan (incorporated herein by reference to Exhibit 10.12 to Viatel's October
                            1999 Form S-4).

10.11*+                     Employment Agreement between Viatel, Inc. and
                            Allan L. Shaw (incorporated herein by reference to Exhibit
                            10.14 to Viatel's 1997 Form 10-K).

10.12*+                     Employment Agreement between Viatel, Inc. and
                            Sheldon M. Goldman (incorporated herein by reference to
                            Exhibit 10.15 to Viatel's 1997 Form 10-K).

10.13*                      Mutual Cooperation Agreement, dated as of June 3, 1998,
                            among Viatel, Inc., Martin Varsavsky and Jazz Telecom S.A.
                            (incorporated herein by reference to Exhibit 10.16 to
                            Viatel, Inc.'s Current Report on Form 8-K, dated June 8,
                            1998, File No. 000-21261).

10.14*                      Equipment Purchase Agreement, dated June 29, 1998, between
                            Viatel, Inc. and Nortel PLC (incorporated herein by
                            reference to Exhibit 10.16 to Viatel's 1998 Form S-4).

10.15*                      Agreement of Lease, dated June 24, 1998, between 685
                            Acquisition Corp. and Viatel, Inc., as amended by a letter agreement, dated July 27, 1998 (incorporated herein by
                            reference to Exhibit 10.17 to Viatel's 1998 Form S-4).

10.16*                      Lease, dated June 23, 1998, between VC Associates and Viatel
                            New Jersey, Inc. (incorporated herein by reference to
                            Exhibit 10.18 to Viatel's 1998 Form S-4).

10.17*++                    Software License Agreement, dated October 22, 1998, between
                            Viatel, Inc. and Lucent Technologies Inc. (incorporated
                            herein by reference to Exhibit 10.19 to Viatel, Inc.'s
                            Annual Report on Form 10-K for the year ended December 31,
                            1998 ("Viatel's 1998 Form 10-K")).

         EXHIBIT
         NUMBER                               DESCRIPTION OF DOCUMENT
-------------------------   ------------------------------------------------------------
10.18*++                    Engineering, Procurement and Construction Contract, dated as of November 10, 1998, between Viatel Global Communications,
                            Inc. and Alcatel Submarine Network S.A. (incorporated herein by reference to Exhibit 10.20 to Viatel's 1998 Form 10-K).

10.19*++                    Equipment Purchase Agreement, dated December 31, 1998,
                            between Viatel, Inc. and Nortel PLC (incorporated herein by reference to Exhibit 10.21 to Viatel's 1998 Form 10-K).

10.20*++                    Project Services Agreement, dated as of January 11, 1999,
                            between Viatel, Inc. and Bechtel Limited (incorporated
                            herein by reference to Exhibit 10.22 to Viatel, Inc.'s
                            Quarterly Report on Form 10-Q for the quarter ended
                            March 31, 1999 ("Viatel's March 1999 Form 10-Q")).

10.21*++                    Development Agreement by and among Vicame Infrastructure
                            Development GMBH, Viatel German Asset GMBH, Carrier 1 Fiber
                            Network GMBH & Co. OH, Metromedia Fiber Network GMBH,
                            Viatel, Inc. and Metromedia Fiber Network, Inc., dated as of
                            February 19, 1999 (incorporated herein by reference to
                            Exhibit 10.23 to Viatel's March 1999 Form 10-Q).

10.22*                      Securityholders Agreement, dated as of November 1, 1996,
                            between Alfred West, Destia Communications, Inc. and Princes
                            Gate Investors II, L.P. (incorporated herein by reference to
                            Exhibit 4.1 of Destia's 1997 Form S-4).

10.23*                      Securities Purchase Agreement, dated as of November 1, 1996, between Destia Communications, Inc. and Princes Gate
                            Investors II, L.P. (incorporated herein by reference to
                            Exhibit 10.1 of Destia's 1997 Form S-4).

10.24*                      Note Purchase Agreement, dated as of April 24, 1997, between
                            Destia Communications, Inc. and Morgan Stanley Group Inc.
                            (incorporated herein by reference to Exhibit 4.2 of Destia's
                            1997 Form S-4).

10.25*                      Form of Note under Note Purchase Agreement (incorporated
                            herein by reference to Exhibit 4.3 of Destia's 1997 Form
                            S-4).

10.26*                      Second Amended and Restated Equipment Loan and Security
                            Agreement, dated as of January 28, 1998, between Destia
                            Communications, Inc. and NTFC Capital Corporation
                            (incorporated herein by reference to Exhibit 10.13 of
                            Destia's Registration Statement on Form S-4, Registration
                            No. 333-47711, filed on March 10, 1998 ("Destia's 1998
                            Form S-4")).

10.27*                      Stock Purchase Agreement, dated January 28, 1998, between
                            Destia Communications, Inc. and the shareholders of Voice
                            Net Corporation (incorporated herein by reference to Exhibit
                            10.17 of Destia's 1998 Form S-4).

10.28*                      Amendment, dated April 16, 1998, to Stock Purchase Agreement between Destia Communications, Inc. and the shareholders of
                            Voice Net Corporation (incorporated herein by reference to
                            Exhibit 10.7 Destia's Form 10-K for the year ended
                            December 31, 1998 ("Destia's 1998 Form 10-K")).

10.29*                      Stock Purchase Agreement, dated July 17, 1998, between
                            Destia Communications, Inc. and certain shareholders of
                            Telco Global Communications (incorporated herein by
                            reference to Exhibit 10.13 to Destia's 1998 Form 10-K).

10.30*                      Telecommunications Services Agreement between Frontier
                            Communications of the West, Inc. and Destia Communications,
                            Inc., dated November 17, 1998 (incorporated herein by
                            reference to Exhibit 10.16 of Destia's Registration
                            Statement on Form S-1, Registration No. 333-70463, filed on
                            January 29, 1999 ("Destia's Form S-1")).

         EXHIBIT
         NUMBER                               DESCRIPTION OF DOCUMENT
-------------------------   ------------------------------------------------------------
10.31*                      Modification Agreement No. 1 dated as of March 31, 1999 to the Second Amended and Restated Equipment Loan and Security
                            Agreement between Destia Communications, Inc. and NTFC
                            Capital Corporation (incorporated herein by reference to
                            Exhibit 10.19 of Destia's Form S-1).

10.32*+                     Employment Agreement, dated August 27, 1999, by and between
                            Viatel and Alfred West (incorporated herein by reference to
                            Exhibit 10.44 to Viatel's October 1999 Form S-4).

10.33*+                     Employment Agreement, dated August 27, 1999, by and between
                            Viatel and Alan Levy (incorporated herein by reference to
                            Exhibit 10.45 to Viatel's October 1999 Form S-4).

10.34*                      Viatel's Employee Stock Purchase Plan (incorporated herein by reference to Exhibit 4.9 to Viatel's Registration
                            Statement on Form S-8, Registration No. 333-92235, filed on
                            December 7, 1999).

10.35*                      Viatel's Amended and Restated 1999 Flexible Incentive Plan
                            and Amended and Restated 1996 Flexible Incentive Plan
                            (incorporated herein by reference to Exhibit 4.11 and
                            Exhibit 4.12, respectively, to Viatel's Registration
                            Statement on Form S-8, Registration No. 333-92339, filed on
                            December 8, 1999).

10.36**                     Third Amended and Restated Equipment Loan and Security
                            Agreement, dated as of November 5, 1999, between NTFC
                            Capital Corporation and Destia Communications, Inc. (to be
                            filed by amendment).

12.1**                      Calculation of Ratio of Earnings to Fixed Charges.

21.1**                      Subsidiaries of Viatel, Inc.

23.1** Consent of Kelley Drye & Warren LLP (included in their opinion filed as Exhibit 5.1).

23.2**                      Consent of KPMG LLP.

23.3**                      Consent of Arthur Andersen LLP.

24**                        Powers of Attorney (included on signature page hereto).

25.1**                      Statement of Eligibility of The Bank of New York on Form T-1
                            relating to Viatel, Inc.'s 11.50% Senior Dollar Notes due
                            2009.

99.1**                      Letter of Transmittal relating to Viatel, Inc.'s 11.50%
                            Senior Dollar Notes due 2009.

99.2**                      Notice of Guaranteed Delivery relating to Viatel, Inc.'s
                            11.50% Senior Dollar Notes due 2009.

------------------------

*   Incorporated herein by reference.

**  Filed herewith.

+   Management contract or compensatory plan or arrangement.

++  Confidential treatment granted as to certain portions of these exhibits.

(b) Supplemental Financial Statement Schedules:
        Schedule II--Valuation and Qualifying Accounts for Viatel, Inc. and Destia Communications, Inc.

    All other schedules are omitted because they are inapplicable or the requested information is shown in the consolidated financial statements or related notes.

ITEM 22. UNDERTAKINGS

    (a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price, represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, that are incorporated by reference in this Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    (c) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on this 21st day of December, 1999.

                                                       VIATEL, INC.

                                                       By:  /s/ MICHAEL J. MAHONEY
                                                            -----------------------------------------
                                                            Michael J. Mahoney
                                                            CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF
                                                            EXECUTIVE OFFICER

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Michael J. Mahoney, Allan L. Shaw and James P. Prenetta, and each of them as his true and lawful attorneys-in-fact and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, (i) any and all pre-effective and post-effective amendments to this registration statement,
(ii) any exhibits to any such pre-effective or post-effective amendments,
(iii) any and all applications and other documents in connection with any such pre-effective or post-effective amendments, and (iv) generally to do all things and perform any and all acts and things whatsoever requisite and necessary or desirable to enable the Registrant to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on December 21, 1999.

                      SIGNATURE                                     TITLE
                      ---------                                     -----
               /s/ MICHAEL J. MAHONEY                  Chairman of the Board, President
     -------------------------------------------         and Chief Executive Officer
                 Michael J. Mahoney                      (Principal Executive Officer)

                                                       Vice Chairman of the Board
     -------------------------------------------
                     Alfred West

                                                       Senior Vice President, Finance,
                  /s/ ALLAN L. SHAW                      Chief Financial Officer and
     -------------------------------------------         Director (Principal Financial
                    Allan L. Shaw                        and Accounting Officer)

                 /s/ PAUL G. PIZZANI                   Director
     -------------------------------------------
                   Paul G. Pizzani

                /s/ FRANCIS J. MOUNT                   Director
     -------------------------------------------
                  Francis J. Mount

                      SIGNATURE                                     TITLE
                      ---------                                     -----
                 /S/ JOHN G. GRAHAM                    Director
     -------------------------------------------
                   John G. Graham

               /S/ SHELDON M. GOLDMAN                  Director
     -------------------------------------------
                 Sheldon M. Goldman

                                                       Director
     -------------------------------------------
                    Alan L. Levy

                                                       Director
     -------------------------------------------
                 Edward C. Schmults

                               INDEX TO EXHIBITS

         EXHIBIT
         NUMBER                               DESCRIPTION OF DOCUMENT
-------------------------   ------------------------------------------------------------
  2.1*                      Agreement and Plan of Merger, dated as of August 27, 1999, by and among Viatel, Inc., Viatel Acquisition Corp. and
                            Destia Communications, Inc. (incorporated herein by
                            reference to Exhibit 2.1 to Viatel, Inc.'s Registration
                            Statement on Form S-4, filed October 15, 1999, Registration
                            No. 333-89143 ("Viatel's October 1999 Form S-4")).

  3.1(i)*                   Amended and Restated Certificate of Incorporation of Viatel,
                            Inc. (incorporated herein by reference to Exhibit 3.1(i)(a)
                            to Viatel, Inc.'s Registration Statement on Form S-1,
                            Registration No. 333-09699, filed on August 7, 1996
                            ("Viatel's Form S-1")); Certificate of Designations,
                            Preferences and Rights of 10% Series A Redeemable
                            Convertible Preferred Stock, $.01 par value per share
                            (incorporated herein by reference to Exhibit 3(i)(b) to
                            Viatel, Inc.'s Registration Statement on Form S-4, filed on
                            July 10, 1998, File No. 333-58921 ("Viatel's 1998
                            Form S-4")); Certificate of Amendment to Viatel, Inc.'s
                            Amended and Restated Certificate of Incorporation
                            (incorporated herein by reference to Exhibit 4.9 to Viatel,
                            Inc.'s quarterly report on Form 10-Q for the quarter ended
                            September 30, 1998, File No. 000-21261); and Second
                            Certificate of Amendment to Viatel Inc.'s Amended and
                            Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1(i) to Viatel's October 1999
                            Form S-4).

  3.1(ii)*                  Third Amended and Restated Bylaws of Viatel, Inc.
                            (incorporated herein by reference to Exhibit 3.1(ii) to
                            Viatel's October 1999 Form S-4).

  4.1*                      Indenture, dated as of April 8, 1998, between Viatel, Inc.
                            and The Bank of New York, as Trustee, relating to Viatel,
                            Inc.'s 12.50% Senior Discount Notes Due 2008 (including form of 12.50% Senior Discount Note) (incorporated herein by
                            reference to Exhibit 4.1 to Viatel's 1998 Form S-4).

  4.2*                      Indenture, dated as of April 8, 1998, between Viatel, Inc.
                            and The Bank of New York, as Trustee, relating to Viatel,
                            Inc.'s 11.25% Senior Notes Due 2008 (including form of
                            11.25% Senior Note) (incorporated herein by reference to
                            Exhibit 4.2 to Viatel's 1998 Form S-4).

  4.3*                      Indenture, dated as of April 8, 1998, among Viatel, Inc.,
                            The Bank of New York, as Trustee, and Deutsche Bank,
                            Aktiengesellschaft, as German Paying Agent and Co-
                            Registrar, relating to Viatel, Inc.'s 12.40% Senior Discount
                            Notes Due 2008 (including form of 12.40% Senior Discount
                            Note) (incorporated herein by reference to Exhibit 4.3 to
                            Viatel's 1998 Form S-4).

  4.4*                      Indenture, dated as of April 8, 1998, among Viatel, Inc.,
                            The Bank of New York, as Trustee, and Deutsche Bank,
                            Aktiengesellschaft, as German Paying Agent and Co-
                            Registrar, relating to Viatel, Inc.'s 11.15% Senior Notes
                            Due 2008 (including form of 11.15% Senior Note)
                            (incorporated herein by reference to Exhibit 4.4 to Viatel's
                            1998 Form S-4).

  4.5*                      Indenture, dated as of March 19, 1999, between Viatel, Inc.
                            and The Bank of New York, as Trustee, relating to Viatel,
                            Inc.'s U.S. dollar denominated 11.50% Senior Notes due 2009
                            (including form of 11.50% Senior Dollar Note) (incorporated herein by reference to Exhibit 4.9 to Viatel, Inc.'s
                            Registration Statement on Form S-3, filed on February 12,
                            1999, File No. 333-72309 ("Viatel's February 1999 Form
                            S-3")).

  4.6*                      Indenture, dated as of March 19, 1999, between Viatel, Inc.
                            and The Bank of New York, as Trustee, relating to Viatel,
                            Inc.'s Euro denominated 11.50% Senior Notes due 2009
                            (including form of 11.50% Senior Euro Note) (incorporated
                            herein by reference to Exhibit 4.10 to Viatel's
                            February 1999 Form S-3).

  4.7**                     Registration Rights Agreement, dated as of December 8, 1999, between Viatel, Inc. and Morgan Stanley & Co. Incorporated.

         EXHIBIT
         NUMBER                               DESCRIPTION OF DOCUMENT
-------------------------   ------------------------------------------------------------
  4.8**                     Purchase Agreement, dated December 8, 1999, between Viatel,
                            Inc. and Morgan Stanley & Co. Incorporated.

  4.9*                      Indenture, dated as of December 8, 1999, between Viatel,
                            Inc. and The Bank of New York, as Trustee, relating to
                            Viatel, Inc.'s U.S. dollar denominated 11.50% Senior Notes due 2009 (including form of 11.50% Senior Dollar Note)
                            (incorporated herein by reference to Exhibit 4.13 to Viatel,
                            Inc.'s Current Report on Form 8-K, dated December 9, 1999,
                            File No. 000-21261).

  4.10*                     Specimen of Destia Communications, Inc.'s 13.50% Senior Note
                            due 2007 (incorporated herein by reference to Exhibit 4.4 of
                            Destia's Registration Statement on Form S-4, File No.
                            333-47711, filed on August 7, 1997 ("Destia's 1997 Form
                            S-4")).

  4.11*                     Indenture, dated as of July 1, 1997, between Destia
                            Communications, Inc. and The Bank of New York, as Trustee,
                            relating to Destia's 13.50% Senior Notes due 2007
                            (incorporated herein by reference to Exhibit 4.5 of Destia's
                            1997 Form S-4).

  5.1**                     Opinion of Kelley Drye & Warren LLP.

 10.1*                      Stockholder Agreement dated as of August 27, 1999 among
                            Alfred West, AT Econ Limited Partnership, AT Econ Ltd.
                            Partnership No. 2, Viatel, Inc., Viatel Acquisition Corp.
                            and Destia Communications, Inc. (incorporated herein by
                            reference to Exhibit 10.1 to Viatel's October 1999 Form
                            S-4).

 10.2*                      Stockholder Agreement dated as of August 27, 1999 among
                            Steven West, SS Econ Limited Partnership, SS Econ Ltd.
                            Partnership No. 2, Viatel, Inc., Viatel Acquisition Corp.
                            and Destia Communications, Inc. (incorporated herein by
                            reference to Exhibit 10.2 to Viatel's October 1999 Form
                            S-4).

 10.3*                      Stockholder Agreement dated as of August 27, 1999 among Gary
                            Bondi, GS Econ Limited Partnership, GS Econ Ltd. Partnership
                            No. 2, Viatel, Inc., Viatel Acquisition Corp. and Destia
                            Communications, Inc. (incorporated herein by reference to
                            Exhibit 10.3 to Viatel's October 1999 Form S-4).

 10.4*                      Stockholder Agreement dated as of August 27, 1999 among
                            Princess Gate Investors II, L.P. Acorn Partnership II, L.P.,
                            PGI Investments Limited, Investor Investments AB, Marinbeach
                            United S.A., Viatel, Inc., Viatel Acquisition Corp. and
                            Destia Communications, Inc. (incorporated herein by
                            reference to Exhibit 10.4 to Viatel's October 1999 Form
                            S-4).

 10.5*                      Mercury Carrier Services Agreement, dated as of March 1,
                            1994, between Viatel, Inc. and Mercury Communications
                            Limited (incorporated herein by reference to Exhibit 10.8 to
                            Viatel's 1995 Form S-4, filed on May 24, 1995 ("Viatel's
                            1995 S-4")).

 10.6*                      Commercial Lease Agreement, dated as of November 1, 1993,
                            and Addendum, dated as of December 8, 1994, between Viatel,
                            Inc. and 123rd Street Partnership in connection with the
                            Company's premises located in Omaha, Nebraska (incorporated herein by reference to Exhibit 10.24 to Viatel's 1995 Form
                            S-4).

 10.7*                      Facilities Management and Services Agreement, dated as of
                            August 4, 1995, between Viatel U.K. Limited and Telemedia
                            International Ltd. (incorporated herein by reference to
                            Exhibit 10.32 to Viatel's 1995 From S-4).

 10.8*                      Agreement of Lease, dated August 7, 1995, between Viatel,
                            Inc. and Joseph P. Day Realty Corp. (incorporated herein by reference to Exhibit 10.33 to Viatel's 1995 Form S-4).

 10.9*+                     Employment Agreement between Viatel, Inc. and Michael J.
                            Mahoney (incorporated herein by reference to Exhibit 10.12 to Viatel, Inc.'s Annual Report on Form 10-K for the year
                            ended December 31, 1997 ("Viatel's 1997 Form 10-K")).

 10.10*+                    Viatel, Inc. 1999 Amended Stock Incentive Plan (incorporated herein by reference to Exhibit 10.12 to Viatel's October
                            1999 Form S-4).

         EXHIBIT
         NUMBER                               DESCRIPTION OF DOCUMENT
-------------------------   ------------------------------------------------------------
 10.11*+                    Employment Agreement between Viatel, Inc. and
                            Allan L. Shaw (incorporated herein by reference to Exhibit
                            10.14 to Viatel's 1997 Form 10-K).

 10.12*+                    Employment Agreement between Viatel, Inc. and
                            Sheldon M. Goldman (incorporated herein by reference to
                            Exhibit 10.15 to Viatel's 1997 Form 10-K).

 10.13*                     Mutual Cooperation Agreement, dated as of June 3, 1998,
                            among Viatel, Inc., Martin Varsavsky and Jazz Telecom S.A.
                            (incorporated herein by reference to Exhibit 10.16 to
                            Viatel, Inc.'s Current Report on Form 8-K, dated June 8,
                            1998, File No. 000-21261).

 10.14*                     Equipment Purchase Agreement, dated June 29, 1998, between
                            Viatel, Inc. and Nortel PLC (incorporated herein by
                            reference to Exhibit 10.16 to Viatel's 1998 Form S-4).

 10.15*                     Agreement of Lease, dated June 24, 1998, between 685
                            Acquisition Corp. and Viatel, Inc., as amended by a letter agreement, dated July 27, 1998 (incorporated herein by
                            reference to Exhibit 10.17 to Viatel's 1998 Form S-4).

 10.16*                     Lease, dated June 23, 1998, between VC Associates and Viatel
                            New Jersey, Inc. (incorporated herein by reference to
                            Exhibit 10.18 to Viatel's 1998 Form S-4).

 10.17*++                   Software License Agreement, dated October 22, 1998, between
                            Viatel, Inc. and Lucent Technologies Inc. (incorporated
                            herein by reference to Exhibit 10.19 to Viatel, Inc.'s
                            Annual Report on Form 10-K for the year ended December 31,
                            1998 ("Viatel's 1998 Form 10-K")).

 10.18*++                   Engineering, Procurement and Construction Contract, dated as of November 10, 1998, between Viatel Global Communications,
                            Inc. and Alcatel Submarine Network S.A. (incorporated herein by reference to Exhibit 10.20 to Viatel's 1998 Form 10-K).

 10.19*++                   Equipment Purchase Agreement, dated December 31, 1998,
                            between Viatel, Inc. and Nortel PLC (incorporated herein by reference to Exhibit 10.21 to Viatel's 1998 Form 10-K).

 10.20*++                   Project Services Agreement, dated as of January 11, 1999,
                            between Viatel, Inc. and Bechtel Limited (incorporated
                            herein by reference to Exhibit 10.22 to Viatel, Inc.'s
                            Quarterly Report on Form 10-Q for the quarter ended
                            March 31, 1999 ("Viatel's March 1999 Form 10-Q")).

 10.21*++                   Development Agreement by and among Vicame Infrastructure
                            Development GMBH, Viatel German Asset GMBH, Carrier 1 Fiber
                            Network GMBH & Co. OH, Metromedia Fiber Network GMBH,
                            Viatel, Inc. and Metromedia Fiber Network, Inc., dated as of
                            February 19, 1999 (incorporated herein by reference to
                            Exhibit 10.23 to Viatel's March 1999 Form 10-Q).

 10.22*                     Securityholders Agreement, dated as of November 1, 1996,
                            between Alfred West, Destia Communications, Inc. and Princes
                            Gate Investors II, L.P. (incorporated herein by reference to
                            Exhibit 4.1 of Destia's 1997 Form S-4).

 10.23*                     Securities Purchase Agreement, dated as of November 1, 1996, between Destia Communications, Inc. and Princes Gate
                            Investors II, L.P. (incorporated herein by reference to
                            Exhibit 10.1 of Destia's 1997 Form S-4).

 10.24*                     Note Purchase Agreement, dated as of April 24, 1997, between
                            Destia Communications, Inc. and Morgan Stanley Group Inc.
                            (incorporated herein by reference to Exhibit 4.2 of Destia's
                            1997 Form S-4).

 10.25*                     Form of Note under Note Purchase Agreement (incorporated
                            herein by reference to Exhibit 4.3 of Destia's 1997 Form
                            S-4).

         EXHIBIT
         NUMBER                               DESCRIPTION OF DOCUMENT
-------------------------   ------------------------------------------------------------
 10.26*                     Second Amended and Restated Equipment Loan and Security
                            Agreement, dated as of January 28, 1998, between Destia
                            Communications, Inc. and NTFC Capital Corporation
                            (incorporated herein by reference to Exhibit 10.13 of
                            Destia's Registration Statement on Form S-4, Registration
                            No. 333-47711, filed on March 10, 1998 ("Destia's 1998
                            Form S-4")).

 10.27*                     Stock Purchase Agreement, dated January 28, 1998, between
                            Destia Communications, Inc. and the shareholders of Voice
                            Net Corporation (incorporated herein by reference to Exhibit
                            10.17 of Destia's 1998 Form S-4).

 10.28*                     Amendment, dated April 16, 1998, to Stock Purchase Agreement between Destia Communications, Inc. and the shareholders of
                            Voice Net Corporation (incorporated herein by reference to
                            Exhibit 10.7 Destia's Form 10-K for the year ended
                            December 31, 1998 ("Destia's 1998 Form 10-K")).

 10.29*                     Stock Purchase Agreement, dated July 17, 1998, between
                            Destia Communications, Inc. and certain shareholders of
                            Telco Global Communications (incorporated herein by
                            reference to Exhibit 10.13 to Destia's 1998 Form 10-K).

 10.30*                     Telecommunications Services Agreement between Frontier
                            Communications of the West, Inc. and Destia Communications,
                            Inc., dated November 17, 1998 (incorporated herein by
                            reference to Exhibit 10.16 of Destia's Registration
                            Statement on Form S-1, Registration No. 333-70463, filed on
                            January 29, 1999 ("Destia's Form S-1")).

 10.31*                     Modification Agreement No. 1 dated as of March 31, 1999 to the Second Amended and Restated Equipment Loan and Security
                            Agreement between Destia Communications, Inc. and NTFC
                            Capital Corporation (incorporated herein by reference to
                            Exhibit 10.19 of Destia's Form S-1).

 10.32*+                    Employment Agreement, dated August 27, 1999, by and between
                            Viatel and Alfred West (incorporated herein by reference to
                            Exhibit 10.44 to Viatel's October 1999 Form S-4).

 10.33*+                    Employment Agreement, dated August 27, 1999, by and between
                            Viatel and Alan Levy (incorporated herein by reference to
                            Exhibit 10.45 to Viatel's October 1999 Form S-4).

 10.34*                     Viatel's Employee Stock Purchase Plan (incorporated herein by reference to Exhibit 4.9 to Viatel's Registration
                            Statement on Form S-8, Registration No. 333-92235, filed on
                            December 7, 1999).

 10.35*                     Viatel's Amended and Restated 1999 Flexible Incentive Plan
                            and Amended and Restated 1996 Flexible Incentive Plan
                            (incorporated herein by reference to Exhibit 4.11 and
                            Exhibit 4.12, respectively, to Viatel's Registration
                            Statement on Form S-8, Registration No. 333-92339, filed on
                            December 8, 1999).

 10.36**                    Third Amended and Restated Equipment Loan and Security
                            Agreement, dated as of November 5, 1999, between NTFC
                            Capital Corporation and Destia Communications, Inc. (to be
                            filed by amendement).

 12.1**                     Calculation of Ratio of Earnings to Fixed Charges.

 21.1**                     Subsidiaries of Viatel, Inc.

 23.1** Consent of Kelley Drye & Warren LLP (included in their opinion filed as Exhibit 5.1).

 23.2**                     Consent of KPMG LLP.

 23.3**                     Consent of Arthur Andersen LLP.

 24**                       Powers of Attorney (included on signature page hereto).

 25.1**                     Statement of Eligibility of The Bank of New York on Form T-1
                            relating to Viatel, Inc.'s 11.50% Senior Dollar Notes due
                            2009.

 99.1**                     Letter of Transmittal relating to Viatel, Inc.'s 11.50%
                            Senior Dollar Notes due 2009.

         EXHIBIT
         NUMBER                               DESCRIPTION OF DOCUMENT
-------------------------   ------------------------------------------------------------
 99.2**                     Notice of Guaranteed Delivery relating to Viatel, Inc.'s
                            11.50% Senior Dollar Notes due 2009.

------------------------

*   Incorporated herein by reference.

**  Filed herewith.

+   Management contract or compensatory plan or arrangement.

++  Confidential treatment granted as to certain portions of these exhibits.